Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-4

REGISTRATION STATEMENTUNDER THE SECURITIES ACT OF 1933

BLUE RIDGE REAL ESTATE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	7790	24-0854342 (Blue Ridge) )
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
	P O Box 707 Route 940 and Moseywood Road Blakeslee, Pennsylvania 18610 (570) 443-8433
(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)
Bruce Beaty President and Chief Executive Officer P O Box 707 Route 940 and Moseywood Road Blakeslee, Pennsylvania 18610 (570) 443-8433
(Name, address, including zip code, and telephone number, including area code, of agent for service)
	Copies to:
Joanne R. Soslow Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 (215) 963-5000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  □

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller Reporting Company

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

□

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

□

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed MaximumOffering PricePer Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, without par value	5,464,884(2)	N/A	$48,090,979	$6,559.61

(1)

This registration statement relates to securities of the registrant issuable to holders of common shares, without par value (“Blue Ridge common shares”) of Blue Ridge Real Estate Company, a Pennsylvania corporation (“Blue Ridge”), in the proposed merger of Big Boulder Corporation, a Pennsylvania corporation (“Big Boulder”), with and into Blue Ridge. Big Boulder common shares, without par value (“Big Boulder common shares”), are currently combined and trade as a single unit with Blue Ridge common shares pursuant to a Security Combination Agreement between Blue Ridge and Big Boulder.

(2)

Based upon the estimated maximum number of Blue Ridge common shares that may be issued pursuant to the merger, which maximum number of shares includes 2,732,442 Blue Ridge common shares outstanding on August 29, 2013 (including 282,018 treasury shares) and 2,732,442 Big Boulder common shares outstanding on August 29, 2013 (including 282,018 treasury shares).

(3)

Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f) and (c) under the Securities Act based on (i) $8.80, the average of the high and low per share prices of combined Blue Ridge common share and Big Boulder common share, without par value, stated value $0.30 per combined share (“Common Stock”) as reported on the OTC Bulletin Board on August 29, 2013, and (ii) the maximum number of shares of Blue Ridge common shares to be received by holders of Blue Ridge common shares and Big Boulder common shares pursuant to the merger, without taking into consideration the proposed 1-for-2 reverse stock split that will be effected immediately following the effective time of the proposed merger.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is subject to completion and amendment. A registration statement relating to the securities described in this joint proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction, in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION — DATED AUGUST 30, 2013

PROXY STATEMENT and PROSPECTUS

Of

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

Route 940 and Moseywood Road

Blakeslee, Pennsylvania 18610

, 2013

Dear Shareholders:

We are asking you to consider and vote upon merger and related proposals which will permit Blue Ridge Real Estate Company (“Blue Ridge”) and Big Boulder Corporation (“Big Boulder” and, together with Blue Ridge, the “Companies”) to reorganize the existing structure of the two companies.

The boards of directors of Blue Ridge and Big Boulder have approved a merger (the “merger”) pursuant to an Agreement and Plan of Merger, dated as of August 29, 2013 (the “merger agreement”), by and between Blue Ridge and Big Boulder. Under the terms of the merger agreement, Big Boulder will merge with and into Blue Ridge, with Blue Ridge as the surviving company.  The boards of directors believe that the merger is in the best interest of the shareholders because (i) business and operational changes during the last decade have eliminated the necessity of having two land holding companies with an identical shareholder base – while historically the Companies operated in different business lines, now the Companies have the same business lines and same composition of management and board of directors; and (ii) the merger will increase efficiency and reduce administrative, accounting and tax costs of maintaining two land holding companies.

In connection with the merger:

•

at the effective time of the merger, each issued and outstanding common share of Big Boulder, whether represented by a unit certificate (each of which represents a combination of an equal number of Blue Ridge common shares and Big Boulder common shares) or a standalone certificate of Big Boulder common shares, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

•

at the effective time of the merger, each issued and outstanding common share of Blue Ridge, whether represented by a unit certificate or a standalone certificate of Blue Ridge common shares, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

•

at the effective time of the merger, Blue Ridge will adopt Amended and Restated Articles of Incorporation which set forth, among other things, that the number of authorized shares of common stock of Blue Ridge increased to 6,000,000, that the shares of Blue Ridge will be uncertificated, and that immediately after the merger effective time, every two outstanding post-merger Blue Ridge common shares will be combined into and automatically become one post-merger Blue Ridge common share (the “reverse stock split”);

•

     at the effective time of the merger, Blue Ridge will adopt Amended and Restated Articles Bylaws which include, among other things, an amendment to reflect the termination of the Security Combination Agreement (the “Security Combination Agreement”) between Big Boulder and Blue Ridge dated September 20, 1966 and other requirements of Pennsylvania law; and

•

Immediately following the effective time of the merger, the reverse stock split will be effected in accordance with the Amended and Restated Articles of Incorporation.

Your approval of the merger agreement will be deemed to be an approval for each of the transactions and documents contemplated thereunder, including, without limitation, the merger, the Amended and Restated Articles of Incorporation of Blue Ridge, the Amended and Restated Bylaws of Blue Ridge, and the reverse stock split.

As a result of the merger and the reverse stock split, each shareholder of the Companies will receive one post-merger Blue Ridge common share for one combined pre-merger Blue Ridge common share and Big Boulder common share.  Upon completion of the merger, the Security Combination Agreement will be terminated.

Your equity holding in Blue Ridge post-merger will remain the same as your equity holding in the Companies before the merger, and your tax basis in Blue Ridge post-merger should remain the same as your tax basis in the Companies before the merger.

We intend for the merger to qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, holders of Blue Ridge common shares or Big Boulder common shares are not expected to recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Blue Ridge common shares or Big Boulder common shares for post-merger Blue Ridge common shares pursuant to the merger.

Special meetings of shareholders of the Companies will be held on            , 2013 for you to vote on the merger and other related proposals.  The boards of directors believe that the merger is in the best interests of the shareholders and recommends that you vote "FOR" all the proposals to be considered at the special meetings. The proposals are described in detail in the joint proxy statement and prospectus accompanying this letter, which we urge you to read in its entirety, including the section entitled "Risk Factors" beginning on page 15, before voting.

To assure that your vote on these proposals is counted, please complete, sign, date and return the enclosed proxy card promptly.

Thank you for your prompt attention to this important matter.

Sincerely,

Bruce Beaty

President and Chief Executive Officer

Blue Ridge Real Estate Company

Big Boulder Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated              , 2013 and is first being mailed to Blue Ridge shareholders and Big Boulder shareholders on or about             , 2013.

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

Route 940 and Moseywood Road

Blakeslee, Pennsylvania 18610

NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

To Be Held On            , 2013

To the Shareholders of Blue Ridge Real Estate Company and Big Boulder Corporation:

Special meetings of shareholders of Blue Ridge Real Estate Company and Big Boulder Corporation will be held at the Blue Ridge Real Estate Company corporate office located at Route 940 and Moseywood Road in Blakeslee, Pennsylvania, on             , 2013 at 9:00 A.M., local time, for the following purposes:

•

shareholders of each company to vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 29, 2013, by and between Blue Ridge and Big Boulder; and

•

shareholders of each company to vote on a proposal to approve the adjournment of the special meetings to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the first proposal listed above.

The Companies will transact no other business at the special meetings except such business as may properly be brought before the special meetings or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meetings.

The boards of directors have fixed the close of business on           , 2013 as the record date for the special meetings. Only shareholders of record at that time are entitled to receive notice of, and to vote at, the special meetings or any adjournment or postponement thereof.

If the special meetings are adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, the shareholders entitled to vote and present, in person or by proxy, at any subsequent adjournment of the special meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of approving and adopting the merger agreement.

The boards of directors have unanimously approved the merger and the merger agreement and unanimously recommends that shareholders vote “FOR” the proposal to approve and adoption of the merger agreement, and “FOR” the proposal to approve the adjournment of the special meetings, if necessary or appropriate, to permit further solicitation of proxies.

Your vote is very important. Whether or not you expect to attend the special meetings in person, to ensure your representation at the special meetings, we urge you to submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope.  Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any eligible shareholder who is present at the special meetings may vote in person, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meetings in the manner described in the accompanying document. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement and the other matters to be considered at the special meetings. We urge you to carefully read this joint proxy statement/prospectus and Appendix A in their entirety. If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies or need help voting your shares, please contact

Corporate Secretary, Blue Ridge Real Estate Company and Big Boulder Corporation, Route 940 and Moseywood Road, P.O. Box 707, Blakeslee, PA 18610, telephone (570) 443-8433.

By Order of the Boards of Directors of Blue Ridge Real Estate Company and Big Boulder Corporation,

______________________

Christine A. Liebold

Secretary

Blakeslee, Pennsylvania

              , 2013

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Blue Ridge, constitutes a prospectus of Blue Ridge under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the post-merger Blue Ridge common shares to be issued to exchange the Blue Ridge common shares and Big Boulder common shares in connection with the merger. This joint proxy statement/prospectus also constitutes a joint proxy statement for both Blue Ridge and Big Boulder under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Blue Ridge shareholders and a notice of meeting with respect to the special meeting of Big Boulder shareholders.

You should rely only on the information contained in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated            , 2013.  You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date.  Neither our mailing of this joint proxy statement/prospectus to shareholders of the Companies nor the issuance by Blue Ridge common shares pursuant to the merger will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.

All references in this joint proxy statement/prospectus to “Blue Ridge” refer to Blue Ridge Real Estate Company; all references in this joint proxy statement/prospectus to “Big Boulder” refer to Big Boulder Corporation; all references in this joint proxy statement/prospectus to “we,” “our,” “us” and the “Companies” refer to Blue Ridge and Big Boulder collectively, unless otherwise indicated or as the context requires; all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 29, 2013, by and among Blue Ridge and Big Boulder, a copy of which is included as Appendix A to this joint proxy statement/prospectus; all references to the “unit certificate” refer to the Companies’ joint unit certificate which represents a combination of an equal number of Blue Ridge common shares and one Big Boulder common shares; all references to “standalone certificates” refers to Big Boulder common shares or Blue Ridge common shares represented by standalone certificates of Big Boulder or Blue Ridge; all references to “outstanding certificates” refers to the standalone certificates and the unit certificates; and all references to “our Common Stock” refers to the pre-merger combined Blue Ridge common share and Big Boulder common share, without par value, stated value $0.30 per combined share.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the SEC, because this Joint Proxy Statement/Prospectus is being distributed in connection with a business combination transaction, all shareholders will receive paper copies of the Joint Proxy Statement/Prospectus.

In addition to the paper copies of the proxy materials that you have received, proxy cards, and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for you to review online at our website http://brreco.com/investor.asp.  The information on our website is not part of this Joint Proxy Statement/Prospectus.  References to our website in this Joint Proxy Statement/Prospectus are intended to serve as textual references only.

(continued)

Page

QUESTIONS AND ANSWERS

1

SUMMARY

5

The Companies

5

THE MERGER

7

Market Price of Our Common Stock and Dividend Information

12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

13

RISK FACTORS

15

Risks Related to Our Business and Our Industry

15

Risks Related to Our Common Stock

17

Risks Relating to the Merger

18

THE COMPANIES

19

Blue Ridge Real Estate Company

19

Big Boulder Corporation

20

Recent Developments

20

The Companies’ Strategy

21

Business Segments

22

Competition

22

Planned Real Estate Development

22

Properties

23

Legal Proceedings

24

Selected Financial Data

24

Management’s Discussion and Analysis of Financial Condition

    and Results of Operations

25

Quantitative and Qualitative Disclosures about Market Risk

36

Financial Statements and Supplementary Data

37

PROPOSALS AND THE SPECIAL MEETINGS

38

Date, Time and Place

38

Proposal No. 1 and Proposal No. 2

38

Recommendation of the Boards of Directors

38

Record Date; Shareholders Entitled to Vote

39

Voting by Directors and Executive Officers

39

Quorum

39

Required Vote

39

Voting of Proxies by Holders of Record

40

Shares Held in Street Name

40

Attending the Meeting; Voting in Person

40

Revocation of Proxies

41

Tabulation of Votes

41

(continued)

Page

Solicitation of Proxies

41

Adjournments

42

THE MERGER

43

Effects of the Merger

43

Reasons for the Merger; Recommendation of the Boards of Directors

44

Background of the Merger

45

Interests of Directors, Executive Officers and Kimco Realty Corporation in the Merger

45

Board of Directors and Management Following the Merger

46

Regulatory Requirements

55

Exchange Procedures

55

Effective Time

55

Conditions to the Merger

55

Termination

55

Structure of Blue Ridge Following the Merger

56

Dividend Policy

56

Listing

56

No Appraisal Rights

56

Accounting Treatment

56

Pro Forma Financial Information

57

Material U.S. Federal Income Tax Consequences

57

DESCRIPTION OF CAPITAL STOCK

60

Common Stock

60

Shareholder Action by Written Consent

60

Amendments to Our Bylaws

60

Certain Anti-Takeover Provisions

60

Limitation of Liability and Indemnification of Directors and Officers

61

Transfer Agent and Registrar

62

Comparison of Rights of Blue Ridge Shareholders and Big Boulder Shareholders

62

LEGAL MATTERS

63

EXPERTS

63

FUTURE SHAREHOLDER PROPOSALS

63

OTHER MATTERS PRESENTED AT THE MEETINGS

63

WHERE YOU CAN FIND MORE INFORMATION

63

INDEX TO COMBINED FINANCIAL STATEMENTS AND SCHEDULES

F-1

APPENDIX A - AGREEMENT AND PLAN OF MERGER                                                       A-1
PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS                                    II-1

QUESTIONS AND ANSWERS

The following are some questions that you, as our shareholder, may have regarding the merger and the other matters being considered at the special meetings and the answers to those questions. We urge you to carefully read the remainder of this joint proxy statement/prospectus and Appendix A in their entirety because the information in this section does not provide all of the information that might be important to you with respect to the merger and the other matters being considered at the special meetings.

Q:

Why am I receiving this joint proxy statement/prospectus?

A:

Blue Ridge and Big Boulder have entered into a merger agreement, a copy of which is included in this joint proxy statement/prospectus as Appendix A.  In order to complete the merger, our shareholders must approve and adopt the merger agreement.

We will hold separate special meetings of shareholders to obtain these approvals. You should read this joint proxy statement/prospectus and Appendix A carefully.

Q:

What will I receive in the merger?

A:

In connection with the merger:

•

at the effective time of the merger, each issued and outstanding common share of Big Boulder, whether represented by a unit certificate or a standalone certificate, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

•

at the effective time of the merger, each issued and outstanding common share of Blue Ridge, whether represented by a unit certificate or a standalone certificate, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

•

at the effective time of the merger, Blue Ridge will adopt Amended and Restated Articles of Incorporation which set forth, among other things, that the number of authorized shares of common stock of Blue Ridge increased to 6,000,000, that the shares of Blue Ridge will be uncertificated, and that immediately after the merger effective time, every two outstanding post-merger Blue Ridge common shares will be combined into and automatically become one post-merger Blue Ridge common share (the “reverse stock split”);

•

at the effective time of the merger, Blue Ridge will adopt Amended and Restated Articles Bylaws which include, among other things, an amendment to reflect the termination of the Security Combination Agreement (the “Security Combination Agreement”) between Big Boulder and Blue Ridge dated September 20, 1966 and other requirements of Pennsylvania law; and

•

Immediately following the effective time of the merger, the reverse stock split will be effected in accordance with the Amended and Restated Articles of Incorporation.

Your approval of the merger agreement will be deemed to be an approval for each of the transactions and documents contemplated thereunder, including, without limitation, the merger, the Amended and Restated Articles of Incorporation of Blue Ridge, the Amended and Restated Bylaws of Blue Ridge, and the reverse stock split.

As a result of the merger and the reverse stock split, each shareholder of the Companies will receive one post-merger Blue Ridge common share for one combined pre-merger Blue Ridge common share and Big Boulder common share.  Upon completion of the merger, the Security Combination Agreement will be terminated.

Your equity holding in Blue Ridge post-merger will remain the same as your equity holding in the Companies before the merger.

1

Q:

How do I exchange share certificates or unit certificates in the merger?

A:

The merger agreement contemplates that prior to the effective time of the merger, Blue Ridge will enter into an exchange agreement with IST Shareholder Services or such other bank or trust company that is reasonably satisfactory to Blue Ridge.  As promptly as reasonably practicable following the merger, the exchange agent will mail to each holder of record of Blue Ridge common shares and Big Boulder common shares a letter of transmittal and instructions for surrendering and exchanging such holder’s outstanding certificates or uncertificated Blue Ridge common shares or Big Boulder common shares, for uncertificated post-merger Blue Ridge common shares.

Upon surrender to the exchange agent of an outstanding certificate for cancellation, together with duly executed and completed letter of transmittal and such other documents as may be reasonably required by the exchange agent or Blue Ridge, or upon the receipt of an “agent’s message” by the exchange agent in the case of an uncertificated share, the holder of such outstanding certificates or uncertificated shares will be entitled to receive in exchange post-merger Blue Ridge common shares that is equal in number to the Blue Ridge common shares or Big Boulder common shares such holder owns before the merger.  This is because at the effective time of the merger, each holder of a combined pre-merger Blue Ridge common share and Big Boulder common share will receive two post-merger Blue Ridge common shares, which are then immediately combined into one post-merger Blue Ridge common share through the reverse stock split. The outstanding certificates or uncertificated shares representing pre-merger shares will be cancelled.  Post-merger Blue Ridge common shares will be in uncertificated book-entry form.

Q:

Should I send in my share certificates or unit certificates now?

A:

No.  As described above, after the completion of the merger, we will send you instructions for exchanging your share certificates or unit certificates.  Please do not send your outstanding certificates and uncertificated pre-merger shares with your proxy card.

Q:

What are the proposals to be voted upon during the special meetings?

A:

At the special meetings, shareholders of each company will vote on the following proposals:

•

approval and adoption of the merger agreement; and

•

approval of the adjournment of the special meetings to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the first proposal listed above.

Q:

Who can vote at the special meetings?

A:

Our shareholders at the close of business on           , 2013, the record date for the special meetings, can vote at the special meetings.  Each Blue Ridge shareholder is entitled to one vote for each Blue Ridge share he or she holds for each Blue Ridge proposal.  Each Big Boulder shareholder is entitled to one vote for each Big Boulder share he or she holds for each Big Boulder proposal.  As of the record date for the special meetings, each of Blue Ridge and Big Boulder had                    common shares outstanding.

Q:

What is a quorum? What vote is required to approve each proposal?

A:

For the special meeting of each of Blue Ridge and Big Boulder, the presence, in person or by proxy, of shareholders of the respective corporation entitled to cast at least a majority of the votes which all shareholders of the respective corporation are entitled to cast on the merger proposal will constitute a quorum. Broker non-votes will not be included in the determination of a quorum.

For each of Blue Ridge and Big Boulder, the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the votes cast by all shareholders of the respective corporation entitled to vote thereon.  Broker non-votes and abstentions will have the same effect as a vote ‘AGAINST” this proposal.

2

For each of Blue Ridge and Big Boulder, the affirmative vote of the holders of a majority of the respective corporation’s shares having voting powers, present in person or represented by proxy at the special meeting, is required to approve the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.  Broker non-votes will have no effect on the vote for this proposal; however, abstentions will have the same effect as a vote “AGAINST” this proposal.

Q:

What are the boards of directors’ recommendations for the vote?

A:

The boards of directors have unanimously adopted the merger agreement and determined that the merger agreement is in the best interests of the shareholders. Accordingly, the boards of directors unanimously recommends that the shareholders vote “FOR” the proposal to approve and adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meetings, if necessary or appropriate, to permit further solicitation of proxies.

Q:

Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A:

Yes.  You can change your vote or revoke your proxy at any time before your proxy is voted at the special meetings. You can do this by:

•

timely delivering a signed written notice of revocation;

•

timely delivering a new, valid proxy bearing a later date (including by telephone or through the internet); or

•

attending the special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person.  Simply attending the special meetings without voting will not revoke any proxy that you have previously given or change your vote.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the our Secretary no later than the beginning of the applicable special meeting.

Regardless of the method used to deliver your previous proxy, you may revoke your proxy by any of the above methods.

If you hold shares in “street name,” you must contact your broker, bank or other nominee to change your vote.

Q:

When do you expect the merger to be completed?

A:

We hope to complete the merger as soon as reasonably possible and expect the closing of the merger to occur before fiscal year end of October 31, 2013. However, the merger is subject to the satisfaction or waiver of certain conditions, and it is possible that factors outside of our control could result in the merger being completed at an earlier time, a later time or not at all. There may be a substantial amount of time between the special meetings and the completion of the merger.

Q:

Are shareholders entitled to appraisal rights?

A:

No. Neither the shareholders of Big Boulder nor the shareholders of Blue Ridge are entitled to appraisal rights in connection with the merger under Pennsylvania law or under the governing documents of either company.

3

Q:

Who can help answer my questions?

A:

If you have questions about the merger, the special meetings, or how to submit a proxy or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

Corporate Secretary

Blue Ridge Real Estate Company and

Big Boulder Corporation

Route 940 and Moseywood Road

P.O. Box 707

Blakeslee, PA 18610

Phone: (570) 443-8433

Fax:     (570) 443-8414

4

SUMMARY

This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meetings. We urge you to read the remainder of this joint proxy statement/prospectus carefully, including the attached Appendix A. See also the section entitled “Where You Can Find More Information” beginning on page 63. We have included page references in this summary to direct you to a more complete description of the topics presented below.

 The Companies

Blue Ridge Real Estate Company

Blue Ridge was incorporated in Pennsylvania in 1911 and is believed to be one of the largest owners of investment property in Northeastern Pennsylvania.  At April 30, 2013, Blue Ridge owned 13,043 total acres of land, of which 13,030 is located in the Pocono Mountains, along with 13 acres of land in various other states. Of this acreage, 7,839 acres were held for investment, 1,135 acres were held for development, 4,068 acres were held for sale and one acre was held for discontinued operations. Income is derived from these lands through leases, selective timbering by third parties, sales and other dispositions. Included in the properties owned by Blue Ridge are: the Jack Frost National Golf Course on 203 acres of land; 89 acres of land in Northeast Land Company of which 3 acres are held for investment and 86 acres of land held for development; a commercial property comprised of 2.9 acres of vacant land; a shopping center with 9.4 acres of land; four residential investment properties; two retail stores which are leased to Walgreen Company on 3.4 acres of land. All of these investment properties are more fully described in “The Companies — Properties.”

Jack Frost Mountain Company, a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in 1980 and commenced operations on June 1, 1981. It was created to lease and operate the Jack Frost Mountain Ski Area and to provide certain services to other facilities, such as the Snow Ridge resort community, and to operate recreational facilities located within the Jack Frost Mountain tract. The lease between Blue Ridge and Jack Frost Mountain Company for the Jack Frost Mountain Ski Area was terminated on November 30, 2005. On December 1, 2005, Blue Ridge entered into a 28-year lease with JFBB Ski Areas Inc., an unrelated party and an affiliate of Peak Resorts, for the lease of the Jack Frost Mountain Ski Area. JFBB Ski Areas Inc. operated the Jack Frost Mountain Ski Area and made monthly lease payments to Blue Ridge during the ski season (January to April). On December 15, 2011, Blue Ridge sold the Jack Frost Mountain Ski Area on approximately 201 acres of land to JFBB Ski Areas, Inc. Revenue generated by the lease prior to its termination is included in the Real Estate Management/Rental Operations business segment.

Northeast Land Company, a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in 1967. The primary asset of this subsidiary is 89 acres of land in northeast Pennsylvania of which 3 acres are held for investment and 86 acres are held for development. Revenue for Northeast Land Company is derived from property leases. Effective October 1, 2006, Mountain Resort Villas, an unrelated party and an affiliate of Appletree Management Group, Inc. purchased certain property management and rental management contracts from Northeast Land Company. Mountain Resort Villas leased certain buildings from the Companies for use in the operation and maintenance of Northeast Land Company’s former rental program. On September 30, 2012, Mountain Resort Villas ceased operations and terminated their leases with the Company.

BRRE Holdings, Inc., a wholly-owned subsidiary of Blue Ridge, was incorporated in Delaware in 1986. It was established for investment purposes.

Moseywood Construction Company, a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in May 2003 and commenced operations in November 2003. It was primarily focused on facilitating land development and expanding our real estate sales division. Due to the downturn in the housing market, in July 2008 we stopped accepting new construction contracts for the Stoney Run Builders and Stoney Run Realty custom home division and closed the sales office located in Stroudsburg, Pennsylvania. All of the signed contracts for custom built homes have been completed.

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Coursey Commons Shopping Center, LLC, a wholly-owned subsidiary of Blue Ridge organized in Louisiana in May 2004, owns and leases the Coursey Commons Shopping Center, which is located on 9.4 acres of land in Baton Rouge, Louisiana. Coursey Commons Shopping Center, LLC is managed by Kimco Realty Corporation.

Boulder Creek Resort Company was incorporated in Pennsylvania in December 2004. It was created to consolidate the branding and marketing of our properties in the Pocono Mountains as a single resort destination.

Jack Frost National Golf Course, Inc., a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in February 2005. It operates the Jack Frost National Golf Course, which opened in the spring of 2007 and is managed by Billy Casper Golf, LLC, an unaffiliated third party.

Flower Fields Motel, LLC, a wholly-owned subsidiary of Blue Ridge organized in Pennsylvania in September 2006, owns certain commercial property, which consists of 2.9 acres of vacant land. Flower Fields Motel, LLC is managed by Blue Ridge.

Blue Ridge WNJ, LLC, a wholly-owned subsidiary of Blue Ridge, was organized in New Jersey in May 2009 to own and lease a Walgreens Store in Toms River, New Jersey, which consists of 1.9 acres of land. Blue Ridge WNJ, LLC is managed by Blue Ridge.

Blue Ridge WMN, LLC, a wholly-owned subsidiary of Blue Ridge, was organized in Minnesota in May 2009 to own and lease a Walgreens Store in White Bear Lake, Minnesota, which consists of 1.5 acres of land. Blue Ridge WMN, LLC is managed by Blue Ridge.

As of April 30, 2013, Blue Ridge employed ten full-time and two part-time employees and Jack Frost National Golf Course, Inc. employed four part-time employees.

Big Boulder Corporation

Big Boulder was incorporated in Pennsylvania in 1949.  At April 30, 2013, Big Boulder’s primary asset was 748 acres of land, which included a 175 acre lake and the Boulder View Tavern. Of the 748 acres, 450 acres were held for investment and 298 acres were held for development. The principal source of revenue for Big Boulder is the sale of residential homes and real estate in close proximity to the Big Boulder Ski Area. On December 1, 2005, Big Boulder entered into a 28-year lease with JFBB Ski Areas, Inc., an unrelated party and affiliate of Peak Resorts, for the lease of the Big Boulder Ski Area. JFBB Ski Areas Inc. operated the Big Boulder Ski Area and made monthly lease payments to Big Boulder during the ski season (January to April). On December 15, 2011, Big Boulder sold the Big Boulder Ski Area on approximately 110 acres of land to JFBB Ski Areas, Inc. Revenue generated by the lease prior to its termination is included in the Real Estate Management/Rental Operations business segment.

Lake Mountain Company, a wholly-owned subsidiary of Big Boulder, was incorporated in Pennsylvania in 1983 and commenced operations on June 1, 1983. Lake Mountain Company currently leases the Lake Mountain Club which includes the recreational facility at Big Boulder Lake. Effective March 30, 2007, we entered into a long-term lease for the operation of this facility with Appletree Management Group. Revenue generated by this operation is now included in the Real Estate Management/Rental Operations business segment.

BBC Holdings, Inc., a wholly-owned subsidiary of Big Boulder, was incorporated in Delaware in 1986. It was established for investment purposes.

Big Boulder has no employees.

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The principal executive offices of Blue Ridge and Big Boulder are located at Route 940 and Moseywood Road, Blakeslee, Pennsylvania 18610, and their telephone number is (570) 443-8433.

 THE MERGER

A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger” beginning on page 43.

Form of the Merger (see page 43)

Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Big Boulder will merger with and into Blue Ridge, with Blue Ridge being the surviving company. After the completion of the merger, Blue Ridge may pursue an internal restructuring of certain legal entities, and such internal restructuring would be subject to, among other things, the continuing evaluation of such restructuring and the approval of Blue Ridge board of directors after the merger.

Merger Consideration (see page 43)

In connection with the merger:

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at the effective time of the merger, each issued and outstanding common share of Big Boulder, whether represented by a unit certificate or a standalone certificate, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

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at the effective time of the merger, each issued and outstanding common share of Blue Ridge, whether represented by a unit certificate or a standalone certificate, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

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at the effective time of the merger, Blue Ridge will adopt the Amended and Restated Articles of Incorporation which sets forth, among other things, that the number of authorized shares of common stock of Blue Ridge increased to 6,000,000, that the shares of Blue Ridge will be uncertificated, and that immediately after the merger effective time, the reverse stock split will be effected, upon which every two outstanding post-merger Blue Ridge common shares will be combined into and automatically become one post-merger Blue Ridge common share,;

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at the effective time of the merger, Blue Ridge will adopt the Amended and Restated Articles Bylaws which include, among other things, an amendment to reflect the termination of the Security Combination and other requirements of Pennsylvania law; and

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Immediately following the effective time of the merger, the reverse stock split will be effected in accordance with the Amended and Restated Articles of Incorporation.

Your approval of the merger agreement will be deemed to be an approval for each of the transactions and documents contemplated thereunder, including, without limitation, the merger, the Amended and Restated Articles of Incorporation of Blue Ridge, the Amended and Restated Bylaws of Blue Ridge, and the reverse stock split.

As a result of the merger and the reverse stock split, each shareholder of the Companies will receive one post-merger Blue Ridge common share for one combined pre-merger Blue Ridge common share and Big Boulder common share.  Upon completion of the merger, the Security Combination Agreement will be terminated.

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Exchange Procedures (see page 55))

The merger agreement contemplates that prior to the effective time of the merger, Blue Ridge will enter into an exchange agreement with IST Shareholder Services or such other bank or trust company that is reasonably satisfactory to Blue Ridge.  As promptly as reasonably practicable following the merger, the exchange agent will mail to each holder of record of Blue Ridge common shares and Big Boulder common shares a letter of transmittal and instructions for surrendering and exchanging such holder’s outstanding certificates or uncertificated Blue Ridge common shares or Big Boulder common shares, for uncertificated post-merger Blue Ridge common shares.

Upon surrender to the exchange agent of an outstanding certificate for cancellation, together with duly executed and completed letter of transmittal and such other documents as may be reasonably required by the exchange agent or Blue Ridge, or upon the receipt of an “agent’s message” by the exchange agent in the case of an uncertificated share, the holder of such outstanding certificates or uncertificated shares will be entitled to receive in exchange post-merger Blue Ridge common shares that is equal in number to the Blue Ridge common shares or Big Boulder common shares such holder owns before the merger.  This is because at the effective time of the merger, each holder of a combined pre-merger Blue Ridge common share and Big Boulder common share will receive two post-merger Blue Ridge common shares, which are then immediately combined into one post-merger Blue Ridge common share through the reverse stock split. The outstanding certificates or uncertificated shares representing pre-merger shares will be cancelled.  Post-merger Blue Ridge common shares will be in uncertificated book-entry form.

Material U.S. Federal Income Tax Consequences of the Merger and the Reverse Stock Split (see page 57)

Each of the merger and the Blue Ridge reverse stock split, to occur immediately after the merger, is intended to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).   Assuming the merger qualifies as a reorganization, a U.S. holder of Big Boulder or Blue Ridge common stock (whether or not held through a unit certificate) will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder’s shares of Big Boulder and Blue Ridge common stock (or unit certificates) for Blue Ridge common shares in connection with the merger.   Assuming the reverse stock split qualifies as a reorganization, a U.S. holder of Blue Ridge common stock will not recognize and gain or loss for U.S. federal income tax purposes from the reverse stock split.  The merger is conditioned on the receipt of a legal opinion from Morgan, Lewis & Bockius LLP that for U.S. federal income tax purposes each of the merger and the reverse stock split should qualify as a reorganization within the meaning of Section 368(a) of the Code.

The tax opinion regarding the merger will not address any state, local or foreign tax consequences of the merger. The opinion will be based on certain assumptions and representations as to factual matters from Blue Ridge and Big Boulder, as well as certain covenants and undertakings by Blue Ridge and Big Boulder. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated in any material respect, the validity of the conclusions reached by counsel in its opinion would be jeopardized and the tax consequences of the merger and reverse stock split could differ from those described in this joint proxy statement/prospectus. Neither Blue Ridge nor Big Boulder is currently aware of any facts or circumstances that would cause the assumptions, representations, covenants and undertakings to be incorrect, incomplete, inaccurate or violated in any material respect.

An opinion of counsel represents such counsel’s best legal judgment but is not binding on the Internal Revenue Service (the “IRS”) or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge.

For a more complete discussion of the U.S. federal income tax consequences of the merger and the reverse stock split, see “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 54.  You are urged to consult with your tax advisor as to the specific tax consequences of the merger and reverse stock split to you, including the applicability of U.S. federal, state, local, foreign and other tax laws as the U.S. federal income tax consequences described above may not apply to all holders of Blue Ridge and Big Boulder common stock (and unit certificates).

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Recommendation of the Board of Directors of the Companies (see page 44)

After careful consideration, the boards of directors of the Companies unanimously determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of the Companies and their shareholders, approved the merger and the merger agreement and recommended to the shareholders of the Companies the approval and adoption of the merger agreement. For more information regarding the factors considered by the Blue Ridge board of directors in reaching its decisions relating to its recommendations, see the section entitled “The Merger — Blue Ridge’ Reasons for the Merger; Recommendation of the Blue Ridge Board of Directors.”  The boards of directors unanimously recommends that shareholders of the Companies vote “FOR” the proposal to approve and adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meetings to a later date or dates, if necessary or appropriate to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Interests of Directors, Executive Officers and Kimco Realty Corporation in the Merger (see page 45)

Prior to the merger, four directors serve on both the Blue Ridge board of directors and the Big Boulder board of directors. After the merger, the same four directors will serve on the Blue Ridge board of directors.  In addition, our executive officers will remain the same after the merger.

It is anticipated that no payments or benefits will be triggered as a result of the merger under any employment agreements, benefit plans or any equity incentive plan.

The boards of directors were aware of these interests and considered them, among other matters, in evaluating the merger and in making its recommendations to the shareholders.

As of              , 2013,  the record date for the special meetings, none of our directors, executive officers or their affiliates owned or were entitled to vote shares of our Common Stock.

Equity holdings of Kimco Realty Corporation, which owned      % of our Common Stock as of         , 2013, will remain the same after the merger.

Board of Directors and Management Following the Merger (see page 46)

Prior to the merger, four directors, Bruce Beaty, Paul A. Biddelman, Mark Dawejko and Frederick N. Kurz, Jr. (Chairman) serve on both the Blue Ridge board of directors and the Big Boulder board of directors. After the merger, the same four directors will serve on the Blue Ridge board of directors, with Mr. Kurz as Chairman of the board of directors.

In addition, our executive officers will remain the same after the merger.  Mr. Beaty will continue to serve as President and Chief Executive Officer, Mr. Richard T. Frey will continue to serve as Vice President and Chief Operating Officer, and Ms. Cynthia A. Van Horn will continue to serve as Chief Financial Officer and Treasurer.

Regulatory Requirements (see page 54)

We are not aware of any material federal or state regulatory requirements that must be complied with or approvals that must be obtained prior to the completion of the merger.

Expected Timing of the Merger

We currently expect the closing of the merger to occur on or before October 31, 2013, our fiscal year end. However, the merger is subject to the satisfaction or waiver of other conditions as described in the merger agreement, and it is possible that factors outside of our control could result in the merger being completed at an earlier time, a later time or not at all.

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Conditions to Completion of the Merger (see page 55)

The obligations of Blue Ridge and Big Boulder to complete the merger are subject to the satisfaction of the following conditions:

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the approval and adoption of the merger agreement by the shareholders of each company;

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absence of any injunction, decree, order, statute, rule or regulation by a court or other governmental entity that makes unlawful or prohibits the consummation of the merger;

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effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose; and

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the receipt by Blue Ridge and Big Boulder of an opinion from Morgan, Lewis & Bockius LLP, dated as of the closing date of the merger, to the effect that each of the merger  and the reverse stock split should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement (see page 55)

At any time on or before the effective time of the merger, the boards of directors and shareholders of the Companies may mutually agree to terminate the merger agreement, notwithstanding approval and adoption of the merger agreement by the boards of directors and/or the shareholders.

No Appraisal Rights (see page 56)

Neither the holders of Blue Ridge common shares nor the holders of Big Boulder common shares are entitled to appraisal rights in connection with the merger in accordance with Pennsylvania law.  Neither the restated articles of incorporation of Blue Ridge or its bylaws, nor the restated certificate of incorporation of Big Boulder or its bylaws, confers such appraisal rights.

In addition, under Pennsylvania law and the Blue Ridge corporate governing instruments, Blue Ridge shareholders are not entitled to appraisal rights with respect to the proposed amendment in the proposed Blue Ridge Amended and Restated Articles of Incorporation to effect the reverse stock split.

Accounting Treatment (see page 56)

Blue Ridge prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which is referred to as GAAP. The merger will be accounted for using the acquisition method of accounting.  Blue Ridge will be treated as the acquirer for accounting purposes.  Pursuant to ASC 805, a combination between entities under common control does not constitute a business combination.  When accounting for a transfer of assets or exchanges of shares between entities under common control, the entity that receives the net assets or the equity interests will initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.  The financial statements of Blue Ridge Real Estate will report the results of operations of Big Boulder Corporation for the period in which the transfer occurs as though the transfer had occurred at the beginning of the period.  In addition, prior period financial statements will also be presented as if the entities were combined at the beginning of the period.

Pro Forma Financial Information (see page 56)

For accounting purposes, Blue Ridge will be identified as the acquirer under GAAP in connection with the merger.  Because historically Blue Ridge and Big Boulder have combined their financial statements, we believe that (i) an unaudited pro forma combined balance sheet as of April 30, 2013 assuming the merger was consummated on April 30, 2013 would be the same the Companies’ historical combined balance sheet as of April 30, 2013, (ii) an

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unaudited pro forma combined statement of operations for the year ended October 31, 2012 assuming the merger was consummated on November 1, 2011 would be the same as the Companies’ historical combined statement of operations for the year ended October 31, 2012, and (iii) an unaudited pro forma combined statement of operations for the six months ended April 30, 2013 assuming the merger was consummated on November 1, 2012 would be the same as the Companies historical combined statement of operations for the six months ended April 30, 2013.  These historical financial statements are included in this joint proxy statement/prospectus starting on page F-1.  As such, we do not believe it is necessary to separately present pro forma financial information in connection with the merger.  When considering historical financial information as pro forma financial information, you should note that such pro forma financial information is unaudited and is for illustrative purposes only.

Comparison of Shareholder Rights and Corporate Governance Matters (see page 62)

The governing corporate documents of Blue Ridge and Big Boulder are substantially the same.  At the effective time of the merger, in accordance with the merger agreement, Blue Ridge will adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  Comparing to Blue Ridge’s Restated Articles of Incorporation currently in effect, the principal amendments in the Amended and Restated Articles of Incorporation are the increase in the number of authorized shares of common stock of Blue Ridge to 6,000,000, the provision that the shares of Blue Ridge will be uncertificated, and the addition of reverse stock split provisions.  In addition, comparing to Blue Ridge’s Bylaws currently in effect, the principal amendment in the Amended and Restated Bylaws is the provision regarding termination of the Security Combination Agreement.  Other than these changes, we believe that holders of post-merger Blue Ridge common shares will otherwise have substantially the same rights as holders of Blue Ridge common shares or Big Boulder common shares.

Listing (see page 56)

After the merger, Blue Ridge common shares will continue to be quoted on the OTC Bulletin Board in the same manner as our Common Stock is quoted on the OTC Bulletin Board before the merger.

The Special Meetings (see page 38)

The special meetings of shareholders of Blue Ridge and Big Boulder will be held at the Blue Ridge Real Estate Company corporate office located at Route 940 and Moseywood Road in Blakeslee, Pennsylvania, on               , 2013, at 9:00 A.M., local time.  The special meetings are held for the following purposes

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shareholders of each company to vote on a proposal to approve and adopt the merger agreement; and

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shareholders of each company to vote on a proposal to approve the adjournment of the special meetings to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the first proposal listed above.

The Companies will transact no other business at the special meetings except such business as may properly be brought before the special meetings or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the Blue Ridge special meeting.

For the special meeting of each of Blue Ridge and Big Boulder, the presence, in person or by proxy, of shareholders of the respective corporation entitled to cast at least a majority of the votes which all shareholders of the respective corporation are entitled to cast on the merger proposal will constitute a quorum. Broker non-votes will not be included in the determination of a quorum.

For each of Blue Ridge and Big Boulder, the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the votes cast by all shareholders of the respective corporation entitled to vote thereon.  Broker non-votes and abstentions will have the same effect as a vote “AGAINST” this proposal.

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For each of Blue Ridge and Big Boulder, the affirmative vote of the holders of a majority of the respective corporation’s shares having voting powers, present in person or represented by proxy at the special meeting, is required to approve the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.  Broker non-votes will have no effect on the vote for this proposal; however, abstentions will have the same effect as a vote “AGAINST” this proposal.

 Market Price of Our Common Stock and Dividend Information

Market Price of Common Stock

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “BLRGZ.” There has been a limited and sporadic trading market for our Common Stock. Our management does not believe such limited activity constitutes an established public trading market. As of           , 2013, we had approximately        holders of record of our Common Stock. The last reported sale price of our Common Stock on August 29, 2013, as reported by the OTC Bulletin Board, was $8.80 per share.

The following table sets forth the high asked and low bid price quotations as reported on the monthly statistical reports of the National Association of Securities Dealers, Inc. for the periods indicated.  No dividends were paid on common stock in any such period.

Fiscal Year 2013	HIGH ASKED	LOW BID
First Quarter	$9.00	$7.35
Second Quarter	$8.78	$7.75
Third Quarter	$8.10	$7.25
Fourth Quarter (through August 29, 2013)	$10.25	$8.10

Fiscal Year 2012	HIGH ASKED	LOW BID
First Quarter	8.00	5.30
Second Quarter	11.62	7.00
Third Quarter	10.00	8.00
Fourth Quarter	8.01	8.00

Fiscal Year 2011	HIGH ASKED	LOW BID
First Quarter	8.05	5.00
Second Quarter	10.05	8.00
Third Quarter	9.00	5.76
Fourth Quarter	8.90	4.75

The reported quotations represent prices between dealers, do not reflect retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions.

Dividend Policy

We do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance our operations and expand our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, operating results, capital requirements, and other factors the board of directors deems relevant.  We expect that our dividend policy to remain the same after the merger.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this joint proxy statement/prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made based upon, among other things, current assumptions by management, expectations and beliefs concerning future developments and their potential effect on the Companies. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “continue” or the negative of such terms or similar expressions. All statements, other than statements of historical fact, regarding the Companies’ strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities and objectives constitute “forward-looking statements,” including but not limited to statements regarding the cost savings and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed merger; the timing of the completion of the proposed merger, the conducting of future construction in phases and the use of profits of such construction; the effect of accounting policies on significant judgments; the materiality of current legal proceedings with which the Companies’ are involved; the current and future real estate market in the Pocono Mountains; the timing and outcome of the Companies’ planned land development; contributions to the Companies’ pension plan; our issuance of options and recognition of compensation expense; commencement of new development projects; acquisitions of income producing properties; land tract sales that are to be treated as tax deferred exchanges; our review and update of our master development plan and the Companies’ anticipated cash needs.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Blue Ridge and Big Boulder and are difficult to predict. These risks and uncertainties also include those set forth under “Risk Factors,” beginning on page 15.  Certain factors are set forth below:

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Changes in market demand and/or economic conditions within the Companies’ local region and nationally, including changes in consumer confidence, volatility of mortgage interest rates and inflation;

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The status of the current and future real estate market in the Pocono Mountains;

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Borrowing costs, and the Companies’ ability to generate cash flow to pay interest and scheduled debt payments as well as the Companies’ ability to refinance such indebtedness;

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The Companies’ ability to continue to generate sufficient working capital to meet the Companies’ operating requirements;

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The Companies’ ability to obtain and maintain approvals from local, state and federal authorities on regulatory issues;

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The Companies’ ability to provide competitive pricing to sell homes;

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The Companies’ ability to achieve gross profit margins to meet operating expenses;

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Fluctuations in the price of building materials;

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The Companies’ ability to effectively manage the Companies’ business;

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The Companies’ ability to attract and retain qualified personnel in the Companies’ business;

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The Companies’ ability to negotiate leases for the future operations of our facilities;

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The Companies’ relations with the Companies’ controlling shareholder, including its continuing willingness to provide financing and other resources;

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Actions by the Companies’ competitors;

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Effects of changes in accounting policies, standards, guidelines or principles; and

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Terrorist acts, acts of war and other factors over which the Companies have little or no control.

As a result of these factors, we cannot assure you that the forward-looking statements in this joint proxy statement/prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

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We do not assume any obligation to update any forward-looking statements except as required by law.  We qualify all the forward-looking statements contained in this joint proxy statement/prospectus by the cautionary statements referenced above.

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RISK FACTORS

In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 13, you should carefully consider the following risk factors before deciding whether to vote for the proposal to approve and adopt the merger agreement.

 Risks Related to Our Business and Our Industry

We are exposed to risks associated with real estate development.

We have extensive real estate holdings near our mountain resorts and elsewhere in the United States. The value of our real property and the revenue from related development activities may be adversely affected by a number of factors, including:

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unexpected construction costs or delays;

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government regulations and changes in real estate, zoning, land use, environmental or tax laws;

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attractiveness of the properties to prospective purchasers and tenants;

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local real estate conditions (such as an oversupply of space or a reduction in demand for real estate in an area);

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competition from other available property or space;

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potential liabilities under environmental and other laws;

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our ability to obtain adequate insurance;

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interest rate levels and the availability of financing; and

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national and local economic climate.

A continued downturn in the demand for residential real estate or the increase in the supply of real estate available for sale and declining prices, could continue to adversely impact our business.

The real estate development industry is cyclical in nature and is particularly vulnerable to shifts in regional and national economic conditions. The United States housing market has suffered a dramatic downturn since July 2007.  The collapse of the housing market has contributed to the current recession in the national economy, which exerts further downward pressure on housing demand. As a result, the supply of existing homes for sale has risen nationwide. Resort vacation unit rental and ownership is a discretionary activity entailing relatively high costs, and a continued decline in the regional or national economies where we operate could adversely impact our real estate sales and revenues. Accordingly, our financial condition could be adversely affected by a continued weakening in the regional or national economy.

If the market values of our home sites, our remaining inventory of completed homes and other developed real estate assets were to drop below the book value of those properties, we would be required to write-down the book value of those properties, which would have an adverse effect on our balance sheet and our earnings.

We have owned the majority of our land for many years, having acquired most of our land in the 1960’s. Consequently, we have a very low cost basis in the majority of our land holdings. We have subdivided and developed parcels with infrastructure improvements and also constructed a golf course and clubhouse, which required significant capital expenditures. Many of these costs are capitalized as part of the book value of the land development. Adverse market conditions, in certain circumstances, may require the book value of the real estate assets to be decreased, often referred to as a “write-down” or “impairment.” A write-down of an asset would decrease the value of the asset on our balance sheet and would reduce our earnings for the period in which the write-down is recorded.  During 2011, we recorded total asset impairment costs of $70,700 which related to the write-down of two properties in Saylorsburg, Pennsylvania due to current market conditions. If market conditions were to continue to deteriorate, and the market values of our home sites, remaining homes held in inventory and other land developments were to fall below the book value of these assets, we could be required to take additional write-downs of the book value of those assets.

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If we are not able to obtain suitable financing, our business and results of operations may decline.

Our business and earnings depend substantially on our ability to obtain financing for the development of our residential communities, whether from bank borrowings, public offerings or private placements of debt or equity. Our $9,000,000 revolving credit facility has expired and our $3,100,000 on demand line of credit has been satisfied in full.  Approximately $14,468,000 of our long term debt is due and payable at various times from October 2014 through August 2031.

If we are not able to obtain suitable financing at reasonable terms or replace existing debt and credit facilities when they become due or expire, our costs for borrowings will likely increase and our revenues may decrease, or we could be precluded from continuing our operations at current levels.

Competition and market conditions relating to our real estate management operations could adversely affect our operating results.

We face competition from similar retail centers that are near our retail properties with respect to the renewal of leases and re-letting of space as leases expire. Any new competitive properties that are developed close to our existing properties also may impact our ability to lease space to creditworthy tenants. Increased competition for tenants may require us to make capital improvements to properties that we would not have otherwise planned to make or may also have a downward impact on rental prices. Any unbudgeted capital improvements could adversely affect our results of operations. Also, to the extent we are unable to renew leases or re-let space as leases expire, it would result in decreased cash flow from tenants and could adversely affect our results of operations.

Our retail properties are subject to adverse market conditions, such as population trends and changing demographics, income, sales and property tax laws, availability and costs of financing, construction costs and weather conditions that may increase energy costs, any of which could adversely affect our results of operations. If the sales of stores operating at our properties were to decline significantly due to economic conditions, the risk that our tenants will be unable to fulfill the terms of their leases or will enter into bankruptcy may increase. Economic and market conditions have a substantial impact on the performance of our anchor and other tenants and may impact the ability of our tenants to make lease payments and to renew their leases. If, as a result of such tenant difficulties, our properties do not generate sufficient income to meet our operating expenses, including debt service, our results of operations would be adversely affected.

Our business is subject to heavy environmental and land use regulation.

We are subject to a wide variety of federal, state and local laws and regulations relating to land use and development and to environmental compliance and permitting obligations, including those related to the use, storage, discharge, emission and disposal of hazardous materials. Any failure to comply with these laws could result in capital or operating expenditures or the imposition of severe penalties or restrictions on our operations that could adversely affect our present and future resort operations and real estate development. In addition, these laws and regulations could change in a manner that materially and adversely affects our ability to conduct our business or to implement desired expansions and improvements to our facilities.

We are subject to litigation in the ordinary course of business.

We are, from time to time, subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management’s attention and resources. While management believes we have adequate insurance coverage and accrued loss contingencies for all known matters, we cannot assure that the outcome of all current or future litigation will not have a material adverse effect on us.

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Implementation of existing and future legislation, rulings, standards and interpretations from the FASB or other regulatory bodies could affect the presentation of our financial statements and related disclosures.

Future regulatory requirements could significantly change our current accounting practices and disclosures. Such changes in the presentation of our financial statements and related disclosures could change the interpretation or perception of our financial position and results of operations.

If we are unable to retain our key executive personnel and hire additional personnel as required, our business and prospects for growth could suffer.

We believe that our operations and future development are dependent upon the continued services of our key executive personnel. Moreover, we believe our future success will depend in large part upon our ability to attract, retain and motivate highly skilled management employees. If one or more members of our management team or other key personnel become unable or unwilling to continue in their present positions and if additional key personnel cannot be hired as needed, our business and prospects for growth could be materially adversely affected.

The cyclical nature of the forest products industry could adversely affect our timbering operations.

Our results of operations are affected by the cyclical nature of the forest products industry. Historical prices for logs and wood products have been volatile, and we, like other participants in the forest products industry, have limited direct influence over the time and extent of price changes for logs and wood products. The demand for logs and wood products is affected primarily by the level of new residential construction activity and, to a lesser extent, repair and remodeling activity and other industrial uses. The demand for logs is also affected by the demand for wood chips in the pulp and paper markets. These activities are, in turn, subject to fluctuations due to, among other factors:

•

changes in domestic and international economic conditions;

•

interest rates;

•

population growth and changing demographics; and

•

seasonal weather cycles (e.g., dry summers, wet winters).

Decreases in the level of residential construction activity generally reduce demand for logs and wood products. This results in lower revenues, profits and cash flows in our Land Resources Management segment. In addition, industry-wide increases in the supply of logs and wood products during favorable price environments can also lead to downward pressure on prices. Timber owners generally increase production volumes for logs and wood products during favorable price environments. Such increased production, however, when coupled with even modest declines in demand for these products in general, could lead to oversupply and lower prices.

 Risks Related to Our Common Stock

We do not expect to pay dividends on our Common Stock.

Although we have previously declared and paid dividends on our Common Stock in the past, we do not anticipate declaring or paying any dividends in the foreseeable future. We plan to retain any future earnings to finance the continued expansion and development of our business. As a result, our dividend policy could depress the market price for our Common Stock.

We are effectively controlled by Kimco Realty Services, Inc., and other shareholders have little ability to influence our business.

As of August 29, 2013, Kimco Realty Services, Inc., a wholly-owned subsidiary of Kimco Realty Corporation, owned at least 1,425,154 shares, or approximately 58.2% of our outstanding voting stock. Kimco Realty Services is able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate actions, such as mergers and other business combination transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control over us unless it is supported by Kimco Realty Services. Accordingly, your ability to influence us through voting your shares is very limited.

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Mr. Frederick N. Kurz, Jr., the Chairman of our Board of Directors, is also Vice President and General Manager of Kimco Realty Corporation.

Our Common Stock is thinly traded. Our stock price may fluctuate more than the stock market as a whole.

As a result of the thin trading market for our stock, its market price may fluctuate significantly more than the stock market as a whole or the stock prices of similar companies. Of the 2,450,424 shares of our Common Stock outstanding as of August 29, 2013 (excluding 282,018 treasury shares), approximately 42% of such shares are beneficially owned by persons other than Kimco Realty Services, our controlling shareholder. Without a larger float, our Common Stock will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices for our Common Stock may be more volatile. Among other things, trading of a relatively small volume of our Common Stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger.

 Risks Relating to the Merger

The merger is subject to certain conditions. Failure to satisfy these conditions and complete the merger could have material and adverse effects on Blue Ridge and Big Boulder.

The completion of the transactions is subject to the following conditions: (i) the approval and adoption of the merger agreement by the shareholders of each company; (ii) the absence of any injunction, decree, order, statute, rule or regulation by a court or other governmental entity that makes unlawful or prohibits the consummation of the merger; (iii) the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose; and (iv) the receipt by Blue Ridge and Big Boulder of an opinion from Morgan, Lewis & Bockius LLP, dated as of the closing date of the merger, to the effect that each of the merger and the reverse stock split should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

If the merger is not completed on a timely basis, or at all, our ongoing businesses may be adversely affected and, without realizing any of the benefits of having completed the transactions, we will be subject to a number of risks, including the following:

•

Blue Ridge will be required to pay the costs relating to the transactions, such as legal, accounting, financial advisory and printing fees, whether or not the merger is completed;

•

time and resources committed by our management to matters relating to the merger could otherwise have been devoted to pursuing other beneficial opportunities;

•

the market price of our Common Stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed; and

•

we will not realize the expected cost savings.

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THE COMPANIES

 Blue Ridge Real Estate Company

Blue Ridge was incorporated in Pennsylvania in 1911 and is believed to be one of the largest owners of investment property in Northeastern Pennsylvania.  At April 30, 2013, Blue Ridge owned 13,043 total acres of land, of which 13,030 is located in the Pocono Mountains, along with 13 acres of land in various other states. Of this acreage, 7,839 acres were held for investment, 1,135 acres were held for development, 4,068 acres were held for sale and one acre was held for discontinued operations. Income is derived from these lands through leases, selective timbering by third parties, sales and other dispositions. Included in the properties owned by Blue Ridge are: the Jack Frost National Golf Course on 203 acres of land; 89 acres of land in Northeast Land Company of which 3 acres are held for investment and 86 acres of land held for development; a commercial property comprised of 2.9 acres of vacant land; a shopping center with 9.4 acres of land; four residential investment properties; two retail stores which are leased to Walgreen Company on 3.4 acres of land. All of these investment properties are more fully described in “ — Properties.”

Jack Frost Mountain Company, a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in 1980 and commenced operations on June 1, 1981. It was created to lease and operate the Jack Frost Mountain Ski Area and to provide certain services to other facilities, such as the Snow Ridge resort community, and to operate recreational facilities located within the Jack Frost Mountain tract. The lease between Blue Ridge and Jack Frost Mountain Company for the Jack Frost Mountain Ski Area was terminated on November 30, 2005. On December 1, 2005, Blue Ridge entered into a 28-year lease with JFBB Ski Areas Inc., an unrelated party and an affiliate of Peak Resorts, for the lease of the Jack Frost Mountain Ski Area. JFBB Ski Areas Inc. operated the Jack Frost Mountain Ski Area and made monthly lease payments to Blue Ridge during the ski season (January to April). On December 15, 2011, Blue Ridge sold the Jack Frost Mountain Ski Area on approximately 201 acres of land to JFBB Ski Areas, Inc. Revenue generated by the lease prior to its termination is included in the Real Estate Management/Rental Operations business segment.

Northeast Land Company, a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in 1967. The primary asset of this subsidiary is 89 acres of land in northeast Pennsylvania of which 3 acres are held for investment and 86 acres are held for development. Revenue for Northeast Land Company is derived from property leases. Effective October 1, 2006, Mountain Resort Villas, an unrelated party and an affiliate of Appletree Management Group, Inc. purchased certain property management and rental management contracts from Northeast Land Company. Mountain Resort Villas leased certain buildings from the Companies for use in the operation and maintenance of Northeast Land Company’s former rental program. On September 30, 2012, Mountain Resort Villas ceased operations and terminated their leases with the Company.

BRRE Holdings, Inc., a wholly-owned subsidiary of Blue Ridge, was incorporated in Delaware in 1986. It was established for investment purposes.

Moseywood Construction Company, a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in May 2003 and commenced operations in November 2003. It was primarily focused on facilitating land development and expanding our real estate sales division. Due to the downturn in the housing market, in July 2008 we stopped accepting new construction contracts for the Stoney Run Builders and Stoney Run Realty custom home division and closed the sales office located in Stroudsburg, Pennsylvania. All of the signed contracts for custom built homes have been completed.

Coursey Commons Shopping Center, LLC, a wholly-owned subsidiary of Blue Ridge organized in Louisiana in May 2004, owns and leases the Coursey Commons Shopping Center, which is located on 9.4 acres of land in Baton Rouge, Louisiana. Coursey Commons Shopping Center, LLC is managed by Kimco Realty Corporation.

Boulder Creek Resort Company was incorporated in Pennsylvania in December 2004. It was created to consolidate the branding and marketing of our properties in the Pocono Mountains as a single resort destination.

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Jack Frost National Golf Course, Inc., a wholly-owned subsidiary of Blue Ridge, was incorporated in Pennsylvania in February 2005. It operates the Jack Frost National Golf Course, which opened in the spring of 2007 and is managed by Billy Casper Golf, LLC, an unaffiliated third party.

Flower Fields Motel, LLC, a wholly-owned subsidiary of Blue Ridge organized in Pennsylvania in September 2006, owns certain commercial property, which consists of 2.9 acres of vacant land. Flower Fields Motel, LLC is managed by Blue Ridge.

Blue Ridge WNJ, LLC, a wholly-owned subsidiary of Blue Ridge, was organized in New Jersey in May 2009 to own and lease a Walgreens Store in Toms River, New Jersey, which consists of 1.9 acres of land. Blue Ridge WNJ, LLC is managed by Blue Ridge.

Blue Ridge WMN, LLC, a wholly-owned subsidiary of Blue Ridge, was organized in Minnesota in May 2009 to own and lease a Walgreens Store in White Bear Lake, Minnesota, which consists of 1.5 acres of land. Blue Ridge WMN, LLC is managed by Blue Ridge.

As of April 30, 2013, Blue Ridge employed ten full-time and two part-time employees and Jack Frost National Golf Course, Inc. employed four part-time employees.

 Big Boulder Corporation

Big Boulder was incorporated in Pennsylvania in 1949.  At April 30, 2013, Big Boulder’s primary asset was 748 acres of land, which included a 175 acre lake and the Boulder View Tavern. Of the 748 acres, 450 acres were held for investment and 298 acres were held for development. The principal source of revenue for Big Boulder is the sale of residential homes and real estate in close proximity to the Big Boulder Ski Area. On December 1, 2005, Big Boulder entered into a 28-year lease with JFBB Ski Areas, Inc., an unrelated party and affiliate of Peak Resorts, for the lease of the Big Boulder Ski Area. JFBB Ski Areas Inc. operated the Big Boulder Ski Area and made monthly lease payments to Big Boulder during the ski season (January to April). On December 15, 2011, Big Boulder sold the Big Boulder Ski Area on approximately 110 acres of land to JFBB Ski Areas, Inc. Revenue generated by the lease prior to its termination is included in the Real Estate Management/Rental Operations business segment.

Lake Mountain Company, a wholly-owned subsidiary of Big Boulder, was incorporated in Pennsylvania in 1983 and commenced operations on June 1, 1983. Lake Mountain Company currently leases the Lake Mountain Club which includes the recreational facility at Big Boulder Lake. Effective March 30, 2007, we entered into a long-term lease for the operation of this facility with Appletree Management Group. Revenue generated by this operation is now included in the Real Estate Management/Rental Operations business segment.

BBC Holdings, Inc., a wholly-owned subsidiary of Big Boulder, was incorporated in Delaware in 1986. It was established for investment purposes.

Big Boulder has no employees.

Blue Ridge and Big Boulder have an identical shareholder base.  Under the Security Combination Agreement and the Companies’ bylaws, shares of Blue Ridge and Big Boulder are issued in combined common share certificates, each certificate representing the same number of shares of each of Blue Ridge and Big Boulder. Shares of each company may be transferred only together with an equal number of shares in the other company.

The principal executive offices of Blue Ridge and Big Boulder are located at Route 940 and Moseywood Road, Blakeslee, Pennsylvania 18610, and their telephone number is (570) 443-8433.

Recent Developments

On June 28, 2013, pursuant to the Agreement of Sale by and between Blue Ridge and Hanson Aggregated BMC, Inc., as Assignee of The Conservation Fund, dated February 17, 2011 and subsequently amended by four amendments, Blue Ridge closed on the sale to Hanson Aggregates

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BMC, Inc. for the sale of approximately 376 acres of land located in Thornhurst Township, Lackawanna County, Pennsylvania for the aggregate purchase price of $1,600,000.

As previously disclosed, on March 21, 2013, Blue Ridge and the Pennsylvania Game Commission entered into a Land Purchase Option (the “Purchase Option”) and Addendum (the “Addendum” and together with the Purchase Option, the “PGC Agreement”) for raw land owned by Blue Ridge.  Under the PGC Agreement, Blue Ridge has agreed to sell the purchaser two tracts of land in two phases: the first phase consists of approximately 1,557 acres of land in Buck Township, Luzerne County (hereinafter referred to as“BRRE14”) and the second phase consists of approximately 2,106 acres of land in Buck and Bear Creek Townships, Luzerne County, (hereinafter referred to as “BRRE2” and together with BRRE14, “the Properties”), collectively conveying 3,663 acres of land, for an aggregate purchase price of $10,050,000.  Also pursuant to the Addendum, Blue Ridge is retaining gas and oil rights on BRRE 14 and BRRE2 from closing through June 30, 2023.

On July 31, 2013, Blue Ridge closed on the first phase of the land sale to Wildlands Conservancy, through a Cooperative Agreement with The Pennsylvania Game Commission, of approximately 1,557 acres of land located in Buck Township, Luzerne County, Pennsylvania for the purchase price of $5,000,000.  Blue Ridge and Big Boulder used a portion of the proceeds of the land sale to pay off their operating line of credit with M & T Bank, and intend to use the remaining proceeds from the sale for general corporate purposes.  The second phase of the land sale, consisting of 2,106 acres is scheduled to close between November 1, 2013 and November 15, 2013 for the purchase price of $5,050,000.

 The Companies’ Strategy

Over the past 30 years, we have developed resort residential communities adjacent to the Jack Frost Mountain and Big Boulder Ski Areas located in Lake Harmony, Kidder Township, Pennsylvania.  These communities are located in the Pocono Mountains of Pennsylvania, a popular recreation destination for local and regional visitors, especially from the New York City and Philadelphia metropolitan areas.  The scenic hills and valleys of the Pocono Mountains offer many opportunities to enjoy outdoor activities such as golfing, fishing, hunting, skiing, snowboarding and other sports.

At April 30, 2013, we owned 13,778 acres of land in Northeastern Pennsylvania along with 13 acres of land in various other states.  Of these land holdings, we designated 1,433 acres as held for development, 8,289 acres as land held for investment, 4,068 acres as held for sale and 1 acre for discontinued operations.  It is expected that all of our planned developments will either be subdivided and sold as parcels of land, or be developed into single and multi-family housing.

The real estate industry is cyclical and is subject to numerous economic factors including general business conditions, changes in interest rates, inflation and oversupply of properties.  Any sustained period of weakening business or economic conditions will impact the demand for the type of properties we intend to develop.  Management continues to monitor the progress of residential home sales within the Northeast region.  No new residential development projects will be started until the market stabilizes.

With recent changes in management and in light of the economic environment, we will continue to evaluate our strategic plan and our master development plan.  We have reviewed our land inventory, oil, gas and mineral rights and development portfolio with a view to maximize shareholder value.  As in the past, we will continue to consider opportunistic asset sales of non-core investment properties as a means of funding future operations.

For the fiscal year ending October 31, 2013 (“Fiscal 2013”), we intend to continue selective sales of land, some of which may be treated as Section 1031 tax deferred exchanges under the Code.

We also have generated revenue through the selective timbering of our land.  We rely on the advice of our forester, who is engaged on a consulting basis and who receives a commission on each stumpage contract, for the timing and selection of certain parcels for timbering.  Our forester gives significant attention to protecting the environment and maximizing the value of these parcels for future timber harvests.  We have not entered into any new timber harvest contracts for the timbering of

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our lands in order to provide ample time for the regeneration of trees.  Our forester will monitor the growth and timbering will resume when we, in consultation with our forester, deem prudent.

The Jack Frost National Golf Course is managed by Billy Casper Golf, LLC, a nationally-recognized golf course management company.  With a continued emphasis on course maintenance, along with the natural maturation of the fairways, Jack Frost National has become one of the premier golf facilities in Northeastern Pennsylvania.  Year to year financial performance has continued to improve.

 Business Segments

We currently operate in two business segments, which consist of Real Estate Management/Rental Operations and Land Resource Management. Our business segments were determined from our internal organization and management reporting, which are based primarily on differences in services we provide. Financial information about our segments can be found in Note 15 to our audited financial statements.

Real Estate Management/Rental Operations

Real Estate Management/Rental Operations consists of: investment properties leased to others located in Eastern Pennsylvania, New Jersey, Minnesota and Louisiana; recreational club activities and services to the trusts that operate resort residential communities; sales of investment properties; and rental of land and land improvements.

Land Resource Management

Land Resource Management consists of: land sales; land purchases; timbering operations; the Jack Frost National Golf Course, and a real estate development division. Timbering operations consist of selective timbering on our land holdings. Contracts are entered into for parcels that have had the timber selectively marked. We rely on the advice of our forester, who is engaged on a consulting basis and who receives a commission on each stumpage contract, for the timing and selection of certain parcels of land for timbering. Our forester gives significant attention to protecting the environment and retaining the value of these parcels for future timber harvests. The real estate development division is responsible for the residential land development activities which include overseeing the construction of single and multi-family homes and development of infrastructure.

Funds expended to date for real estate development have been primarily for infrastructure improvements and home construction in the Laurelwoods II and Boulder Lake Village communities. Construction of 22 single family homes and four duplex homes in Laurelwoods II have been completed. The construction of 18 condominium units within Building J at Boulder Lake Village on Big Boulder Lake have been completed as well. Other expenditures for our development projects in the planning phases include fees for architects, engineers, consultants, studies and permits.

 Competition

Our Real Estate Management/Rental Operations segment faces competition from similar retail centers that are near our retail properties with respect to the renewal of leases and re-letting of space as leases expire. Any new competitive properties that are developed close to our existing properties may impact our ability to lease space to creditworthy tenants. Increased competition for tenants may require us to make capital improvements to properties that we would not have otherwise planned to make or may also have a downward impact on rental prices, which could adversely affect our results of operations.

 Planned Real Estate Development

We have constructed 22 of 23 planned single family homes and eight of 44 duplex units in Phase I and Phase II of the Laurelwoods II community. In addition, we have constructed 18 of 144 planned condominium units at the Boulder Lake Village on Big Boulder Lake condominium community.

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 Of these construction projects, all of the single family homes, duplex units and 18 condominium units have been sold.

The real estate industry is cyclical and is subject to numerous economic factors including general business conditions, changes in interest rates, inflation and oversupply of properties. Any sustained period of weakening business or economic conditions will impact the demand for the type of properties we intend to develop. Management continues to monitor the progress of residential home sales within the Northeast region. No new residential development projects will be started until the market stabilizes.

For Fiscal 2013, we intend to continue selective sales of land, some of which may be treated as 1031 tax deferred exchanges under the Code.

 Properties

Blue Ridge Real Estate Company

At April 30, 2013, the properties of Blue Ridge and its subsidiaries consisted of 13,043 acres of land owned by Blue Ridge, Northeast Land Company, Coursey Commons Shopping Center, LLC, Flower Fields Motel, LLC, Blue Ridge WNJ, LLC and Blue Ridge WMN, LLC. These properties included the Jack Frost National Golf Course, a commercial property comprised of 2.9 acres of vacant land, one shopping center, four residential investment properties, a sewage treatment facility, a corporate headquarters building and other miscellaneous facilities. At  April 30, 2013, Blue Ridge also owned two retail stores leased to affiliates of Walgreen Company.

At April 30, 2013 Blue Ridge owned 12,942 acres of land in the Pocono Mountain region of Northeast Pennsylvania. The majority of this property is leased to various hunting clubs. Blue Ridge owns and leases to Jack Frost National Golf Course, Inc. an 18-hole golf facility known as Jack Frost National Golf Club, which is located on 203 acres near White Haven, Carbon County, Pennsylvania. It commenced operations on April 20, 2007 and is managed by Billy Casper Golf, LLC, an unaffiliated third party operator. Blue Ridge owns three residential investment properties, two of which are located in our resort communities. Blue Ridge owns a sewage treatment facility that serves the resort housing at the Jack Frost Mountain Ski Area. The facility has the capacity of treating up to 400,000 gallons of wastewater per day. Blue Ridge also owns The Stretch, an exclusive members-only fishing club located along a two mile stretch of the Tunkhannock Creek in Blakeslee, Pennsylvania. Blue Ridge’s corporate office building is located at the intersection of Route 940 and Mosey Wood Road in Blakeslee, Pennsylvania.

Northeast Land Company owns 89 acres of land located in the Pocono Mountains.

Coursey Commons Shopping Center, located in East Baton Rouge Parrish, Louisiana, is owned by Coursey Commons Shopping Center, LLC, a wholly-owned subsidiary of Blue Ridge. The center consists of 9.4 acres, which includes approximately 67,750 square feet of retail space. As of April 30, 2013, there were 16 tenants leasing 62,955 square feet, which represents 93% of the total square footage.

Flower Fields Motel, LLC owns approximately 2.9 acres of vacant commercial property located along Route 611 in Tannersville, Pennsylvania. The property was the former location of a motel and two cottage buildings which were demolished during the summer of 2008.

Blue Ridge WNJ, LLC owns and leases to Walgreen Eastern Co., Inc., a retail store in Toms River, New Jersey. The property consists of a free standing Walgreens store, including 1.9 acres of land, with approximately 14,820 square feet of leasable space.

Blue Ridge WMN, LLC owns and leases to Walgreen Co., Inc., a retail store located in White Bear Lake, Minnesota. The property consists of a free standing Walgreens store, including 1.5 acres of land, with approximately 14,820 square feet of leasable space.

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Big Boulder Corporation

At April 30, 2013, the properties owned by Big Boulder consisted of 748 acres located in the Pocono Mountains. The properties included a sewage treatment facility, the Boulder View Tavern and the Big Boulder Lake Mountain Club.

A sewage treatment facility was constructed by Big Boulder to serve the resort housing within the Big Boulder Ski Area tract. The facility has the capacity of treating 225,000 gallons of wastewater per day.

Big Boulder also constructed Boulder View Tavern, which consists of 8,800 square feet and is located on the eastern shore of Big Boulder Lake, Kidder Township, Carbon County, Pennsylvania. The restaurant initially commenced operations in May 1986. Effective December 1, 2008, Management entered into a lease agreement with Boulder View Tavern, Inc. an affiliate of Peak Resorts, to lease the facility for a 5 year period with two 5-year renewal options. The restaurant has dining capacity for 100 patrons.

Big Boulder also owns the Big Boulder Lake Mountain Club, which includes a 175-acre lake, swimming pool, tennis courts, boat docks and accompanying buildings. Effective March 30, 2007, Big Boulder entered into a lease agreement with Appletree Management Group, Inc. to operate the Lake Mountain Club for a period of 10 years.

 Legal Proceedings

Blue Ridge and Big Boulder are presently a party to certain lawsuits arising in the ordinary course of our business. We believe that none of our current legal proceedings will be material to our business, financial condition or results of operations.

 Selected Financial Data

You should read the following selected financial data together with our consolidated financial statements and the related notes appearing elsewhere in this report and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial data included in this report.

Blue Ridge Real Estate Company and Subsidiaries and Big Boulder Corporation and Subsidiaries Combined Summary Of Selected Financial Data
	Six Months Ended April 30,		Year Ended October 31,
	2013	2012	2012	2011	2010	2009	2008
Revenues from continuing operations	$2,111,799	$3,342,968	$7,129,708	$5,679,146	$5,414,279	$15,497,265	$9,768,741
Net loss from continuing operations	($3,501,469)	($1,004,809)	($1,214,912)	($2,587,540)	($3,815,759)	($250,859)	($1,682,876)
Net loss from continuing operations per combined share	($1.43)	($0.41)	($0.49)	($1.06)	($1.56)	($0.10)	($0.69)
Revenues from discontinued operations	$7,500	$26,915	$26,915	$509,608	$472,951	$399,401	$389,372
Net (loss) income from discontinued operations	$1,421	($2,039)	($43,722)	$112,775	$406,679	$400,105	$397,246
Net (loss) income from discontinued operations per combined share	$0.00	$0.00	($0.02)	$0.05	$0.17	$0.16	$0.16
Net (loss) income	($3,500,048)	($1,006,848)	($1,258,634)	($2,474,765)	($3,409,080)	$149,246	($1,285,630)
Net (loss) income per combined share	($1.43)	($0.41)	($0.51)	($1.01)	($1.39)	$0.06	($0.52)
Cash dividends per combined share	$0	$0	$0	$0	$0	$0	$0
Combined shares outstanding	2,450,424	2,450,424	2,450,424	2,450,424	2,450,424	2,450,424	2,450,424
Total assets	$46,226,806	$52,339,390	$50,571,492	$65,105,709	$70,257,390	$72,959,381	$79,033,616
Debt (includes discontinued operations)	$16,775,403	$16,880,416	$16,880,416	$28,123,504	$28,947,454	$26,294,719	$31,273,294
Shareholders' equity	$24,320,397	$27,820,445	$27,820,445	$29,753,937	$32,797,583	$35,831,330	$37,022,179

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Over the past 30 years, Blue Ridge and Big Boulder have developed resort residential communities adjacent to the Jack Frost Mountain and Big Boulder Ski Areas located in Lake Harmony, Kidder Township, Pennsylvania. These communities are located in the Pocono Mountains of Pennsylvania, a popular recreation destination for local and regional visitors, especially from the New York City and Philadelphia metropolitan areas. The scenic hills and valleys of the Pocono Mountains offer many opportunities to enjoy outdoor activities such as golfing, fishing, hunting, skiing, snowboarding and other sports.

At April 30, 2013, we owned 13,778 acres of land in Northeastern Pennsylvania along with 13 acres of land in various other states. Of these land holdings, we designated 1,433 acres as held for development, 8,289 acres as land held for investment, 4,068 acres as held for sale and one acre for discontinued operations. It is expected that all of our planned developments will either be subdivided and sold as parcels of land, or be developed into single and multi-family housing.

The real estate industry is cyclical and is subject to numerous economic factors including general business conditions, changes in interest rates, inflation and oversupply of properties. Any sustained period of weakening business or economic conditions will impact the demand for the type of properties we intend to develop. Management continues to monitor the progress of residential home sales within the Northeast region. No new residential development projects will be started until the market stabilizes.

With recent changes in management and in light of the economic environment, we will continue to evaluate our strategic plan and our master development plan. We have reviewed our land inventory, oil, gas and mineral rights and development portfolio with a view to maximize shareholder value. As in the past, we will continue to consider opportunistic asset sales of non-core investment properties as a means of funding future operations.

For Fiscal 2013, we intend to continue selective sales of land, some of which may be treated as Section 1031 tax deferred exchanges under the Code.

We also have generated revenue through the selective timbering of our land. We rely on the advice of our forester, who is engaged on a consulting basis and who receives a commission on each stumpage contract, for the timing and selection of certain parcels for timbering. Our forester gives significant attention to protecting the environment and maximizing the value of these parcels for future timber harvests. We have not entered into any new timber harvest contracts for the timbering of our lands in order to provide ample time for the regeneration of trees. Our forester will monitor the growth and timbering will resume when we, in consultation with our forester, deem prudent.

The Jack Frost National Golf Course is managed by Billy Casper Golf, LLC, a nationally-recognized golf course management company. With a continued emphasis on course maintenance, along with the natural maturation of the fairways, Jack Frost National has become one of the premier golf facilities in Northeastern Pennsylvania. Year to year financial performance has continued to improve.

As a result of the Companies’ focus on real estate activities, we present our balance sheet in an unclassified presentation using an alternate format in order to reflect our assets and liabilities in order of their importance.

Recent Developments

On June 28, 2013, pursuant to the Agreement of Sale by and between Blue Ridge and Hanson Aggregated BMC, Inc., as Assignee of The Conservation Fund, dated February 17, 2011 and subsequently amended by four amendments, Blue Ridge closed on the sale to Hanson Aggregates BMC, Inc. for the sale of approximately 376 acres of land located in Thornhurst Township, Lackawanna County, Pennsylvania for the aggregate purchase price of $1,600,000.

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As previously disclosed, on March 21, 2013, Blue Ridge and the Pennsylvania Game Commission entered into a Land Purchase Option (the “Purchase Option”) and Addendum (the “Addendum” and together with the Purchase Option, the “PGC Agreement”) for raw land owned by Blue Ridge.  Under the PGC Agreement, Blue Ridge has agreed to sell the purchaser two tracts of land in two phases: the first phase consists of approximately 1,557 acres of land in Buck Township, Luzerne County (hereinafter referred to as“BRRE14”) and the second phase consists of approximately 2,106 acres of land in Buck and Bear Creek Townships, Luzerne County, (hereinafter referred to as “BRRE2” and together with BRRE14, “the Properties”), collectively conveying 3,663 acres of land, for an aggregate purchase price of $10,050,000.  Also pursuant to the Addendum, Blue Ridge is retaining gas and oil rights on BRRE 14 and BRRE2 from closing through June 30, 2023.

On July 31, 2013, Blue Ridge closed on the first phase of the land sale to Wildlands Conservancy, through a Cooperative Agreement with The Pennsylvania Game Commission, of approximately 1,557 acres of land located in Buck Township, Luzerne County, Pennsylvania for the purchase price of $5,000,000.  Blue Ridge and Big Boulder used a portion of the proceeds of the land sale to pay off their operating line of credit with M & T Bank, and intend to use the remaining proceeds from the sale for general corporate purposes.  The second phase of the land sale, consisting of 2,106 acres is scheduled to close between November 1, 2013 and November 15, 2013 for the purchase price of $5,050,000.

Critical Accounting Policies and Significant Judgments and Estimates

We have identified the most critical accounting policies upon which our financial reporting depends. The critical policies and estimates were determined by considering accounting policies that involve the most complex or subjective decisions or assessments. The most critical accounting policies identified relate to deferred tax liabilities, the valuation of land development costs and long-lived assets, and revenue recognition.

Revenues are derived from a wide variety of sources, including sales of real estate, management of investment properties, home construction, property management services, timbering, golf activities, and leasing activities. Revenues are recognized as services are performed, except as noted below.

We recognize income on the disposition of real estate using the full accrual method. The full accrual method is appropriate at closing when the sales contract has been signed, the buyer has arranged permanent financing and the risks and rewards associated with ownership have been transferred to the buyer. In the few instances that the Companies finance the sale, a minimum 20% down payment is required from the buyers. The remaining financed purchase price is not subject to subordination. Down payments of less than 20% are accounted for as deposits.

The costs of developing land for resale as resort homes and the costs of constructing certain related amenities are allocated to the specific parcels to which the costs relate. Such costs, as well as the costs of construction of the resort homes, are charged to operations as sales occur. Land held for resale and resort homes under construction are stated at lower of cost or market.

Timbering revenues from stumpage contracts are recognized at the time a stumpage contract is signed. At the time a stumpage contract is signed, the risk of ownership is passed to the buyer at a fixed, determinable cost. There is no transfer of title in connection with these contracts. Reasonable assurance of collectibility is determined by the date of signing and, at that time, the obligations of the Companies’ are satisfied. Therefore, full accrual recognition at the time of contract execution is appropriate.

Deferred income consists of rents, dues and deposits on land or home sales. These rents, which are not yet earned are rents from the Companies’ commercial properties that have been paid in advance. Dues are dues paid in advance related to memberships in the Companies’ hunting and fishing clubs and golf course memberships paid. Revenues related to the hunting and fishing clubs and golf course memberships are recognized over the seasonal period that the dues cover. We recognize revenue related to the fishing club over a five month period from May through September, and the golf course over a seven month period, from April through October. Deposits are required on land and home sales.

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Management’s estimate of deferred tax assets and liabilities is primarily based on the difference between the tax basis and financial reporting basis of depreciable assets and the net investment in direct financing leases, like-kind exchanges of assets, net operating losses, stock options and accruals. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized.

Real estate development projects are stated at cost unless an impairment exists, in which case the project is written down to fair value in accordance with GAAP. We capitalize as land and land development costs, the original acquisition cost, direct construction and development costs, property taxes, interest incurred on costs related to land under development and other related costs (engineering, surveying, landscaping, etc.) until the property reaches its intended use. Because the development projects are considered as long-lived assets under GAAP, we are required to regularly review the carrying value of each of the projects and write down the value of those projects when we believe the values are not recoverable. The cost of sales for individual parcels of real estate or condominium units within a project is determined using the relative sales value method. Revenue is recognized upon signing of the applicable closing documents, at which time a binding contract is in effect, the buyer has arranged for permanent financing and the Companies are assured of payment in full. In addition, at the time of closing, the risks and rewards associated with ownership have been transferred to the buyer. Selling expenses are recorded when incurred.

Long-lived assets, namely properties, are recorded at cost. Depreciation and amortization is provided principally using the straight-line method over the estimated useful life of the asset. Upon sale or retirement of the asset, the cost and related accumulated depreciation are removed from the related accounts, and resulting gains or losses are reflected in income. We test for recoverability our long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In that event, we utilize either or both a discounted cash flow method or comparable sale pricing method to determine a fair market value. If our use of one or both of these methods indicates that the carrying value of the asset is not recoverable, an impairment loss is recognized in operating income. An impairment loss is the difference between the carrying value and the fair value of the asset less cost to sell. An impairment loss is recognized during the period in which the impairment is determined to be probable and reasonably estimable.

As part of its ongoing methodology to review the carrying value of certain of its properties, management reviewed the carrying values of the Jack Frost National Golf Course and adjacent land approved for use as a planned residential development. Based on, among other factors, trends in the local real estate market, management has determined it is likely that the carrying value of the properties has been impaired. However, management is currently unable to estimate the amount of the impairment, and is undertaking additional measures to provide such an estimate. Management anticipates that it will complete this process, and that the Company will recognize the applicable impairment loss, if any, during the quarter ended July 31, 2013.  Subsequent to the quarter ended April 30, 2013, management received an appraisal which indicated the market value of the golf course and adjacent planned residential development was greater than the carrying value, therefore, no impairment has been recognized during the quarter ended July 31, 2013.

Interest, real estate taxes, and insurance costs, including those costs associated with holding unimproved land, are normally charged to expense as incurred. Interest cost incurred during construction of facilities is capitalized as part of the cost of such facilities. Maintenance and repairs are charged to expense, and major renewals and betterments are added to property accounts.

We sponsor a defined benefit pension plan as detailed in footnote 8 to the accompanying unaudited combined financial statements. The accounting for pension costs is determined by specialized accounting and actuarial methods using numerous estimates, including discount rates, expected long-term investment returns on plan assets, employee turnover, mortality and retirement ages, and future salary increases. Changes in these key assumptions can have a significant effect on the pension plan’s impact on the Companies’ financial statements. We engage the services of an independent actuary and investment consultant to assist us in determining these assumptions and in calculating pension income. The pension plan is currently underfunded and, accordingly, the Companies have made contributions to the fund of $564,358 in the fiscal year ended October 31, 2012 (“Fiscal 2012”). The Companies expect to contribute $279,000 to the pension plan in Fiscal 2013. Future benefit accruals under the pension plan ceased as of August 31, 2010. The Companies also have a 401(k) pension plan that is available to all full time employees. Effective August 1, 2010, the Companies match 50% of employee salary deferral contributions up to 3% of their pay for each payroll period.

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The Companies recognize as compensation expense an amount equal to the grant date fair value of the stock options issued over the required service period. Compensation cost was measured using the modified prospective approach.

The fair value of each option award is estimated at the date of grant using an option pricing model. Expected volatilities are based upon historical volatilities of the Companies’ stock. The Companies use historical data to estimate option exercises and employee terminations with the valuation model. The expected term of options granted is derived from the output of the valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. There were no outstanding options at April 30, 2013 and October 31, 2012.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Results of Operations

Three and Six Months Ended April 30, 2013 versus Three and Six Months Ended April 30, 2012

Operations for the three and six months ended April 30, 2013 resulted in a net loss of $2,930,464 and $3,500,048, or $1.20 and $1.43 per combined share, respectively, compared to a net loss of $503,419 and $1,006,848, or $0.20 and $0.41 per combined share, for the three and six months ended April 30, 2012, respectively.

Revenues

Combined revenue of $991,139 and $2,111,799 for the three and six months ended April 30, 2013 represents a decrease of $743,979 and $1,231,169, or 43% and 37%, respectively, compared to the three and six months ended April 30, 2012. Real Estate Management Operations / Rental Operations revenue decreased $4,668 and increased $6,053, or (1%) and less than 1%, respectively, for the three and six months ended April 30, 2013, compared to the three and six months ended April 30, 2012. Land Resource Management revenue decreased $739,311 and $1,237,222, or (71%) and (62%), respectively for the three and six months ended April 30, 2013 compared to the three and six months ended April 30, 2012, respectively.

Real Estate Management/Rental Operations

Real Estate Management Operations / Rental Operations revenue was $1,358,930 for the six months ended April 30, 2013, compared to $1,352,877 for the six months ended April 30, 2012, which resulted in an increase of $6,053, or less than 1%. Rental revenue for the six months ended April 30, 2013 decreased to $888,015 as compared to $898,343 for the six months ended April 30, 2012, a decrease of $10,328, or (1%). This resulted from the termination of the lease for the ski areas that occurred in December 2011, as those facilities were sold.

Land Resource Management

For the six months ended April 30, 2013, Land Resource Management revenues decreased to $752,869, compared to $1,990,091 for the six months ended April 30, 2012, a decrease of $1,237,222, or (62%). There were three condominium sales in Boulder Lake Village community totaling $644,500 for the six months ended April 30, 2013, as compared to four condominium sales in Boulder Lake Village community totaling $899,000 and three duplex townhouse sales in Laurelwoods II community totaling $667,000 for the six months ended April 30, 2012, a decrease of $921,500, or (59%). For the six months ended April 30, 2013, timbering revenue was $0 as compared to $321,722 for the six months ended April 30, 2012, a decrease of $321,722 or 100%. The Jack Frost National Golf Course’s revenue for the six months ended April 30, 2013 increased to $76,369 as compared to $61,618 for the six months ended April 30, 2012, an increase of $14,751, or 24%.

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Operating Costs

Real Estate Management/Rental Operations

Operating costs associated with Real Estate Management Operations / Rental Operations for the six months ended April 30, 2013 decreased to $963,742 compared to $981,037 for the six months ended April 30, 2012, a decrease of $17,295 or (2%). This decrease was primarily the result of the sale of two commercial properties in Fiscal 2012.

Land Resource Management

Operating costs associated with Land Resource Management for the six months ended April 30, 2013 increased to $4,967,624 compared with $2,318,383 for the six months ended April 30, 2012, an increase of $2,649,241, or 114%. The decrease in cost of goods sold related to real estate development, which was $242,202 for the six months ended April 30, 2013 as compared to $856,253 for the six months ended April 30, 2012, a decrease of $614,051, or 72% and a decrease in real estate development operating expenses, which was $408,014 for the six months ended April 30, 2013 as compared to $849,810 for the six months ended April 2012, a decrease of $441,796 or 52%. These decreases were the result of three Boulder Lake Village condominium sales for the six months ended April 30, 2013 as compared to three duplex townhouse sales in the Laurelwoods II community and four Boulder Lake Village condominium sales for the six months ended April 30, 2012. Those decreases were offset by an increase in impairment expense of $3,629,300 primarily associated with the Boulder Lake Village condominium project (see footnote 10). The Jack Frost National Golf Course expenses increased by $62,758, or 13% for the six months ended April 30, 2013 as compared to the six months ended April 30, 2012 primarily due to increased payroll and related tax and benefit expense ($27,056), repairs and maintenance related to the course and clubhouse ($17,821) and increased cost of goods sold for retail and food operations ($12,177). There were no timbering contracts for the six months ended April 30, 2013 and two timbering contracts for the six months ended April 30, 2012. Consulting fees relating to these timber contracts were $0 for the six month ended April 30, 2013 compared to $30,572 for the six months ended April 30, 2012, an decrease of $30,572, which reflects there being $0 timber revenue.

General and Administration

General and Administration costs for the six months ended April 30, 2013 increased to $975,322 as compared to $969,088 for the six months ended April 30, 2012, an increase of $6,234, or 1%. This increase is primarily related to increased supplies and services.

Other Income and Expense

Interest and other income decreased to $2,286 for the six months ended April 30, 2013 compared to $2,941 for the six months ended April 30, 2012, a decrease of $655, or 22%. This was primarily due to decreased interest income. Interest expense for the six months ended April 30, 2013 decreased to $515,966 compared to $599,210 for the six months ended April 30, 2012, a decrease of $83,244, or 14%. Interest expense on our $4,600,000 term note with M&T Bank (the “Bank”) was $0 for the six months ended April 30, 2013 as compared to $14,982 for the six months ended April 30, 2012 for a decrease of $14,982, or 100%. This note was paid in full on December 15, 2011. The interest expense on our $3,100,000 available line of credit with the Bank was $57,219 for the six months ended April 30, 2013 as compared to $16,183 for the six months ended April 30, 2012 for an increase of $41,036, or greater than 100%. The Companies also had a $9,000,000 line of credit with the Bank to fund real estate development which resulted in interest expense related to the completed and unsold units at Boulder Lake Village and Woodsbluff duplexes decreasing to $0 for the six months ended April 30, 2013 as compared to $95,600 for the six months ended April 30, 2012, an decrease of $95,600 or 100%.

Discontinued Operations

Due to management’s decision to sell the two ski areas and a commercial property, as well as the transfer of one investment property to assets of discontinued operations, the results of operations for

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these four properties for the six months ended April 30, 2013 and the six months ended April 30, 2012 are being reported as discontinued operations. Future cash flows and operating results for the two ski areas, the commercial property and the investment property are no longer be reported in the Real Estate Management / Rental segment. The gain (loss) resulting from the sale of the three properties is included in discontinued operations.

The net income after taxes from discontinued operations for the Jack in the Box for the six months ended April 30, 2013 was $0 as compared to $8,851 for the six months ended April 30, 2012.

The net profit (loss) after taxes from discontinued operations for the Jack Frost Mountain and Big Boulder ski areas for the six months ended April 30, 2013 was $0 compared to $5,345 for the six months ended April 30, 2012.

The net loss after taxes from discontinued operations for the Saylorsburg, Pennsylvania investment property for the six months ended April 30, 2013 was $1,421 compared to ($5,545) for the six months ended April 30, 2012.

Fiscal Year 2012 Compared to Fiscal Year 2011

Net Income

For Fiscal 2012, we reported a net loss of ($1,258,634), or ($0.51) per combined share, as compared with a net loss of ($2,474,765), or ($1.01) per combined share for the fiscal year ended October 31, 2011 (“Fiscal 2011”).

Revenues

Combined revenue of $7,129,708 in Fiscal 2012 represents an increase of $1,450,562, or 26%, compared to $5,679,146 for Fiscal 2011. Real Estate Management Operations/Rental Operations revenue decreased $18,535, or 1%, compared to Fiscal 2011. Land Resource Management revenue increased $1,469,097, or 51%, compared to Fiscal 2011.

Real Estate Management/Rental Operations

The Real Estate Management Operations/Rental Operations revenue was $2,787,941 in Fiscal 2012 as compared to $2,806,476 in Fiscal 2011, which represented a decrease of $18,535, or 1%. This was primarily attributable to a decrease in water testing revenue of $18,970, or 40%.

Land Resource Management

Land Resource Management revenue was $4,341,767 in Fiscal 2012 as compared to $2,872,670 for Fiscal 2011, an increase of $1,469,097, or 51%. In Fiscal 2012, new homes sales consisted of nine condominiums in Boulder Lake Village development ($2,034,000) and three duplexes in the Laurelwoods II development ($667,000) totaling $2,701,000 as compared to four condominiums in the Boulder Lake Village development ($1,198,700) and two duplexes in the Laurelwoods II development ($631,615) totaling $1,830,615 in Fiscal 2011, for an increase of $870,385, or 47%. Timbering revenue in Fiscal 2012 was $318,817 as compared to $77,900 for Fiscal 2011, an increase of $240,917 or greater than 100%. Jack Frost National Golf Course revenue in Fiscal 2012 was $989,902 as compared to $798,139 for Fiscal 2011, an increase of $191,763, or 24% primarily driven by increased green fees ($101,676), cart rentals ($38,456), retail ($19,945), and food and beverage sales ($28,585).

Operating Costs

Real Estate Management/Rental Operations

Operating costs associated with Real Estate Management Operations/Rental Operations for Fiscal 2012 were $1,944,426 as compared to $1,981,324 for Fiscal 2011, which represents a decrease of $36,898, or 2%. This was primarily the result of reclassified operating expenses related to

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the Jack Frost and Big Boulder ski areas and the Jack in the Box and Maple Terrace investment properties to discontinued operations. Rental revenues also decreased as the Applebee investment property was sold in September 2011.

Land Resource Management

Operating costs associated with Land Resource Management for Fiscal 2012 were $4,670,340 compared to $4,436,374 for Fiscal 2011, an increase of $233,966, or 5%. Construction costs for Fiscal 2012 were $1,324,598 compared to $1,092,851 for Fiscal 2011, an increase of $231,747, or 21%. For Fiscal 2012, nine condominium units and three duplex units were sold as compared to four condominium units and two duplex units sold in Fiscal 2011. Operating and sales expenses decreased $138,431, or 8%. Impairments decreased $676,651, which was offset by increases in interest ($130,373), professional service fees ($121,256), commissions ($46,590), supplies and services ($105,233) and salaries with corresponding payroll taxes and benefits ($16,921). The cost of sales for land and buildings for Fiscal 2012 was $314,709 compared to $123,004 for Fiscal 2011, an increase of $191,705, or greater than 100%.

General and Administration

General and administration costs for Fiscal 2012 were $1,881,691, as compared with $1,791,381 for Fiscal 2011, which represents an increase of $90,310, or less than 1%. This increase was primarily the result of increased salaries, payroll taxes and benefits ($77,830), pension expense ($104,744) and director fees ($22,750). These increases were offset by decreases in consultants ($82,752) and professional fees ($15,919).

Other Income (Expense)

Interest and other income was $3,315 in Fiscal 2012, as compared to $11,259 in Fiscal 2011, a decrease of $7,944, or 71% relating to miscellaneous revenue administration.

Interest expense for Fiscal 2012 was $1,128,087 as compared to $1,415,031 for Fiscal 2011, a decrease of $286,944, or 20%. This decrease was primarily attributable to a decrease in interest expense associated with the companies operating lines of credit related to infrastructure costs ($185,687) and general operating expenses ($73,298). There was no capitalized interest in Fiscal 2012.

Discontinued Operations

Due to management’s decision to sell the two ski areas, two commercial properties and the transfer of one investment property to assets of discontinued operations, the results of operations for these five properties for Fiscal 2012 and 2011 are being reported as discontinued operations. Future cash flows and operating results for the two ski areas, two commercial properties and one investment property will no longer be reported in the Real Estate Management / Rental segment. The loss resulting from the sale of the two ski areas (reported as a valuation allowance), impairment expense of the investment property and the gain resulting from the sale of the Jack in the Box and the Applebee’s are no longer reported in the Land Resource Management segment.

The net income before taxes from the discontinued operations for the Applebee’s in Fiscal 2012 was $0 as compared to $84,075 (including $25,721 gain on disposal) in Fiscal 2011. The Applebee’s was purchased February 25, 2010 and sold September 30, 2011.

The net income before taxes from discontinued operations for the Jack in the Box was $12,851 (including $9,402 gain on disposal) in Fiscal 2012 versus $19,063 in Fiscal 2011. The Jack in the Box was sold on November 30, 2011.

The net loss before taxes from discontinued operations for the Jack Frost Mountain and Big Boulder ski areas was $7,328 in Fiscal 2012 compared to the net income before taxes from discontinued operations of $57,669 (including $502,000 asset valuation) in Fiscal 2011. The sale transaction on December 15, 2011 resulted in a loss; therefore an allowance of $502,000 was reported in Fiscal 2011.

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The net loss before taxes from discontinued operations for the Saylorsburg, Pennsylvania investment property was $72,245 (including $63,700 impairment expense) in Fiscal 2012 compared to a net income before taxes from discontinued operations of $8,968 in Fiscal 2011.

Fiscal Year 2011 Compared to Fiscal Year 2010

Net Income

For Fiscal 2011, we reported a net loss of ($2,474,765), or ($1.01) per combined share, as compared with a net loss of ($3,409,080), or ($1.39) per combined share for the fiscal year ended October 31, 2010 (“Fiscal 2010”).

Revenues

Combined revenue of $5,679,146 in Fiscal 2011 represents an increase of $264,867, or 5%, compared to $5,414,279 for Fiscal 2010. Real Estate Management Operations/Rental Operations revenue decreased $50,790, or 2%, compared to Fiscal 2010. Land Resource Management revenue increased $315,657, or 12%, compared to Fiscal 2010.

Real Estate Management/Rental Operations

The Real Estate Management Operations/Rental Operations revenue was $2,806,476 in Fiscal 2011 as compared to $2,857,266 in Fiscal 2010, which represented a decrease of $50,790, or 2%. This was primarily attributable to a decrease in new home construction revenue resulting from management’s decision to stop accepting new home construction contracts as of July 1, 2008. For Fiscal 2011 and 2010, there were no new homes under construction.

Land Resource Management

Land Resource Management revenue was $2,872,670 in Fiscal 2011 as compared to $2,557,013 for Fiscal 2010, an increase of $315,657, or 12%. In Fiscal 2011, new homes sales totaling $1,830,315 consisted of four condominiums in Boulder Lake Village development ($1,198,700) and two duplexes in the Laurelwoods II development ($631,615) as compared to one condominium in the Boulder Lake Village development ($320,000) and three single family residences ($873,575) in the Laurelwoods II development totaling $1,193,575 in Fiscal 2010, for an increase of $636,740, or 53%. These increases were offset by the sale of two land sales totaling $159,500, as compared to four land sales in Fiscal 2010 totaling $336,750, a decrease of $177,250, or greater than 100%.

Operating Costs

Real Estate Management/Rental Operations

Operating costs associated with Real Estate Management Operations/Rental Operations for Fiscal 2011 were $1,981,324 as compared to $2,122,585 for Fiscal 2010, which represents a decrease of $141,261 or 7%. For Fiscal 2011, construction costs of $250 and operating expenses of $0 for residual work on existing residential housing units as compared to Fiscal 2010 construction costs of $77,428 and operating expenses of $113,134 for residual work on existing residential housing units, a decrease of $190,312, or 100%. This was primarily attributable to a decrease in new home construction resulting from management’s decision to stop accepting new home construction contracts as of July 1, 2008. For Fiscal 2011 and 2010, there were no additional homes under construction. All outstanding construction contracts have been completed. This was offset by increased operating expenses for real estate taxes ($57,815), repairs and maintenance ($12,026), insurance ($7,872) and supplies ($5,408) relating to the land leased to various hunting clubs and the Stretch fishing club.

Land Resource Management

Operating costs associated with Land Resource Management for Fiscal 2011 were $4,436,374 compared to $5,612,485 for Fiscal 2010, a decrease of $1,176,111, or 21%. Construction costs for

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Fiscal 2011 were $1,092,851 compared to $842,313 for Fiscal 2010, an increase of $250,358, or 30%. For Fiscal 2011, two duplex units and four condominium units were sold as compared to three single family residential units and one condominium unit sold in Fiscal 2010.

Correspondingly, the operating and sales expenses also increased $1,078,346, or greater than 100%. These operating and sales expenses primarily related to impairments ($676,651), interest ($110,891), closing costs ($60,112), commissions ($31,506) and salaries with corresponding payroll taxes and benefits ($51,323). The cost of sales for land and buildings for Fiscal 2011 was $123,004 compared to $241,639 for Fiscal 2010, a decrease of $118,635, or 49%. This decrease was offset by an asset impairment of $73,000 related to unimproved land reflected in Fiscal 2010 and $0 in Fiscal 2011.

General and Administration

General and administration costs for Fiscal 2011 were $1,791,381, as compared with $2,438,220 for Fiscal 2010, which represents a decrease of $646,839, or 27%. This decrease was primarily the result of decreased salaries, payroll taxes and benefits ($150,660), pension expense ($278,641), due to the defined benefit plan being frozen as of August 31, 2010 resulting in reduced contributions, professional fees ($75,154), consultants ($69,430) and closing costs ($24,686).

Other Income (Expense)

Interest and other income was $11,259 in Fiscal 2011, as compared to $21,591 in Fiscal 2010, a decrease of $10,332, or 48% relating to miscellaneous revenue administration.

Interest expense for Fiscal 2011 was $1,415,031 as compared to $1,261,339 for Fiscal 2010, an increase of $153,692, or 12%. This increase was primarily attributable to a $174,360 increase in interest expense associated with the companies operating lines of credit related to infrastructure costs and general operating expenses and a decrease in capitalized interest due to the units being completed. These increases were offset by an $11,841 reduction in interest expense relating to four completed units in the Laurelwoods II community.

Discontinued Operations

Due to management’s decision to sell the two ski areas, two commercial properties and the transfer of one investment property to assets of discontinued operations, the results of operations for these five properties for Fiscal 2011 and 2010 are being reported as discontinued operations. Future cash flows and operating results for the two ski areas, two commercial properties and one investment property will no longer be reported in the Real Estate Management / Rental segment. Both the loss resulting from the sale of the two ski areas (reported as a valuation allowance), and the gain resulting from the sale of the Jack in the Box and the Applebee’s are no longer reported in the Land Resource Management segment.

The net income before taxes from the discontinued operations for the Applebee’s in Fiscal 2011 was $84,075 (including $25,721 gain on disposal) as compared to $41,591 in Fiscal 2010. The increase of $42,484 includes the gain on the sale of the property and two additional months of operation. The Applebee’s was purchased February 25, 2010 and sold September 30, 2011.

The net income before taxes from discontinued operations for the Jack in the Box was $19,063 in Fiscal 2011 versus $10,326 in Fiscal 2010. The increase of $8,737 is primarily due to reduced depreciation expense as the asset was reclassified to “Long-lived assets held for sale” in October 2011.

The net income before taxes from discontinued operations for the Jack Frost Mountain and Big Boulder ski areas was $57,669 in Fiscal 2011 compared to $553,521 in Fiscal 2010. The decrease of $495,852 is primarily due to a valuation allowance of $502,000 recorded in Fiscal 2011. The sale transaction on December 15, 2011 resulted in a loss; therefore an allowance was reported in Fiscal 2011.

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The net income before taxes from discontinued operations for the Saylorsburg, Pennsylvania investment property was $8,968 in Fiscal 2011 compared to $11,241 in Fiscal 2010.

Liquidity and Capital Resources

Cash Flows for the three and six months ended April 30, 2013 and 2012

As reflected in the Combined Statements of Cash Flows, net cash provided by operating activities was $115,429 for the six months ended April 30, 2013 versus $684,568 for the six months ended April 30, 2012. The decrease in net cash provided by operating activities for the six months ended April 30, 2013 is primarily attributable to decreased sales in land and real estate development.

There were no material non-recurring cash items for the six months ended April 30, 2013. For the six months ended April 30, 2012 material non-recurring cash items include the sales of Jack Frost Mountain Ski Area for $5,650,000, Big Boulder Ski Area for $3,350,000 and the Jack in the Box for $1,911,419.

On November 30, 2011, the Companies sold the Jack in the Box located in Wallisville, Texas. A portion of the proceeds from the sale were used to pay off the Deed of Trust and Security Agreement and Real Estate Lien Note held by Barbers Hill Bank in the amount of $1,009,002, which encumbered the property.

On December 15, 2011, the Companies paid the balance outstanding on a Loan Agreement and Term Note (the “Note”) with the Bank in the amount of $4,600,000. The Companies utilized a portion of the proceeds from the sale of the Jack Frost Mountain and the Big Boulder ski areas to pay the balance of the Note.

The Companies had a $9,000,000 line of credit with the Bank to fund real estate development with a construction sublimit of $4,400,000 and site development sublimit of $4,600,000. The Companies utilized a portion of the proceeds from the sale of nine Boulder Lake Village condominium units, three Laurelwoods II duplex units and the sale of the ski areas to repay $2,585,167 and $2,917,521 on the Construction and Site Development sublimits, respectively, during Fiscal 2012. The remaining balance on the Construction sublimit $653,964 was transferred to the general line of credit in an effort to consolidate debt. During the six months ended April 30, 2013 proceeds from the sale of the three remaining Boulder Lake Village condominiums were used to repay $604,496 on the general line of credit. At October 31, 2012, $0 was outstanding on each of the Construction and Site Development sublimits, respectively and the $9,000,000 line of credit has expired.

The Companies also have a $3,100,000 line of credit with the Bank for general operations. At April 30, 2013, $2,307,843 was outstanding on the $3,100,000 line at a 5.5% interest rate.

The Companies continue to maintain an interest reserve account which was established in the third quarter of Fiscal 2009 as security for the payment of interest. The balance of the interest reserve escrow account was $45,099 at April 30, 2013.

The existing loan agreement requires, among other things, that the Companies comply annually with consolidated debt to worth, debt service coverage and tangible net worth ratios. The Companies have not met the required debt service coverage ratio at October 31, 2012 and have obtained waivers from the Bank for this covenant.

The following table sets forth the Companies’ significant contractual cash obligations for the items indicated as of April 30, 2013:

Contractual Obligations:	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Lines of Credit	$2,307,843	$2,307,843	$0	$0	$0
Long-Term Debt-Investment Properties	14,384,087	371,689	7,276,909	591,117	6,144,372
Capital Leases	83,473	49,121	34,352	0	0
Debt Sub-total	$16,775,403	$2,728,653	$7,311,261	$591,117	$6,144,372
Fixed Rate Interest	6,452,553	902,376	1,661,367	891,343	2,997,467
Variable Rate Interest (1)	900,860	128,694	386,083	257,389	128,694
Interest Sub-total	$7,353,413	$1,031,070	$2,047,450	$1,148,732	$3,126,161
Pension Contribution Obligations (2)	186,000	186,000	0	0	0
Total Contractual Cash Obligations	$24,314,816	$3,945,723	$9,358,711	$1,739,849	$9,270,533

(1) The variable rate interest is calculated based on the outstanding balances and the interest rate in effect as of April 30, 2013.

(2) The pension contribution obligations are for Fiscal 2013. Estimated funding obligations beyond the current fiscal year are not presented because the requirements fluctuate based on the performance of the plan assets, discount rate assumptions and demographics.

We currently anticipate that the funds needed for future operations and to implement our land development strategy will be satisfied through operating cash, borrowed funds, public offerings or private placements of debt or equity and reinvested profits from sales. We expect that with respect to land development, future construction will be conducted in phases, with the profits from each phase used to fund additional future construction.

Cash Flows for Fiscal Years 2012, 2011 and 2010

The Combined Statement of Cash Flows reflects net cash provided by operating activities of $1,567,876 for Fiscal 2012, net cash used in operating activities of $208,000 for Fiscal 2011 and net cash used in operating activities of $847,826 for Fiscal 2010. The increase in net cash provided by operating activities for Fiscal 2012 was primarily attributable to increased sales in land and real estate development, decreased net loss and decreased impairment expense.

Material non-recurring cash items during the past three years include the sales of the Jack Frost Mountain Ski Area for $5,650,000, Big Boulder Ski Area for $3,350,000 and the Jack In The Box in Wallisville, Texas for $1,911,419 in Fiscal 2012 and the Applebee’s in Fort Collins, Colorado for $1,450,000 in Fiscal 2011.

On September 30, 2011, the Companies sold the Applebee’s located in Fort Collins, Colorado. A portion of the proceeds from the sale were used to pay off the Deed of Trust and Security Agreement and Purchase Money Promissory Note held by The Stephen A. Grove Descendants Trust in the amount of $670,000, which encumbered the property.

On July 29, 2010, the Companies entered into a Loan Agreement (the “Loan”) and Term Note (the “Note”) with the Bank in the amount of $2,600,000. The principal amount of the Loan was to be paid in full on July 29, 2011. Effective as of July 29, 2011, the Companies entered into the Amended and Restated Note with the Bank (the “Amended and Restated Note”), which increased the loan by an aggregate of $2,000,000 to $4,600,000 and extended the maturity date of the Note from July 29, 2011 to December 31, 2011. Interest is due and payable on a monthly basis and accrues at a variable rate equal (a) 3.00 percentage points above one-month LIBOR. The Amended and Restated Note is secured by (a) Amended and Restated Mortgages granted by the Companies and their wholly owned subsidiary, Northeast Land Company, on all of the Companies’ right, title and interest in and to the land and improvements at Jack Frost Mountain Ski Area and Big Boulder Ski Area, both of which are located in Kidder Township, Carbon County, Pennsylvania and Tunkhannock Township, Monroe

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County, Pennsylvania; (b) a first priority perfected security interest in all non-real estate assets of each of the Companies; and (c) the unlimited and unconditional guaranty and suretyship of Kimco Realty Corporation, the Companies’ majority shareholder. The proceeds of the Loan were used to complete construction of certain residential units and for other working capital purposes. The additional proceeds of the Amended and Restated Note are being used for working capital purposes. On December 15, 2011, the $4,600,000 balance on this note was paid utilizing a portion of the proceeds from the sale of the Jack Frost Mountain and Big Boulder ski areas.

On May 22, 2009, the Companies entered into a Deed of Trust and Security Agreement and Real Estate Lien Note with Barbers Hill Bank, a branch of Anahuac National Bank, in the amount of $1,050,000, which encumbered certain real property owned by Blue Ridge located in Chambers County, Texas. This property was leased to Jack in the Box Eastern Division, L.P. The loan had a term of five years and required monthly payments in the amount of $7,255 beginning June 22, 2009 and ending May 22, 2014, at which time the remaining principal balance and all interest accrued would become due and payable. The proceeds of the loan were used to fund the completion of Building J of the Boulder Lake Village condominium project and general operations. The interest rate was fixed at 6.75%. On November 30, 2011 the Jack in The Box was sold and a portion of the proceeds were used to pay the balance of $1,009,002 on this note.

The Companies had a $9,000,000 line of credit with the Bank to fund real estate development with a construction sublimit of $4,400,000 and site development sublimit of $4,600,000. The interest rate on this line of credit was equal to the greater of overnight LIBOR plus 3.5% or the daily 30-day LIBOR plus 3.5%, with an interest rate floor of 5.5%. The Companies maintain an interest reserve account which was established in the third quarter of Fiscal 2009 as security for the payment of interest with the proceeds from a sale of land. Interest is due and payable on a monthly basis and at October 31, 2012, the interest rate equaled 5.5% and the balance of the interest reserve escrow account was $107,761. The Companies utilized a portion of the proceeds from the sale of nine Boulder Lake Village condominium units, three Laurelwoods Longview Drive duplex units and the sale of the ski areas to repay $2,585,167 and $2,917,521 on the Construction and Site Development sublimits, respectively, during Fiscal 2012. The remaining balance on the Construction sublimit $653,964 was transferred to the general line of credit in an effort to consolidate debt. At October 31, 2012, $0 was outstanding on each of the Construction and Site Development sublimits, respectively and the $9,000,000 line of credit has expired.

The loan agreement requires, among other things, that the Companies comply with consolidated debt to worth, debt service coverage and tangible net worth ratios. The Companies have not met the required debt service coverage ratio at October 31, 2012 and 2011 and have obtained waivers from the Bank for this covenant.

The Companies also have a $3,100,000 line of credit with the Bank for general operations. During Fiscal 2012 and 2011, we borrowed against the $3,100,000 line of credit in varying amounts with maximum total outstanding amounts of $2,221,237 and $2,981,012, respectively.  At October 31, 2012, $2,221,237 was outstanding on the $3,100,000 line at a 5.5% interest rate.

We currently anticipate that the funds needed for future operations and to implement our land development strategy will be satisfied through operating cash, borrowed funds, public offerings or private placements of debt or equity and reinvested profits from completed and sold units or lots.  We expect that with respect to land development, future construction will be conducted in phases, with the profits from each phase used to fund additional future construction. Future construction will be implemented in phases as to reduce market risk associated with changing economic conditions.

 Quantitative and Qualitative Disclosures about Market Risk

Our exposure to market risk is limited primarily to the fluctuating interest rates associated with variable rate indebtedness. At April 30, 2013, we had $2,307,843 of variable rate indebtedness, representing 14% of our total debt outstanding, at an average rate of 5.50% (calculated as of April 30, 2013).  Our average interest rate is based on our operating line of credit facility and our market risk exposure fluctuates based on changes in underlying interest rates.

We do not believe that the interest rate risk associated with our variable rate debt could have a material impact on the combined financial statements. Our fixed and variable debt as of April 30, 2013 is detailed as follows:

Long-term debt:	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years

Fixed rate	$14,467,560	$420,811	$7,311,261	$591,117	$6,144,371
Average interest rate		6.22%	5.72%	6.90%	6.90%

Variable rate	2,307,843	2,307,843	0	0	0
Average interest rate		5.50%
	$16,775,403	$2,728,654	$7,311,261	$591,117	$6,144,371

Exposure to market risk may also exist in our mortgages receivable issued in connection with land sales. Mortgages receivable are considered fully collectible by management and accordingly, no allowance for loan losses is considered necessary.

 Financial Statements and Supplementary Data

We have included the combined financial statements of Blue Ridge and Big Boulder in this joint proxy statement/prospectus, which appears herein beginning on page F-3.

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PROPOSALS AND THE SPECIAL MEETINGS

This joint proxy statement/prospectus is being provided to the Blue Ridge and Big Boulder shareholders as part of a solicitation of proxies by the Blue Ridge and Big Boulder boards of directors for use at the Blue Ridge and Big Boulder special meetings to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides Blue Ridge and Big Boulder shareholders with information they need to know to be able to vote or instruct their vote to be cast at the special meetings.

 Date, Time and Place

The special meetings of Blue Ridge shareholders and Big Boulder shareholders will be held at the Blue Ridge Real Estate Company corporate office located at Route 940 and Moseywood Road in Blakeslee, Pennsylvania, on            , 2013, at 9:00 A.M., local time.

 Proposal No. 1 and Proposal No. 2

The special meetings are held for the shareholders of each of Blue Ridge and Big Boulder to vote on the following two proposals:

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Proposal No. 1: approval and adoption the merger agreement.

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Proposal No. 2: approval of the adjournment of the special meetings to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the first proposal listed above.

Your approval of the merger agreement will be deemed to be an approval for each of the transactions and documents contemplated thereunder, including, without limitation, the merger, the Amended and Restated Articles of Incorporation of Blue Ridge, the Amended and Restated Bylaws of Blue Ridge, and the reverse stock split.

The text of the proposed Amended and Restated Articles of Incorporation of Blue Ridge is attached to this joint proxy statement/prospectus as Exhibit A to Appendix A – “Agreement and Plan of Merger.”  The purpose of the amendment to increase Blue Ridge’s authorized common shares from 3,000,000 shares to 6,000,000 shares is to enable Blue Ridge to issue its common shares to Big Boulder shareholders in connection with the merger. As of August 29, 2013, each of Blue Ridge and Big Boulder had 2,732,442 common shares issued and outstanding (including 282,018 treasury shares).  In connection with the merger, Blue Ridge will need to issue 2,732,442 common shares in exchange for 2,732,442 Big Boulder common shares immediately after the effective time of the merger but before the effective time of the reverse stock split.  The purpose of the amendment to provide for uncertificated Blue Ridge common shares is to reduce costs associated with certificated shares.  The purpose of the reverse stock split amendment is to allow Blue Ridge’s post-merger capital structure to remain the same as that before the merger (other than the number of authorized common shares).  After the merger and the reverse stock split, Blue Ridge’s authorized common shares will be 6,000,000.  Immediately after the merger and the reverse stock split, the number of issued and outstanding Blue Ridge common shares will be 2,732,442 common shares (including 282,018 treasury shares).

The text of the proposed Amended and Restated Bylaws of Blue Ridge is attached to this joint proxy statement/prospectus as Exhibit B to Appendix A – “Agreement and Plan of Merger.”

 Recommendation of the Boards of Directors

The boards of directors have unanimously adopted the merger agreement and determined that the merger agreement is in the best interests of the shareholders. Accordingly, the boards of directors unanimously recommends that the shareholders vote “FOR” the proposal to approve

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and adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meetings, if necessary or appropriate, to permit further solicitation of proxies.

Shareholders should carefully read this joint proxy statement/prospectus and Appendix A in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.

 Record Date; Shareholders Entitled to Vote

The record date for the special meetings is             , 2013. Only record holders of shares of our Common Stock at the close of business on such date are entitled to notice of, and to vote at, the special meetings or any adjournment or postponement thereof. At the close of business on the record date, the only outstanding voting securities of the Companies were share of our Common Stock, of which            shares were issued and outstanding.

Each share of our Common Stock outstanding on the record date is entitled to one vote on each proposal and any other matter coming before at the special meeting of each company.

 Voting by Directors and Executive Officers

As of              , 2013,  the record date for the special meetings, none of our directors, executive officers or their affiliates owned or were entitled to vote shares of our Common Stock.

 Quorum

No business may be transacted at the special meetings unless a quorum is present. For the special meeting of each of Blue Ridge and Big Boulder, the presence, in person or by proxy, of shareholders of the respective corporation entitled to cast at least a majority of the votes which all shareholders of the respective corporation are entitled to cast on the merger proposal will constitute a quorum. Broker non-votes will not be included in the determination of a quorum.

If a quorum is not present, then the special meetings may be adjourned to allow additional time for obtaining additional proxies, if the approval of a majority of the votes cast at the special meetings is obtained.

No notice of an adjourned meeting need be given unless after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

All shares of our Common Stock, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum. If the special meetings are adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, the shareholders entitled to vote and present, in person or by proxy, at any subsequent adjournment of the special meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of approving and adopting the merger agreement.

 Required Vote

For each of Blue Ridge and Big Boulder, the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the votes cast by all shareholders of the respective corporation entitled to vote thereon.  Broker non-votes and abstentions will have the same effect as a vote “AGAINST” this proposal.

For each of Blue Ridge and Big Boulder, the affirmative vote of the holders of a majority of the respective corporation’s shares having voting powers, present in person or represented by proxy at the special meeting, is required to approve the adjournment of the special meeting if necessary to solicit

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additional proxies in favor of the approval and adoption of the merger agreement.  Broker non-votes will have no effect on the vote for this proposal; however, abstentions will have the same effect as a vote “AGAINST” this proposal.

 Voting of Proxies by Holders of Record

If you were a record holder of our Common Stock at the close of business on the record date, a combined proxy card for Blue Ridge and Big Boulder is enclosed for your use. We request that you vote your shares as promptly as possible by (i) visiting the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of our Common Stock represented by it will be voted at the special meetings or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy is returned without an indication as to how the shares of our Common Stock represented are to be voted with regard to a particular proposal, the shares of our Common stock represented by the proxy will be voted in accordance with the recommendation of the boards of directors and, therefore, “FOR” the proposal to approve and adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meetings, if necessary or appropriate, to permit further solicitation of proxies.

At the date hereof, the boards of directors has no knowledge of any business that will be presented for consideration at the special meetings and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in the Notice of Special Meetings of Shareholders. If any other matter is properly presented at the special meetings for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Your vote is important. Accordingly, if you were a record holder of our Common Stock on the record date of the special meetings, please sign and return the enclosed proxy card or vote via the internet or telephone whether or not you plan to attend the special meetings in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 P.M., Central Time, on           , 2013.

 Shares Held in Street Name

If you hold shares of Blue Ridge common stock through a stock brokerage account or a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to us or by voting in person at the special meetings unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Please also note that brokers, banks or other nominees who hold shares of our Common Stock on behalf of their customers may not give a proxy to us to vote those shares without specific instructions from their customers.

If you are a shareholder of ours and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the proposals. Shares represented by such “broker non-votes” will not be included in the determination of a quorum.

 Attending the Meeting; Voting in Person

Only our shareholders, their duly appointed proxies, and invited guests may attend the meeting. All attendees must present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any, that attendees must bring depend on whether they are shareholders of record, beneficial owners, or proxy holders.  A shareholder who holds shares

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directly registered in such shareholder’s name with our transfer agent, IST Shareholder Services, who wishes to attend the special meeting in person should bring government-issued photo identification.

A shareholder who holds shares in “street name” through a broker, bank, trustee or other nominee (referred to in this joint proxy statement/prospectus as a “beneficial owner”) who wishes to attend the special meeting in person must bring proof of beneficial ownership as of the record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker).

A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of our Common Stock who wishes to attend the special meeting in person must bring the validly executed proxy naming such person as the proxy holder, signed by our shareholder, and proof of the signing shareholder’s record ownership as of the record date.

No cameras, recording equipment or other electronic devices will be allowed in the meeting room.  Failure to provide the requested documents at the door or failure to comply with the procedures for the special meeting may prevent shareholders from being admitted to the Blue Ridge special meeting.

 Revocation of Proxies

You can change your vote or revoke your proxy at any time before your proxy is voted at the special meetings. You can do this by:

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timely delivering a signed written notice of revocation;

•

timely delivering a new, valid proxy bearing a later date (including by telephone or through the internet); or

•

attending the special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person.  Simply attending the special meetings without voting will not revoke any proxy that you have previously given or change your vote.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the our Secretary at P.O. Box 707, Route 940 and Moseywood Road, Blakeslee, Pennsylvania 18610 no later than the beginning of the applicable special meeting.

Regardless of the method used to deliver your previous proxy, you may revoke your proxy by any of the above methods.

If you hold shares in “street name,” you must contact your broker, bank or other nominee to change your vote.

 Tabulation of Votes

We have appointed John E. Riley to serve as the Inspector of Election for the special meetings.  Mr. Riley will tabulate affirmative and negative votes and abstentions.

 Solicitation of Proxies

The boards of directors of Blue Ridge and Big Boulder are soliciting proxies for the Blue Ridge special meetings from the shareholders. We will pay the of soliciting proxies from shareholders, including the cost of mailing this joint proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by our officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

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We will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of our Common Stock. We may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

 Adjournments

Any adjournment of the special meetings may be made from time to time if the approval of the holders of a majority of the votes cast at the special meetings is obtained, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting (unless a new record date is fixed).  If a quorum is not present, then the special meetings may be adjourned to allow additional time for obtaining additional proxies, if the approval of a majority of the votes cast at the special meetings is obtained.

No notice of an adjourned meeting need be given unless after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

All shares of our Common Stock, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum. If the special meetings are adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, the shareholders entitled to vote and present, in person or by proxy, at any subsequent adjournment of the special meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of approving and adopting the merger agreement.

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THE MERGER

The following contains a summary of the material provisions of the merger agreement, which is included as Appendix A to this joint proxy statement/prospectus and incorporated by reference herein.  The summary of the material provisions of the merger agreement below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the merger agreement.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

 Effects of the Merger

At the effective time of the merger, Big Boulder will merge with and into Blue Ridge, with Blue Ridge being the surviving company.

In connection with the merger:

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at the effective time of the merger, each issued and outstanding common share of Big Boulder, whether represented by a unit certificate or a standalone certificate, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

•

at the effective time of the merger, each issued and outstanding common share of Blue Ridge, whether represented by a unit certificate or a standalone certificate, will be canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

•

at the effective time of the merger, Blue Ridge will adopt the Amended and Restated Articles of Incorporation which sets forth, among other things, that the number of authorized shares of common stock of Blue Ridge increased to 6,000,000, that the shares of Blue Ridge will be uncertificated, and that immediately after the merger effective time, the reverse stock split will be effected, upon which every two outstanding post-merger Blue Ridge common shares will be combined into and automatically become one post-merger Blue Ridge common share;

•

at the effective time of the merger, Blue Ridge will adopt the Amended and Restated Articles Bylaws which include, among other things, an amendment to reflect the termination of the Security Combination and other requirements of Pennsylvania law; and

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Immediately following the effective time of the merger, the reverse stock split will be effected in accordance with the Amended and Restated Articles of Incorporation.

Your approval of the merger agreement will be deemed to be an approval for each of the transactions and documents contemplated thereunder, including, without limitation, the merger, the Amended and Restated Articles of Incorporation of Blue Ridge, the Amended and Restated Bylaws of Blue Ridge, and the reverse stock split.

As a result of the merger and the reverse stock split, each shareholder of the Companies will receive one post-merger Blue Ridge common share for one combined pre-merger Blue Ridge common share and Big Boulder common share.  Upon completion of the merger, the Security Combination Agreement will be terminated.

The text of the proposed Amended and Restated Articles of Incorporation of Blue Ridge is attached to this joint proxy statement/prospectus as Exhibit A to Appendix A – “Agreement and Plan of Merger.”  The purpose of the amendment to increase Blue Ridge’s authorized common shares from 3,000,000 shares to 6,000,000 shares is to enable Blue Ridge to issue its common shares to Big Boulder shareholders in connection with the merger. As of August 29, 2013, each of Blue Ridge and Big Boulder had 2,732,442 common shares issued and outstanding (including 282,018 treasury shares).  In connection with the merger, Blue Ridge will need to issue 2,732,442 common shares in exchange for 2,732,442 Big Boulder common shares immediately after the effective time of the merger but before the effective time of the reverse stock split.  The purpose of the amendment to provide for uncertificated Blue Ridge common shares is to reduce costs associated with certificated shares.  The purpose of the reverse stock split amendment is to allow Blue Ridge’s post-merger capital structure to remain the same as that before the merger (other than the number of authorized common shares).  After the merger and the reverse stock split, Blue Ridge’s authorized common shares will be 6,000,000.  Immediately after

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the merger and the reverse stock split, the number of issued and outstanding Blue Ridge common shares will be 2,732,442 common shares (including 282,018 treasury shares).

The text of the proposed Amended and Restated Bylaws of Blue Ridge is attached to this joint proxy statement/prospectus as Exhibit B to Appendix A – “Agreement and Plan of Merger.”

 Reasons for the Merger; Recommendation of the Boards of Directors

The boards of directors of Blue Ridge and Big Boulder believe that the merger is in the best interest of the shareholders because (i) business and operational changes during the last decade have eliminated the necessity of having two land holding companies with an identical shareholder base – while historically the Companies operated in different business lines, now the Companies have the same business lines and same composition of management and board of directors; and (ii) the merger will increase efficiency and reduce administrative, accounting and tax costs of maintaining two land holding companies.

In 1967, Blue Ridge and Big Boulder entered into a Security Combination Agreement. Under this agreement and the bylaws of the Companies, shares of the Companies are combined into unit certificates, each certificate representing the same number of shares of each of the Companies.  Shares of each Company may be transferred only together with an equal number of shares of the other Company.

Historically, Blue Ridge and Big Boulder had different business lines, but in recent years we exited operation of ski areas, shut down construction divisions, sold rental division, transferred operation of amenities (Lake Club), and sold inventory and certain non-core development land.  In conjunction with these changes, gradually the businesses of both companies have been operated as one business, with each company carrying similar business lines.  The Companies share the same employees who perform management, accounting and maintenance for both companies. Same directors serve on both boards of directors.  The Companies have combined financial statements and have been filing combined reports to the SEC.

The boards of directors believe that the business necessity to maintain two land holding companies no longer exists, and a merger of Blue Ridge and Big Boulder will increase efficiency, reduce administrative, accounting and tax costs of maintaining two land holding companies, and provide us with saved cash to serve our outstanding indebtedness.

The boards of directors also believe that a merger will have minimum negative impact on (i) our operations since the Companies have been operated as one business; and (ii) our shareholders since our shares have been governed by the Securities Combination Agreement since 1967 and shareholders’ rights under the corporate governing documents of the Companies are substantially the same, shareholders’ rights under Blue Ridge’s post-merger corporate governing documents are substantially the same as those before the merger (subject to exceptions described in “Description of Capital Stock – Comparison of Rights of Blue Ridge Shareholders and Big Boulder Shareholders”), and each shareholder’s equity holding in Blue Ridge post-merger will remain the same as such shareholder’s equity holding in the Companies.

This discussion of the information and factors considered by the boards of directors in reaching its conclusions and recommendation includes the principal factors considered by the board, but is not intended to be exhaustive and may not include all of the factors considered by the boards of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the boards of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to the shareholders. Rather, the boards of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of our management and outside legal, tax and financial advisors. In addition, individual members of the boards of directors may have assigned different weights to different factors.

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The boards of directors have unanimously approved the merger and the merger agreement and unanimously recommends that shareholders vote “FOR” the proposal to approve and adoption of the merger agreement, and “FOR” the proposal to approve the adjournment of the special meetings, if necessary or appropriate, to permit further solicitation of proxies.

 Background of the Merger

Over the last several years, the boards of directors of Blue Ridge and Big Boulder have periodically considered various initiatives to reduce the operating expenses, including operating expenses associated with continuing as two land holding companies.

On April 18, 2012, management held discussions regarding the administrative and accounting benefits and requirements of consolidating the Companies’ organizational structure.  Over the course of the next year, the Companies’ management continued to investigate the costs and benefits of a merger, and conferred with legal counsel and the Companies’ independent registered public accounting firm on the possibility and process involved in a merger.

At the February 13, 2013 board meeting, the boards considered the impact of the merger, including, without limitation, the impact on the Companies’ operating structure and legal and contractual obligations.

At the April 10, 2013 meeting, the boards continued to review the merger proposal. The boards authorized management to engage counsel and third party consultants in connection with its investigation.

On May 1, 2013, management met with legal counsel to discuss a timetable for the adoption of a plan of merger of Big Boulder into Blue Ridge and the effects of the merger on the Companies’ subsidiaries.

At the July 10, 2013 board meeting, management presented a timeline for the merger and its recommendation that the Companies proceed with the merger, and that such merger be completed before October 31, 2013.  The full boards held discussions regarding various factors relating to the merger.

At the August 26, 2013 meeting, the boards approved the filing of this joint proxy statement/prospectus with the SEC and consummation of transactions contemplated thereunder in connection with the merger.

 Interests of Directors, Executive Officers and Kimco Realty Corporation in the Merger

Prior to the merger, four directors serve on both the Blue Ridge board of directors and the Big Boulder board of directors. After the merger, the same four directors will serve on the Blue Ridge board of directors.  In addition, our executive officers will remain the same after the merger.

It is anticipated that no payments or benefits will be triggered as a result of the merger under any employment agreements, benefit plans or any equity incentive plan.

The boards of directors were aware of these interests and considered them, among other matters, in evaluating the merger and in making its recommendations to the shareholders.

As of           , 2013, the record date for the special meetings, none of our directors and executive officers and their affiliates beneficially owned or were entitled to vote shares of our Common Stock.

Kimco Realty Services, Inc. is the holder of record of             shares of our Common Stock as of the record date for the special meetings.  Kimco Realty Corporation is the parent corporation of Kimco Realty Services, Inc. and has sole voting and dispositive power over the shares of our Common Stock held by Kimco Realty Services, Inc.  Equity holdings of Kimco Realty Corporation, which owned       % of our Common Stock as of  the record date for the special meetings, will remain the same after the merger.

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Board of Directors and Management Following the Merger

Prior to the merger, four directors, Bruce Beaty, Paul A. Biddelman, Mark Dawejko and Frederick N. Kurz, Jr. (Chairman) serve on both the Blue Ridge board of directors and the Big Boulder board of directors. After the merger, these directors will continue to serve on the Blue Ridge board of directors, with Mr. Kurz as Chairman of the board of directors.  Composition of board committees will also remain the same after the merger.

In addition, our executive officers will remain the same after the merger.  Mr. Beaty will continue to serve as President and Chief Executive Officer, Mr. Richard T. Frey will continue to serve as Chief Operating Officer, and Ms. Cynthia A. Van Horn will continue to serve as Chief Financial Officer and Treasurer.

Directors of Blue Ridge Following the Merger

Bruce Beaty

Bruce Beaty, age 54, has served as a director of the Companies since 2006.  Mr. Beaty has served as the President and Chief Executive Officer of the Companies since August 2011.  Mr. Beaty has served as the Managing Partner of Asterion Capital LLC, an investment management firm based in Stamford, Connecticut since he founded the company in February 2004.  Mr. Beaty was the Vice President of Hanseatic Corporation from September 2000 to June 2005, and from February 1991 to August 2000, was a Managing Director of Scudder, Stevens & Clark. Mr. Beaty’s qualifications to serve as a director include his experience as an investor, business manager and owner, which experience has included managing budgets, financial accounting, and conducting risk assessments.

Paul A. Biddelman

Paul A. Biddelman, age 67, has served as a director of the Companies since 2012.  Mr. Biddleman has served as a director of Higher One Holdings, Inc. since 2002.  Mr. Biddelman has been employed by Hanseatic Corporation, a private investment company since 2002, as an investment officer.  He is also a director of SystemOne Technologies, Inc.  Mr. Biddelman served as a director of DocuSys, Inc. from 2001 to 2009 and Passlogix, Inc. from 2000 to 2009.  Mr. Biddelman is also currently the chairman of the Lehigh University College of Arts & Sciences Dean’s Advisory Board. Mr. Biddelman holds a Bachelor of Science degree from Lehigh University, a Juris Doctor degree from Columbia Law School and a Master of Business Administration degree from Harvard Business School. Mr. Biddelman’s qualifications to serve as a director include his years of experience as an investment banker and private equity investor, combined with his service on the boards of numerous public and private companies which has provided him with valuable experience.

Mark Dawejko

Mark Dawejko, age 50, has served as a director of the Companies since 2012. Mr. Dawejko currently serves as a director of Black Cypress Land Company, LLC; Tunbridge Angel Fund I, LLC and Dawejko Family Investment Company, LLC.  He serves as a private investor who primarily focuses on real estate and venture capital opportunities since he founded his firm based in Haverford, Pennsylvania in March 2009.  Mr. Dawejko has held directorships from 2007 to 2009 with KW Residential and KWI Management, a Tokyo, Japan based owner and operator of real estate.  He served the Investment Banking Division of Wachovia Securities as Managing Director, Head of Real Estate in Japan and as Managing Director in The Structured Finance Group responsible for the eastern half of the United States from April 2002 to March 2009.  He also served as a director from 1999 to 2002 of Storage Development Portfolio, LLC and Storage Acquisition Portfolio, LLC, two joint ventures between General Electric Capital and Storage USA.  Mr. Dawejko was employed by GE Capital Real Estate from 1995 until 2002.  He is a graduate of Rutgers University with a Bachelor’s degree in Accounting and is a Certified Public Accountant in Pennsylvania (inactive license).  Mr. Dawjeko’s qualifications to serve as a director include his experience as a private investment manager, managing director of real estate, accountant and business owner which has provided him with valuable experience.

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Frederick N. Kurz, Jr.

Frederick N. Kurz, Jr., age 58, has served as the Chairman of the boards of directors of the Companies since 2012.  Mr. Kurz is Vice President and General Manager of Kimco Realty Corporation where he has held various new business and operations positions since joining the company in 2001.  Mr. Kurz helped initiate Kimco’s Preferred Equity investment program and later assumed leadership of the Kimco Select investment program, where he had responsibility for developing a large investment portfolio encompassing multiple asset classes with numerous joint venture partners.  Mr. Kurz’s current responsibilities include oversight of both the Structured Investments and the Risk Management/Large Transactions departments at Kimco Realty Corporation.  Mr. Kurz served as a Senior Vice President at GE Capital Real Estate in various new business development positions prior to joining Kimco in 2001.  Mr. Kurz is also a licensed professional land planner in the State of New Jersey.  Mr. Kurz holds an MBA from the Kellogg School of Management at Northwestern University, a Master of Regional Planning degree from the University of Pennsylvania, a Master of Arts in Geography from Temple University, and a Bachelor of Arts degree from Mansfield University.  Mr. Kurz’s qualifications to serve as a director include his experience in mergers and acquisitions, finance, investment and risk management.

Executive Officers of Blue Ridge Following the Merger

Bruce Beaty, President and Chief Executive Officer

Mr. Beaty’s biographical information is set forth above under “— Directors of Blue Ridge Following the Merger.”

Richard T. Frey, Vice President and Chief Operating Officer

Richard T. Frey, age 62, has served as Chief Operating Officer of Blue Ridge and Big Boulder since January 1, 2012.  Since October 2001, Mr. Frey has served as Vice President.  From 1992 until October 2001, Mr. Frey was employed as our Director of Food Services at both the Jack Frost Mountain and Big Boulder Ski Areas.

Cynthia A. Van Horn, Chief Financial Officer and Treasurer

Cynthia A.  Van Horn, age 48, has served as the Companies’ Chief Financial Officer and Treasurer since January 1, 2012.  From October 1996 until December 31, 2011, Mrs. Van Horn served as Controller.  From November 1995 until October 1996, Mrs. Van Horn was employed as the Companies’ Accounting Manager.

Director Independence

The boards of directors of the Companies have reviewed the independence of the directors as of February 13, 2013.  During this review, the boards of directors considered transactions and relationships between each director or members of his family and the Companies.  The boards of directors also considered whether there were any transactions or relationships between the directors or members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder).  The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent under Rule 5605 (a)(2) of the NASD’s listing standards applicable to companies whose securities are traded on NASDAQ.  While the Companies’ securities are not traded on NASDAQ and, therefore, the Companies are not required to satisfy NASDAQ’s listing standards, under the SEC rules, the Companies are required to state whether the members of their board of directors would be considered independent as if the Companies securities were traded on NASDAQ.

As a result of this review, the boards of directors affirmatively determined that two directors, Paul A. Biddelman and Mark Dawejko, are independent of the Companies and their management.

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Related Party Transactions

 Kimco is our controlling shareholder and Kimco Realty Corporation, the parent company of Kimco, is presently providing consulting services to us.  The services are focused on land development, acquisitions and disposals.  Kimco was paid $0 in consulting fees in Fiscal 2012, $75,000 in consulting fees in Fiscal 2011, and $100,000 in consulting fees in Fiscal 2010.

Kimco Realty Corporation has served as the management company for the Coursey Commons Shopping Center in Baton Rouge, Louisiana since June 2004.  A wholly owned subsidiary of Kimco Realty Corporation, KRC Property Management I, Inc., receives a fixed monthly fee of 4.5% of rental income on store leases in this shopping center.  During Fiscal 2012, 2011 and 2010, that subsidiary received $39,812, $41,272, and $40,465, respectively for management fees earned on the shopping center.

Mr. Frederick N. Kurz, Jr., the Chairman of our board of directors, is also Vice President and General Manager of Kimco Realty Corporation.  Mr. Michael J. Flynn, who served as Chairman of our board of directors until April 2012, was also President, Chief Operating Officer and Vice Chairman of the board of directors of Kimco Realty Corporation until his retirement on December 31, 2008.  In addition, Mr. Patrick M. Flynn, who served as one of our directors and was our President and Chief Executive Officer until his resignation on August 12, 2011, was also a Managing Director of Real Estate at Kimco Realty Corporation.  Finally, Mr. Milton Cooper, who served as one of our directors until April 2012, also serves as Executive Chairman of the board of directors of Kimco Realty Corporation.

Executive Compensation

Compensation Discussion And Analysis

The Compensation Committee of each Company has responsibility for establishing and administering the Companies’ executive compensation programs and determining awards of incentive bonuses and stock option grants.

Compensation Philosophy

The Compensation Committees’ compensation philosophy is designed to support the Companies’ primary objective of creating long-term value of shareholders. The Compensation Committees follow a three-pronged compensation strategy applicable to each Company’s executive officers and other key employees whereby such employees are compensated through three separate but related compensation arrangements:

First, each key employee receives a base salary consistent with his or her core responsibilities;

Second, incentive bonuses allow the Companies to recognize individual performance and contributions to the Companies on an annual basis; and

Third, stock option grants are made to provide a longer term incentive and reward longer term loyalty and performance.

This strategy is intended to (i) attract and retain talented executives; (ii) emphasize pay for performance; and (iii) encourage management devotion to the long-term valuation of the Companies.

The following are descriptions of the Companies’ compensation programs for executive officers.

Base Salary

The Companies generally establishes base salary ranges by considering compensation levels in similarly sized companies in the real estate development industry. The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor

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resulting in salary actions as appropriate. An employee’s level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committees review and approve all executive officer salary adjustments as recommended by the CEO.

Bonus Plan

The Companies have established an incentive compensation plan for certain of the Companies’ employees, which is designed to provide rewards for shorter term productivity by key employees. The bonus plan is generally directed at key members of the management team. The bonus plan for the Companies’ fiscal year ending October 31, 2013 remains subject to approval by the Compensation Committees.

Employee Stock Option Awards

The Companies’ philosophy on stock option awards is designed to align management’s interests with those of shareholders. In furtherance of this objective, the level of stock option grants for executive officers is determined by the Committees each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information. There were no stock option grants made to the Companies’ named executive officers during the fiscal year ended October 31, 2012.

CEO Compensation

On August 8, 2011, the board of directors unanimously approved the appointment of Mr. Bruce Beaty as President and Chief Executive Officer effective August 12, 2011. Mr. Beaty, age 54, has served on the Companies’ boards of directors since April 2006. Mr. Beaty’s compensation for the fiscal year ended October 31, 2012 consisted of a base annual salary of $120,000 as reflected in the table entitled “Summary Compensation Table”. In accordance with his employment agreement effective January 1, 2012 and extending until January 1, 2013, Mr. Beaty received a bonus of $30,000 in a single sum on January 2, 2013.

On November 21, 2012, the Companies entered into an employment agreement with Mr. Bruce Beaty, as the Companies’ President, effective January 1, 2013 and extending until December 31, 2013 unless terminated earlier pursuant to the termination provisions provided in the agreement. In accordance with the agreement, Mr. Beaty will receive a $130,000 base annual salary as compensation for his services and a bonus of not less than $35,000 in a single sum payable on January 2, 2014 provided Mr. Beaty’s employment is continuous with the Companies through December 31, 2013.

During the term of his employment agreement, Mr. Beaty is eligible to participate in the Companies’ 401(k) plan as provided by the Companies to their employees on the same terms and conditions as offered to other employees. The Companies have also agreed to reimburse Mr. Beaty for health care costs incurred under his existing personal health insurance policy.

Compensation of Other Executives

Richard T. Frey serves as the Vice President and Chief Operating Officer of the Companies. Mr. Frey’s compensation for the fiscal year ended October 31, 2012 consisted of a base annual salary of $130,650 as reflected in the table entitled “Summary Compensation Table”. Mr. Frey received a bonus of $25,000 in a single sum on December 22, 2011. Mr. Frey is eligible to participate in the Companies’ 401(k) plan as provided by the Companies to their employees on the same terms and conditions as offered to other employees.

Cynthia A. Van Horn serves as the Chief Financial Officer and Treasurer of the Companies. Mrs. Van Horn’s compensation for the fiscal year ended October 31, 2012 consisted of a base annual salary of $86,625 as reflected in the table entitled “Summary Compensation Table”. Mrs. Van Horn received a bonus of $15,000 in a single sum on December 22, 2011. Mrs. Van Horn is eligible to participate in the Companies’ 401(k) plan as provide by the Companies to their employees on the same terms and conditions as offered to other employees.

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Consideration of Say-on-Pay Results

In April 2012, the Companies held a shareholder advisory vote on the compensation of their named executive officers, commonly referred to as a Say-on-Pay vote. The Companies had significant support from their shareholders with respect to the compensation of the named executive officers, with over 99% of shareholder votes cast (excluding broker non-votes and abstentions) in favor of the Say-on-Pay resolution. In evaluating compensation practices and talent needs during the fiscal year ended October 31, 2012, the Boards of Directors and the Compensation Committee were mindful of the support that the shareholders expressed for the Companies’ compensation practices. As a result, the Compensation Committee decided to retain the Companies’ general approach to executive compensation.

Summary Compensation Table

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the fiscal year ended October 31, 2012 awarded to, earned by or paid to the Companies’ Chief Executive Officer, the Companies’ Chief Financial Officer and the Companies’ other most highly compensated executive officers whose total compensation exceeded $100,000 for the fiscal year ended October 31, 2012. The Companies refer to these persons as the Companies’ named executive officers.

		Annual Compensation (1)		Option	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($) (2)	Compensation ($) (3)	Total ($)

Bruce Beaty (4)	2012	$109,231	--	--	$1,605	$110,836
Chief Executive Officer and President	2011	$9,615	--	--	--	$9,615
	2010	--	--	--	--	--

Richard T. Frey	2012	$130,650	$25,000	--	$2,450	$158,100
e-Vice-President and	2011	$130,650	--	--	$2,601	$133,251
Chief Operating Officer	2010	$130,650	$25,000	$1,233	$1,320	$158,203

Cynthia A. Van Horn (5)	2012	$86,625	$15,000	--	$1,443	$103,068
Chief Financial Officer	2011	$86,625	--	--	$1,443	$88,068
and Treasurer	2010	$86,625	$15,000	821.74	$394	$102,841

Eldon D. Dietterick (6)	2012	$35,626	$30,000	--	416	$66,042
Executive Vice-President	2011	$144,300	--	--	$3,689	$147,989
and Treasurer	2010	$144,300	$30,000	$1,643	$2,107	$178,050

(1)  Compensation paid to Mr. Beaty, Mr. Frey, Mrs. Van Horn and Mr. Dietterick was paid by Blue Ridge.

(2)  The value of option awards is the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC 718”), formerly SFAS.

(3)  “All Other Compensation” consists of Life and Disability Insurance premiums and Company matching contributions under our 401(k) plan paid by Blue Ridge on behalf of each named executive officer. Effective August 1, 2010, the Companies’ make matching contributions to a participant’s account equal to 1.5% of the first 3% of an employee’s wage per pay period. The amount shown for Bruce Beaty includes an insurance premium of $359 and 401(k) matching contributions of $1,246 in 2012. The amount shown for Richard T. Frey includes insurance premiums of $792, $792 and $792 and 401(k) contributions of $1,658, $1,809 and $528 in 2012, 2011 and 2010, respectively.

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The amount shown for Cynthia Van Horn includes insurance premiums of $144, $144 and $144 and 401(k) contributions of $1,299, $1,299 and $250 in 2012, 2011 and 2010, respectively. The amount shown for Eldon D. Dietterick includes insurance premiums of $0, $1,524 and $1,524 and 401(k) contributions of $415, $2,165 and $583 in 2012, 2011 and 2010, respectively.

(4)  Mr. Beaty was appointed as the President and Chief Executive Officer of the Companies effective August 12, 2011. As of August 12, 2011, Mr. Beaty no longer receives a director fee for attending board meetings.

(5)  Mrs. Van Horn was appointed Chief Financial Officer and Treasurer effective January 1, 2012.

(6)  Mr. Dietterick retired as the Executive Vice President and Treasurer of the Companies effective December 31, 2011.

Employment Agreements

On November 21, 2012, the Companies entered into an employment agreement with Bruce Beaty, as the Companies’ President, effective January 1, 2013 and extending until December 31, 2013 (the “Employment Period”) unless terminated earlier pursuant to termination provisions provided in the agreement. Thereafter, the employment agreement continues in effect on at “at will” basis on the same economic terms unless the Companies and Mr. Beaty agree otherwise or until either party gives notice to the other party of termination. This employment agreement is intended to promote two objectives beneficial to the Companies. First, the agreement provides Mr. Beaty with the financial security needed to allow him to fully focus on his leadership responsibilities. The Companies are facing a very challenging environment, which requires full management attention. Secondly, the boards of directors believe that the benefits provided by this employment agreement are in line with current compensation practices of other public companies. Without this employment agreement, the boards believe they could have difficulty retaining our Chief Executive Officer.

In accordance with the agreement, Mr. Beaty will receive a $130,000 base annual salary as compensation for his services and a bonus of not less than $35,000 in a single sum payable (i) on January 2, 2014 provided Mr. Beaty’s employment is continuous with the Companies through December 31, 2013 or (ii) if Mr. Beaty is involuntarily terminated without Cause (as defined below) or terminates his employment for Good Reason (as defined below) prior to December 31, 2013, on the effective date of such termination. During the Employment Period, Mr. Beaty is also eligible to participate in the Companies’ 401(k) plan as provided by the Companies to their employees on the same terms and conditions as offered to other employees. The Companies have agreed to reimburse Mr. Beaty for health care costs incurred under his existing personal health insurance policy (family coverage), with such reimbursement to be made on an after-tax basis during the Employment Period.

During the Employment Period, Mr. Beaty will perform such duties and fulfill such assignments as may be assigned by the boards of directors or their designee and devote a majority of his time, energy, attention and skill to the performance of his duties and to the promotion and advancement of the Companies’ business and interests. The agreement provides that Mr. Beaty may perform substantially all of his duties from his residential office in Greenwich, Connecticut, except, where required, to attend meetings elsewhere or as otherwise directed.

Mr. Beaty’s employment with the Companies may be terminated: (i) by either party at the expiration of the Employment Period unless extended by agreement of the parties upon notice; (ii) by the Companies for Cause; (iii) upon Mr. Beaty’s death; or (iv) for any other reason provided that three (3) months’ notice is given prior to the date of termination of employment. If Mr. Beaty’s employment with the Companies is not extended beyond the Employment Period, such termination shall not constitute a termination “for any other reason” as set forth in the agreement.

In the agreement, “Cause” is defined as: (i) a willful and material breach of any provision of the agreement and/or the continued failure to perform substantially his employment duties (other than failure resulting from incapacity due to physical or mental illness and excluding failure after reasonable efforts to meet performance expectations) after the Companies provide written notice of such failure constituting cause and such failure continues uncorrected for at least 30 days following the notice; (ii) acts involving dishonesty, disloyalty, fraud or material misrepresentation adversely affecting the Companies or their affiliates; (iii) gross negligence in performance of duties; (iv) conviction of a crime involving the commission of a felony or criminal act; (v) engaging in actions involving willful misconduct that adversely affect the Companies or any of their affiliates; and (vi) failure to follow the lawful instructions of the Boards or its designees after written notice thereof.

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Mr. Beaty may terminate his employment with the Companies for Good Reason. In the agreement, “Good Reason” is defined as the occurrence of any of the following events, if not cured by the Companies within 30 days from receipt of written notice from Mr. Beaty: (i) a diminution or reduction of Mr. Beaty’s position or authority; (ii) a reduction in Mr. Beaty’s base salary in effect at that time; or (iii) a requirement to render substantially all of his services other than from his residence location.

The Companies do not have employment agreements with any of the other named executive officers.

Outstanding Equity Awards at October 31, 2012

There were no outstanding equity awards at October 31, 2012 held by the Companies’ named executive officers.

Options Exercised and Stock Vested During the Fiscal Year Ended October 31, 2012

There were no options exercised and no stock vested during the fiscal year ended October 31, 2012.

Equity Compensation Plan

As of October 31, 2012, there were no compensation plans (including individual compensation arrangements) under which the Companies’ equity securities were authorized for issuance.

Other Compensation Plans

Effective July 15, 2010 the Companies’ sponsored defined benefit pension plan was amended such that future benefit accruals ceased effective August 31, 2010. The Companies’ eligible employees participate in the pension plan which provides to each such participant annual retirement income beginning at age 65 equal product of (x) 31% of the first $10,000 of such participant’s average compensation for the five highest consecutive years in the last ten year prior to retirement during which the participant was most highly paid plus 40% of such earnings in excess of $10,000; and (y) the ratio of the participant’s years of credited service (if less than 15 years) to 15 years.

Remuneration covered by the pension program includes salary, overtime and awards under an annual incentive program. The normal retirement age pursuant to the plan is 65, however, a participant may retire early at age 60 with their benefits reduced by 1/12 of 8% per month for each month that the participant is less than age 65. As of February 1, 2011, Mr. Frey was eligible for early retirement with reduced benefits. The annual benefits payable under the plan are not subject to deduction for Social Security benefits or other offset amounts.

The following table sets forth the accumulated benefit payable upon retirement pursuant to our defined benefit plan to each of the Named Executive Officers who participate in such defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Richard T. Frey	Blue Ridge Real Estate Company Defined Benefit Pension Plan	20 years, 6 mos.	$538,671	$0
Cynthia A. Van Horn	Blue Ridge Real Estate Company Defined Benefit Pension Plan	14 years, 6 mos.	$102,094	$0
Eldon D. Dietterick (3)	Blue Ridge Real Estate Company Defined Benefit Pension Plan	25 years, 6 mos.	$1,098,966	$60,336

(1)  Credited service under this plan is as of August 31, 2010, the date on which future benefit accruals ceased.

(2)  Amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under the plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2012 audited financial statements. For a discussion of the assumptions used in this valuation, see Note 8 to our fiscal 2012 audited financial statements. All assumptions are the same for purposes of the above calculation, other than the assumed retirement age is age 65, the earliest age at which the executives may retire with unreduced benefits.

(3)  Mr. Dietterick retired as the Executive Vice President and Treasurer of the Companies effective December 31, 2011.

The table that follows shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years of service classifications under the pension plan. The retirement benefits shown are based upon retirement at the age of 65.

	Years of Service
Average Salary*	5-9	10-14	15**
$15,000	$1,700	$3,400	$5,100
$30,000	$3,700	$7,400	$11,100
$45,000	$5,700	$11,400	$17,100
$60,000	$7,700	$15,400	$23,100
$75,000	$9,700	$19,400	$29,100
$90,000	$11,700	$23,400	$35,100
$105,000	$13,700	$27,400	$41,100
$120,000	$15,700	$31,400	$47,100
$135,000	$17,700	$35,400	$53,100
$150,000	$19,700	$39,400	$59,100
$165,000	$21,700	$43,400	$65,100
$180,000	$23,700	$47,400	$71,100
$195,000	$25,700	$51,400	$77,100
$210,000	$27,700	$55,400	$83,100

*Based on 5 consecutive years of highest earnings in the last 10 years.

**Minimum number of years of continuous service required to receive maximum pension.

All fulltime employees are eligible to participate in the Companies’ 401(k) program. Effective August 1, 2010, the Companies’ make matching contributions to a participant’s account equal to 1.5%

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of the first 3% of anemployee’s wage per pay period. Three of our named executive officers, Bruce Beaty, Richard T. Frey and Cynthia A. Van Horn, participated in the 401(k) program during fiscal year 2012.

Director Compensation

The following table sets forth information concerning the compensation for fiscal year ending October 31, 2012 earned by the Companies’ Directors:

Name	Fees earned or paid in cash ($)
Bruce Beaty	$0
Paul A. Biddelman	$18,750
Mark Dawejko	$15,000
Frederick N. Kurz, Jr.	$0
Milton Cooper*	$1,000
Michael J. Flynn*	$1,000
Wolfgang Traber*	$1,000

*served as directors of the Companies until April 10, 2012

On February 8, 2012, the boards of directors unanimously approved a resolution to increase the fee directors receive from $1,000 per meeting to $5,000 per meeting. In addition, the boards of directors approved a $5,000 annual retainer fee for the chairman of the Audit Committee.

The board of Directors met four times in person or telephonically during the fiscal year ended October 31, 2012. All of the former and current members of the boards of directors attended 100% of the meetings held during their tenure. Directors do not receive compensation for committee meetings.

Bruce Beaty has served as a member of our boards of directors since 2006. Mr. Beaty has served as the President and Chief Executive Officer of the Companies since his appointment on August 12, 2011 at which time he became an employee of the Companies. As of August 12, 2011, Mr. Beaty no longer receives a director fee for attending board meetings. Compensation paid to Bruce Beaty as President and CEO of the Companies upon his appointment in August 2011 is described in the Executive Compensation section of this proxy statement.

Paul A. Biddelman has served as a member of our boards of directors since his election on April 10, 2012. Mr. Biddelman was appointed chairman of the Audit Committee on April 12, 2012 and receives a $5,000 annual retainer fee in addition to a director fee for attending board meetings.

Mark Dawejko has served as a member of our boards of directors since his election on April 10, 2012.

Frederick N. Kurz, Jr. has served as a member of our boards of directors since his election on April 10, 2012. Mr. Kurz was appointed chairman of the boards on April 12, 2012. Mr. Kurz has declined acceptance of a director fee for attending board meetings. Mr. Kurz is Vice President and General Manager of Kimco Realty Corporation.

Michael J. Flynn served as the chairman of our boards of directors until April 10, 2012. He did not receive an annual retainer fee in fiscal years ended October 31, 2012 and 2011 for his services as the Companies’ chairman of the board. Michael J. Flynn was also the President, Chief Operating Officer and Vice chairman of the board of directors of Kimco Realty Corporation until December 31, 2008, at which time he retired from his positions with Kimco Realty Corporation.

Milton Cooper and Wolfgang Traber served as members of the boards of directors until April 10, 2012. Mr. Cooper serves as Executive chairman of the board of directors of Kimco Realty Corporation.

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Amounts due to the above related parties total $0 at October 31, 2012, $24,792 at October 31, 2011 and $7,292 at October 31, 2010.

 Regulatory Requirements

We are not aware of any material federal or state regulatory requirements that must be complied with or approvals that must be obtained prior to the completion of the merger.

 Exchange Procedures

The merger agreement contemplates that prior to the effective time of the merger, Blue Ridge will enter into an exchange agreement with IST Shareholder Services or such other bank or trust company that is reasonably satisfactory to Blue Ridge.  As promptly as reasonably practicable following the merger, the exchange agent will mail to each holder of record of Blue Ridge common shares and Big Boulder common shares a letter of transmittal and instructions for surrendering and exchanging such holder’s outstanding certificates or uncertificated Blue Ridge common shares or Big Boulder common shares, for uncertificated post-merger Blue Ridge common shares.

Upon surrender to the exchange agent of an outstanding certificate for cancellation, together with duly executed and completed letter of transmittal and such other documents as may be reasonably required by the exchange agent or Blue Ridge, or upon the receipt of an “agent’s message” by the exchange agent in the case of an uncertificated share, the holder of such outstanding certificates or uncertificated shares will be entitled to receive in exchange post-merger Blue Ridge common shares that is equal in number to the Blue Ridge common shares or Big Boulder common shares such holder owns before the merger.  This is because at the effective time of the merger, each holder of a combined pre-merger Blue Ridge common share and Big Boulder common share will receive two post-merger Blue Ridge common shares, which are then immediately combined into one post-merger Blue Ridge common share through the reverse stock split. The outstanding certificates or uncertificated shares representing pre-merger shares will be cancelled.  Post-merger Blue Ridge common shares will be in uncertificated book-entry form.

If any outstanding certificate have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such outstanding certificate to be lost, stolen or destroyed, the exchange agent will issue in exchange for such lost, stolen or destroyed outstanding certificate the number of post-merger Blue Ridge common shares such person is entitled to receive in connection with the merger, and if required by the exchange agent, Blue Ridge, as the surviving company, will (i) post a bond, in such reasonable amount as the exchange agent may direct, as indemnity against any claim that may be made against it with respect to such outstanding certificate; and (ii) pay any fee charged by the exchange agent for such service.

 Effective Time

Subject to the provisions of the merger agreement, as soon as practicable after the closing of the merger, Articles of Merger complying with the Pennsylvania Business Corporation Law will be filed with the Department of State of the Commonwealth of Pennsylvania and such other documents and instruments as are required by, and complying in all respects with the Pennsylvania Business Corporation Law, will be delivered to the appropriate state officials for filing.  The Merger will become effective at 11:59 p.m. United States Eastern Time on October 31, 2013.

Conditions to the Merger

The obligations of Blue Ridge and Big Boulder to complete the merger are subject to the satisfaction of the following conditions:

•

the approval and adoption of the merger agreement by the shareholders of each company;

•

absence of any injunction, decree, order, statute, rule or regulation by a court or other governmental entity that makes unlawful or prohibits the consummation of the merger;

•

effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose; and

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•

     the receipt by Blue Ridge and Big Boulder of an opinion from Morgan, Lewis & Bockius LLP, dated as of the closing date of the merger, to the effect that each of the merger and the reverse stock split should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

 Termination

At any time on or before the effective time of the merger, the boards of directors and shareholders of the Companies may mutually agree to terminate the merger agreement, notwithstanding approval and adoption of the merger agreement by the boards of directors and/or the shareholders.

 Structure of Blue Ridge Following the Merger

After the completion of the merger, Blue Ridge may pursue an internal restructuring of certain legal entities, and such internal restructuring would be subject to, among other things, the continuing evaluation of such restructuring and the approval of Blue Ridge board of directors after the merger.

 Dividend Policy

We do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance our operations and expand our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, operating results, capital requirements, and other factors the board of directors deems relevant.  We expect that our dividend policy to remain the same after the merger.

 Listing

After the merger, Blue Ridge common shares will continue to be quoted on the OTC Bulletin Board in the same manner as our Common Stock is quoted on the OTC Bulletin Board before the merger.

 No Appraisal Rights

Under Pennsylvania law, as well as the governing instruments of each company, neither the holders of Blue Ridge common shares nor the holders of Big Boulder common shares, respectively, are entitled to appraisal rights in connection with the merger.

In addition, under Pennsylvania law and the Blue Ridge corporate governing instruments, Blue Ridge shareholders are not entitled to appraisal rights with respect to the proposed amendment in the proposed Blue Ridge Amended and Restated Articles of Incorporation to effect the reverse stock split.

 Accounting Treatment

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America, which is referred to as GAAP. The merger will be accounted for using the acquisition method of accounting.  Blue Ridge will be treated as the acquirer for accounting purposes. Pursuant to ASC 805, a combination between entities under common control does not constitute a business combination.  When accounting for a transfer of assets or exchanges of shares between entities under common control, the entity that receives the net assets or the equity interests will initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.  The financial statements of Blue Ridge Real Estate will report the results of operations of Big Boulder Corporation for the period in which the transfer occurs as though the transfer had occurred at the beginning of the period.  In addition, prior period financial statements will also be presented as if the entities were combined at the beginning of the period.

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Pro Forma Financial Information

For accounting purposes, Blue Ridge will be identified as the acquirer under GAAP in connection with the merger.  Because historically Blue Ridge and Big Boulder have combined their financial statements, we believe that (i) an unaudited pro forma combined balance sheet as of April 30, 2013 assuming the merger was consummated on April 30, 2013 would be the same the Companies’ historical combined balance sheet as of April 30, 2013, (ii) an unaudited pro forma combined statement of operations for the year ended October 31, 2012 assuming the merger was consummated on November 1, 2011 would be the same as the Companies’ historical combined statement of operations for the year ended October 31, 2012, and (iii) an unaudited pro forma combined statement of operations for the six months ended April 30, 2013 assuming the merger was consummated on November 1, 2012 would be the same as the Companies historical combined statement of operations for the six months ended April 30, 2013.  These historical financial statements are included in this joint proxy statement/prospectus starting on page F-1.  As such, we do not believe it is necessary to separately present pro forma financial information in connection with the merger.  When considering historical financial information as pro forma financial information, you should note that such pro forma financial information is unaudited and is for illustrative purposes only.

Material U.S. Federal Income Tax Consequences

This section summarizes material U.S. federal income tax consequences to Blue Ridge, Big Boulder, and to the U.S. holders of Blue Ridge and Big Boulder common stock and unit certificates in connection with the merger and the Blue Ridge reverse stock split, to occur immediately following the merger. This summary does not describe all the U.S. federal income tax consequences that may be relevant to a common stockholder or unit certificate holder of the Companies in light of its particular circumstance or to holders subject to special rules, such as:

•

dealers and certain traders in securities or currencies;

•

banks, regulated investment companies, real estate investment trusts, and financial institutions;

•

insurance companies;

•

tax-exempt organizations;

•

persons who acquired shares of common stock or unit certificates of the Companies pursuant to the exercise of employee stock options or otherwise as compensation;

•

persons holding shares of common stock or unit certificates of the Companies as part of a "straddle," "hedge," "conversion" or similar transaction;

•

certain former citizens or long-term residents of the United States;

•

a U.S. holder whose functional currency for tax purposes is not the U.S. dollar; or

•

persons who own shares of common stock or unit certificates of the Companies through partnerships or other pass-through entities.

In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes.

For the purpose of this discussion, you are a U.S. holder if you are:

•

an individual who is a citizen or resident of the United States;

•

a U.S. domestic corporation;

•

an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, (x) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) that has a valid election under applicable Treasury regulations to be treated as a U.S. person.

This section is based on the Code, judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this joint proxy statement/prospectus may affect the tax consequences described herein, possibly with retroactive effect.

Morgan, Lewis and Bockius, LLP, counsel to each of Blue Ridge and Big Boulder, is of the opinion that each of the merger and the Blue Ridge reverse stock split, to occur immediately after the merger, should qualify as a reorganization within the meaning of Section 368(a) of  the Code.  This opinion is based upon, among other things, customary assumptions and the truth and accuracy of certain

57

representations and covenants as to factual matters made in representation letters provided by each of Blue Ridge and Big Boulder to counsel, which are assumed to be true correct and complete when made and will continue to be true, correct and complete through the completion of the of the merger and the reverse stock split.  These representations include a representation the Companies have historically been treated and reported as separately owned corporations for all tax purposes (other than for the purposes of narrow rules under the Code that apply to corporations with “stapled stock” instruments) as well as for state corporate law purposes.  On the effective date of the merger and the reverse stock split, each of Blue Ridge and Big Boulder will deliver updated copies of the aforementioned representation letters to counsel that are anticipated to allow counsel to reaffirm its opinion as of such effective date that each of the merger and the Blue Ridge reverse stock split, to occur immediately after the merger, should qualify as a reorganization within the meaning of Section 368(a) of  the Code, thereby satisfying a condition to the completion of the merger and Blue Ridge reverse stock split set forth in the merger agreement.

It should be noted that there is a lack of binding administrative and judicial authority addressing the qualification under Section 368(a) of the Code of transactions substantially similar to the merger and the reverse stock split, particularly with regard to the 1.) merger of multiple corporations with capital stock combined into a single instrument such as the unit certificates and subject to the terms of a contract such as the Securities Combination Agreement and 2.) the completion of a reverse stock split immediately following such a merger.  Nonetheless, counsel believes that its opinion is justified by tax principles to be inferred from a variety of relevant authority including narrow statutory rules governing stapled stock instruments, common law authority regarding tax ownership, Treasury regulations involving combinations of commonly controlled corporations, and various nonbinding IRS private letter rulings that describe fact patterns involving successive reorganizations, including reorganizations by way of recapitalization.  Morgan, Lewis and Bockius, LLP is also of the opinion that even if each of the merger and the Blue Ridge reverse stock split were not to qualify as a reorganization within the meaning of Section 368(a) of the Code, that it is unlikely that the transactions would be successfully recast by the IRS as resulting in immediate taxable gain or income for any of Blue Ridge, Big Boulder, or the holders of Blue Ridge and Big Boulder common stock and unit certificates.  However, there can be no assurance that taxable income will not result to any of Blue Ridge, Big Boulder, or the holders of Blue Ridge and Big Boulder common stock and unit certificates if the merger and/or the reverse stock split do not qualify as a reorganization under Section 368(a) of the Code.

The inaccuracy of any of representations, covenants, and assumptions relied upon by counsel in issuing its opinion on the tax consequences of the merger and the reverse stock split might jeopardize the conclusion reached by tax counsel in its opinion.  Furthermore, counsel’s opinion is not binding on the IRS or any court. In addition, no ruling from the IRS has been or will be requested regarding the U.S. federal income tax consequences of the merger or the reverse stock split. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in such tax opinions or described below.

The remainder of this discussion assumes that each of the merger and the reverse stock split qualifies as a reorganization within the meaning of Section 368(a) of the Code and that each of Blue Ridge and Big Boulder constitutes a separately owned corporation for U.S. federal income tax purpose.  Based on this assumption, no gain or loss shall result to any of Blue Ridge, BBC, or their respective shareholders as a result of the merger and the reverse stock split.  The aggregate tax basis in the shares of Blue Ridge common stock received in the merger by Blue Ridge and Big Boulder shareholders should equal the aggregate tax basis of the shares Blue Ridge and Big Boulder surrendered in the merger, and the aggregate tax basis of the post-reverse stock split shares of Blue Ridge common stock will be equal to the aggregate tax basis of the pre-reverse stock split shares of Blue Ridge common stock exchanged therefor. The holding period for the shares of Blue Ridge common stock received in the merger by shareholders of Blue Ridge and Big Boulder should include the holding period for Blue Ridge and Big Boulder common shares surrendered in the merger (assuming such shares are held as a capital asset), and the holding period of the post-reverse stock split shares of Blue Ridge common stock received will include the holding period of the pre-reverse stock split shares of Blue Ridge common stock exchanged therefor.

Blue Ridge and Big Boulder shareholders that owned (i) at least 5% (by vote or value) of the total outstanding stock of Blue Ridge or Big Boulder, or (ii) Blue Ridge or Big Boulder stock with a tax basis of $1 million or more are required to attach a statement to their tax returns for the year in which the merger is completed setting forth certain information pertaining to the merger. In addition, all Blue Ridge and Big Boulder stockholders must retain permanent records of certain information relating to the merger.

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The preceding discussion of certain material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, the shareholders of the Companies should consult their respective tax advisers as to the particular tax consequences to that holder of the merger and the reverse stock split, including the applicability and effect of any state, local or non-U.S. tax laws and of any changes or proposed changes to applicable law.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of certain provisions of the Companies’ restated articles of incorporation in the context of applicable laws. This summary is subject to and is qualified by reference to all the provisions of the restated articles of incorporation, which we urge you to read carefully.

Under the Security Combination Agreement between Blue Ridge and Big Boulder and under the bylaws of Blue Ridge and Big Boulder, shares of Blue Ridge and Big Boulder are issued in combined common share certificates, each certificate representing the same number of shares of each of Blue Ridge and Big Boulder. Shares of each corporation may be transferred only together with an equal number of shares in the other corporation.

As of August 29, 2013, there were 2,732,442 shares of our Common Stock, without par value, stated value $.30 per combined share, issued and outstanding, including 282,018 treasury shares.  Shares of our Common Stock are currently listed for quotation on the OTC Bulletin Board under the symbol “BLRGZ.” Blue Ridge and Big Boulder are Pennsylvania corporations and are subject to the Pennsylvania Business Corporation Law of 1988.

 Common Stock

Each of Blue Ridge and Big Boulder is authorized to issue 3,000,000 common shares under their respective restated articles of incorporation.  Holders of our Common Stock are entitled to receive, as, when and if declared by our boards of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes.

Holders of our Common Stock are entitled to one vote for every share standing in his or her name on the books of the company which is entitled to vote at such meeting. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable.

 Shareholder Action by Written Consent

Under Pennsylvania law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if such action is authorized by the unanimous written consent of all shareholders entitled to vote at a meeting for such purposes.

 Amendments to Our Bylaws

Our bylaws provide that the vote of a majority of all directors or the vote of the majority of the outstanding stock entitled to vote is required to alter, amend or repeal our bylaws.

 Certain Anti-Takeover Provisions

Pennsylvania Control-Share Acquisitions Law

Generally, subchapters 25E, F, G, H, I and J of the Pennsylvania corporate laws place certain procedural requirements and establish certain restrictions upon the acquisition of voting shares of a corporation which would entitle the acquiring person to cast or direct the casting of a certain percentage of votes in an election of directors. Our bylaws explicitly provide that subchapters E, G, and H (and thus, by implication subchapters I and J) do not apply to Blue Ridge and Big Boulder. Our bylaws do not, however, exempt us from subchapter 25F.  In general, Subchapter 25F of the Pennsylvania corporate laws delays for five years and imposes conditions upon “business combinations” with an “interested shareholder.”  The term “business combination” is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing our assets for purchase price amortization or refinancing purposes. An “interested shareholder,” in general, would be a beneficial owner of at least 20% of our voting shares.

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The above description of subchapter 25F of the Pennsylvania corporate laws merely summarizes the material anti-takeover provisions applicable to Blue Ridge and Big Boulder that are contained in the Pennsylvania corporate laws, but are not a complete discussion of those provisions. These provisions may discourage purchases of our stock or a non-negotiated tender or exchange offer for our stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction.

Section 1715 of the Pennsylvania Business Corporation Law

Under Section 1715 of the Pennsylvania Business Corporation Law, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, such factors as:

•

the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments;

•

our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibilities that these interests may be best served by our continued independence;

•

the resources, intent and conduct of any person seeking to acquire control of us; and

•

all other pertinent factors.

Section 1715 further provides that any act of our board of directors, a committee of the board of directors or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of our disinterested directors have assented will be presumed to satisfy the standard of care set forth in the Pennsylvania Business Corporation Law, unless it is proven by clear and convincing evidence that our disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of Section 1715, our directors are provided with broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Section 1715 may discourage purchases of our Common Stock or a non-negotiated tender or exchange offer for our Common Stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. As a result, Section 1715 may have a depressive effect on the price of our Common Stock.

 Limitation of Liability and Indemnification of Directors and Officers

Section 1741 of the Pennsylvania Business Corporation Law empowers a corporation to indemnify any officer or director acting in his or her capacity as a representative of the corporation who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the corporation. The Pennsylvania Business Corporation Law limits the ability of a corporation to indemnify its officers and directors for conduct constituting willful misconduct or recklessness, or acts in violation of criminal statute.

Our articles of incorporation provide that our directors and officers shall not be personally liable for monetary damages (including, without limitations, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitations, attorneys’ fees and disbursement)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office under our articles, bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Further, the articles provide that indemnification shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or for the payment of taxes.

Our bylaws provide for the indemnification of any director or officer made part of any action, suit or proceeding against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceed, or in connection with any

61

appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for negligence or misconduct in the performance of his duties. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his duties if such officer, director or employee was acting in good faith in what he considered to be our best interests and with no reasonable cause to believe that the action was illegal. Further, the bylaws provide that the board of directors may authorize us to purchase and maintain directors’ and officers’ liability insurance, insuring against any liability asserted against him and incurred by him in his capacity or arising out of his status as a director and/or officer to the extent authorized by law.

 Transfer Agent and Registrar

The transfer agent for our Common Stock is IST Shareholder Services.

 Comparison of Rights of Blue Ridge Shareholders and Big Boulder Shareholders

The governing corporate documents of Blue Ridge and Big Boulder are substantially the same.  At the effective time of the merger, in accordance with the merger agreement, Blue Ridge will adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  Comparing to Blue Ridge’s Restated Articles of Incorporation currently in effect, the principal amendments in the Amended and Restated Articles of Incorporation are the increase in the number of authorized shares of common stock of Blue Ridge to 6,000,000, the provision that the shares of Blue Ridge will be uncertificated, and the addition of reverse stock split provisions.  In addition, comparing to Blue Ridge’s Bylaws currently in effect, the principal amendment in the Amended and Restated Bylaws is the provision regarding termination of the Security Combination Agreement.  Other than these changes, we believe that holders of post-merger Blue Ridge common shares will otherwise have substantially the same rights as holders of Blue Ridge common shares or Big Boulder common shares.

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LEGAL MATTERS

The validity of the Blue Ridge common shares to be issued pursuant to the merger agreement and the material U.S. federal income tax consequences relating to the merger will be passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

 EXPERTS

The financial statements as of October 31, 2012 and 2011 and for each of the three years in the three-year period ended October 31, 2012 included in this Prospectus have been so included in reliance on the report Kronick Kalada Berdy & Co., P.C., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. .

 FUTURE SHAREHOLDER PROPOSALS

If you would like to submit a proposal for inclusion in the proxy materials for the Companies’ 2013 annual meetings of shareholders, you may do so by following the procedures prescribed in SEC Rule 14a-8 under the Securities and Exchange Act of 1934.  To be eligible for inclusion, shareholder proposals must be received by the Secretary, Blue Ridge Real Estate Company/Big Boulder Corporation, Route 940 and Moseywood Road, P.O. Box 707, Blakeslee, Pennsylvania 18610, at any time before October 31, 2013.  If you intend to submit a proposal at the Companies’ 2013 annual meetings of shareholders but do not intend to include the proposal in the Companies’ proxy statement for that meeting, you must provide appropriate notice to the Companies on or before January 15, 2014.  If the Companies do not receive notice by that date, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

 OTHER MATTERS PRESENTED AT THE MEETINGS

As of the date of this joint proxy statement/prospectus, neither the Blue Ridge board of directors nor the Big Boulder board of directors knows of any matters that will be presented for consideration at either the Blue Ridge special meeting or the Big Boulder special meeting, respectively, other than as described in this joint proxy statement/prospectus. If any other matters come before either the Blue Ridge special meeting or the Big Boulder special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

 WHERE YOU CAN FIND MORE INFORMATION

Blue Ridge and Big Boulder each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Blue Ridge and Big Boulder, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult the Companies’ website at www.brreco.com for more information about Blue Ridge or Big Boulder. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

Blue Ridge has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the Blue Ridge common shares to be issued to holders of unit certificates pursuant to the merger. The registration statement, including the attached exhibits, contains additional relevant information about Blue Ridge and Blue Ridge common

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shares. The rules and regulations of the SEC allow Blue Ridge and Big Boulder to omit certain information included in the registration statement from this joint proxy statement/prospectus.

You should rely only on the information contained in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated                , 2013. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date.

0

INDEX TO COMBINED FINANCIAL STATEMENTS AND SCHEDULES

Blue Ridge Real Estate CompanyBig Boulder Corporation

AUDITED COMBINED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firmon Financial Statement Schedules

To the Board of Directors and the Shareholders of

Blue Ridge Real Estate Company

and Big Boulder Corporation

We have audited the combined financial statements of Blue Ridge Real Estate Company and Subsidiaries and Big Boulder Corporation and Subsidiaries (the “Companies”) as of October 31, 2012 and 2011, and for each of the three years in the period ended October 31, 2012, and have issued our report thereon dated January 29, 2013; such financial statements and report are included in your October 31, 2012 Annual Report on Form 10-K and are incorporated herein by reference.  Our audits also included the combined financial statement schedule of the Companies listed in Item 15.  This financial statement schedule is the responsibility of the Companies’ management.  Our responsibility is to express an opinion based on our audits.  In our opinion, such combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania

January 29, 2013

Report of Independent Registered Public Accounting Firm

Boards of Directors and Shareholders

Blue Ridge Real Estate Company

and Big Boulder Corporation

We have audited the accompanying combined balance sheets of Blue Ridge Real Estate Company and Subsidiaries and Big Boulder Corporation and Subsidiaries as of October 31, 2012 and 2011, and the related combined statements of operations, changes in shareholders’ equity, and cash flows for each of the three years in the period ended October 31, 2012.  These financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Blue Ridge Real Estate Company and Subsidiaries and Big Boulder Corporation and Subsidiaries at October 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania

January 29, 2013

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED BALANCE SHEETS

October 31, 2012 and 2011

ASSETS	10/31/12	10/31/11

Land and land development costs (3,012 and 3,388 acres per land ledger, respectively)	$20,352,066	$20,642,787
Land improvements, buildings and equipment, net	21,043,068	22,438,253
Land held for investment, principally unimproved (10,404 and 10,407 acres per land ledger, respectively)	6,848,390	6,848,488
Long-lived assets held for sale (377 and 6 acres per land ledger, respectively)	846,174	2,941,148
Cash and cash equivalents	497,409	377,158
Cash held in escrow	205,493	211,881
Prepaid expenses and other assets	468,828	483,434
Accounts receivable and mortgages receivable	143,382	160,290
Assets of discontinued operations (1 and 312 acres per land ledger, respectively)	166,682	11,002,270
Total assets	$50,571,492	$65,105,709

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Debt	$16,880,416	$27,113,120
Accounts payable	140,956	437,783
Accrued liabilities	311,097	415,935
Deferred income	695,981	733,734
Amounts due to related parties	0	24,792
Accumulated deferred income taxes	481,633	2,303,708
Accrued pension expense	4,240,964	3,312,316
Liabilities of discontinued operations	0	1,010,384
Total liabilities	22,751,047	35,351,772

COMBINED SHAREHOLDERS' EQUITY:
Capital stock, without par value, stated value $.30 per
combined share, Blue Ridge and Big Boulder each
authorized 3,000,000 shares, each issued 2,732,442	819,731	819,731
Capital in excess of stated value	19,829,475	19,829,475
Earnings retained in the business	12,203,825	13,462,459
Accumulated other comprehensive loss	(2,947,179)	(2,272,321)
Shareholders’ equity before capital stock in treasury	29,905,852	31,839,344
Less cost of 282,018 combined shares of capital stock in treasury	2,085,407	2,085,407
Total shareholders' equity	27,820,445	29,753,937
Total liabilities and shareholders’ equity	$50,571,492	$65,105,709

The accompanying notes are an integral part of the combined financial statements.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS

for the years ended October 31, 2012, 2011 and 2010

	10/31/12	10/31/11	10/31/10
Revenues:
Real estate management revenue	$997,854	$993,602	$1,063,270
Land resource management revenue	4,341,767	2,872,670	2,557,013
Rental income revenue	1,790,087	1,812,874	1,793,996
Total revenues	7,129,708	5,679,146	5,414,279
Costs and expenses:
Real estate management costs	1,010,413	1,016,444	1,127,137
Land resource management costs	4,670,340	4,436,374	5,612,485
Rental income costs	934,013	964,880	995,448
General and administration expense	1,881,691	1,791,381	2,438,220
Gain on sale of assets	(4,609)	(19,165)	0
Total costs and expenses	8,491,848	8,189,914	10,173,290
Loss from continuing operations	(1,362,140)	(2,510,768)	(4,759,011)

Other income and (expense):
Interest and other income	3,315	11,259	21,591
Interest expense (net of capitalized interest of $0 in 2012, $198,728 in 2011 and $312,944 in 2010)	(1,128,087)	(1,415,031)	(1,261,339)
Total other income and expense	(1,124,772)	(1,403,772)	(1,239,748)

Loss from continuing operations before income taxes	(2,486,912)	(3,914,540)	(5,998,759)

(Credit) provision for income taxes on continuing operations:
Current income taxes on continuing operations	67,000	2,000	(3,000)
Deferred income taxes on continuing operations	(1,339,000)	(1,329,000)	(2,180,000)
Total (credit) provision for income taxes on continuing operations	(1,272,000)	(1,327,000)	(2,183,000)

Net loss before discontinued operations	(1,214,912)	(2,587,540)	(3,815,759)

Discontinued operations (including $82 gain and $476,279 loss on disposals in 2012 and 2011, respectively)	(66,722)	169,775	616,679

Provision (credit) for income taxes on discontinued operations:
Current income taxes on discontinued operations	(1,000)	0	0
Deferred income taxes on discontinued operations	(22,000)	57,000	210,000
Total provision (credit) for income taxes on discontinued operations	(23,000)	57,000	210,000
Net (loss) income from discontinued operations	(43,722)	112,775	406,679
Net loss	($1,258,634)	($2,474,765)	($3,409,080)

Basic (loss) earnings per weighted average combined share:
Net loss before discontinued operations	($0.49)	($1.06)	($1.56)
Income from discontinued operations, net of tax	($0.02)	$0.05	$0.17
Total basic (loss) earnings per weighted average combined share	($0.51)	($1.01)	($1.39)

The accompanying notes are an integral part of the combined financial statements.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

for the years ended October 31, 2012, 2011 and 2010

					Accumulated
			Capital in	Earnings	Other	Capital
Capital Stock (a)			Excess of	Retained in	Comprehensive	Stock in
	Shares	Amount	Stated Value	the Business	Loss	Treasury (b)	Total
Balances, October 31, 2009	2,732,442	$819,731	$19,823,586	$19,346,304	($2,072,884)	($2,085,407)	$35,831,330

Comprehensive loss:
Net loss				(3,409,080)			(3,409,080)

Other comprehensive (loss) income:
Defined benefit pension
Deferred actuarial gain, net					362,652		362,652
Prior service costs, net					688		688
Unrecognized transition cost, net					6,104		6,104
Total defined benefit pension, net of deferred tax expense of $257,000							369,444
Total comprehensive loss							(3,039,636)

Compensation recognized under employee stock plan			5,889				5,889

Balances, October 31, 2010	2,732,442	$819,731	$19,829,475	$15,937,224	($1,703,440)	($2,085,407)	$32,797,583

Comprehensive loss:
Net loss			(2,474,765)				(2,474,765)

Other comprehensive loss:
Defined benefit pension
Deferred actuarial loss, net of deferred tax expense of $389,000					(568,881)		(568,881)
Total comprehensive loss							(3,043,646)

Balances, October 31, 2011	2,732,442	$819,731	$19,829,475	$13,462,459	($2,272,321)	($2,085,407)	$29,753,937

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

for the years ended October 31, 2012, 2011 and 2010

					Accumulated
			Capital in	Earnings	Other	Capital
	Capital Stock (a)		Excess of	Retained in	Comprehensive	Stock in
	Shares	Amount	Stated Value	the Business	Loss	Treasury (b)	Total
Balances, October 31, 2011	2,732,442	$819,731	$19,829,475	$13,462,459	($2,272,321)	($2,085,407)	$29,753,937

Comprehensive loss:
Net loss				($1,258,634)			($1,258,634)

Other comprehensive loss:
Defined benefit pension
Deferred actuarial loss, net of deferred tax expense of $461,000					(674,858)		(674,858)
Total comprehensive loss							(1,933,492)

Balances, October 31, 2012	2,732,442	$819,731	$19,829,475	$12,203,825	($2,947,179)	($2,085,407)	$27,820,445

(a) Capital stock, at stated value of $.30 per combined share

(b) 282,018 combined shares held in treasury, at cost at October 31, 2012, 2011, and 2010

The accompanying notes are an integral part of the combined financial statements.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

for the years ended October 31, 2012, 2011 and 2010

	10/31/12	10/31/11	10/31/10
Cash Flows Provided By (Used In) Operating Activities:
Net loss	($1,258,634)	($2,474,765)	($3,409,080)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,227,002	1,354,830	1,341,774
Impairment	70,700	1,178,651	2,376,000
Deferred income taxes	(1,361,000)	(1,272,000)	(1,970,000)
Gain on sale of assets	(14,011)	(44,886)	0
Compensation recognized under employee stock plan	0	0	5,889
Changes in operating assets and liabilities:
Cash held in escrow	6,388	393,278	436,518
Accounts receivable and mortgages receivable	16,908	249,697	(58,659)
Prepaid expenses and other assets	910,484	(105,470)	7,933
Land and land development costs	20,003	92,460	(570,414)
Long-lived assets held for sale	2,621,531	1,001,171	973,748
Accounts payable and accrued liabilities	(633,742)	(520,456)	(52,171)
Deferred income	(37,753)	(60,510)	70,636
Net cash provided by (used in) operating activities	1,567,876	(208,000)	(847,826)

Cash Flows Provided By (Used In) Investing Activities:
Proceeds from disposition of assets	2,100,749	1,440,106	0
Additions to properties	(93,481)	(429,557)	(1,542,999)
Payments received under direct financing lease arrangements	7,788,195	8,598	11,280
Net cash provided by (used in) investing activities	9,795,463	1,019,147	(1,531,719)

Cash Flows (Used In) Provided By Financing Activities:
Proceeds from debt	4,269,457	6,474,530	7,928,262
Payment of debt	(15,512,545)	(7,298,481)	(5,275,527)
Deferred financing costs	0	0	(45,000)
Net cash (used in) provided by financing activities	(11,243,088)	(823,951)	2,607,735
Net increase (decrease) in cash and cash equivalents	120,251	(12,804)	228,190
Cash and cash equivalents, beginning of period	377,158	389,962	161,772
Cash and cash equivalents, ending of period	$497,409	$377,158	$389,962

The accompanying notes are an integral part of the combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Combination:

   The accompanying combined financial statements include the accounts of Blue Ridge Real Estate Company (“Blue Ridge”) and its wholly-owned subsidiaries (Northeast Land Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc., Blue Ridge Acquisition Company, BRRE Holdings, Inc., Coursey Commons Shopping Center, LLC, Coursey Creek, LLC, Cobble Creek, LLC, Flower Fields Motel, LLC, Blue Ridge WMN, LLC and Blue Ridge WNJ, LLC) and Big Boulder Corporation (“Big Boulder”) and its wholly-owned subsidiaries (Lake Mountain Company and BBC Holdings, Inc.) (collectively, the “Companies”).  Under a Security Combination Agreement between Blue Ridge and Big Boulder and under the by-laws of both Companies, shares of the Companies are combined in unit certificates, each certificate representing concurrent ownership of the same number of shares of each company; shares of each company may be transferred only together with an equal number of shares of the other company. All significant intercompany accounts and transactions are eliminated.

Revenue Recognition:

   Revenues are derived from a wide variety of sources, including sales of real estate, management of investment properties, home construction, property management services, golf activities, timbering and leasing activities. Generally, revenues are recognized as services are performed, except as noted below.

Land and Resort Homes:

   The Companies recognize income on the disposition of real estate using the full accrual method.  The full accrual method is appropriate at closing when the sales contract has been signed, the buyer has arranged permanent financing and the risks and rewards associated with ownership have been transferred to the buyer.  In the few instances that the Companies finance the sale, more than 20% down payment is required.  The remaining financed purchase price is not subject to subordination. Down payments of less than 20% are accounted for as deposits.

   The costs of developing land for resale as resort homes and the costs of constructing certain related amenities are allocated to the specific parcels to which the costs relate. Such costs, as well as the costs of construction of the resort homes, are charged to operations as sales occur. Land held for resale and resort homes under construction are stated at lower of cost or market.

Custom Home Construction:

   The Companies recognize revenue and costs on custom home construction using the percentage of completion method of accounting when construction is beyond the preliminary stage, the buyer is committed to the extent of being unable to require a refund except for non-delivery, the sales proceeds are collectible and the aggregate sales proceeds and the total cost of the project can be reasonably estimated.  Total estimated revenues and construction costs are reviewed periodically, and the effects of revisions are reflected in the combined financial statements in the period in which the revisions are determined.

Timbering Revenues:

   Timbering revenues from stumpage contracts are recognized at the time a stumpage contract is signed, at which time the risk of ownership has been passed to the buyer at a fixed, determinable cost.  Reasonable assurance of collectibility has been determined by the date of signing, and the few obligations of the Companies have already been met.  Therefore, full accrual recognition at the time of contract execution is appropriate under SAB 104 guidance.

Land and Land Development Costs:

   The Companies capitalize as land and land development costs, the original acquisition cost, direct construction and development costs, property taxes, interest incurred on costs related to land under development and other related costs (engineering, surveying, landscaping, etc.) until the property reaches its intended use.  The cost of sales for individual parcels of real estate or condominium units within a project is determined using the relative sales value method.  Revenue is recognized upon signing closing documents.   At closing a binding contract is in effect, the buyer has arranged for permanent financing and the Companies are assured of payment in full.  Also at this time, the risks and rewards associated with ownership have been transferred to the buyer.  Selling expenses are recorded when incurred.

Land Improvements, Buildings, Equipment and Depreciation:

   Land improvements, buildings and equipment are stated at cost. Depreciation, including amortization of equipment under capital lease is provided principally using the straight-line method over the estimated useful lives as set forth below:

Land improvements

 10-30 years

Buildings and improvements

   3-40 years

Equipment and furnishings

   3-20 years

   Upon sale or retirement of depreciable property, the cost and related accumulated depreciation are removed from the related accounts, and resulting gains or losses are reflected in income.

   Interest, real estate taxes, and insurance costs, including those costs associated with holding unimproved land, are charged to expense as incurred. Interest cost incurred during construction of facilities is capitalized as part of the cost of such facilities.

   Maintenance and repairs are charged to expense, and major renewals and betterments are added to property accounts.

Land Held for Investment:

   Land held for investment is stated at cost and is principally unimproved.  Portions of this land are leased on an annual basis primarily to hunting and sportsman clubs.  Real estate taxes and insurance are expensed as incurred.

Long-Lived Assets Held for Sale:

   Long-lived assets held for sale primarily relate to housing units constructed in real estate developments projects.  The Companies classify assets as a long-lived asset held for sale upon the completion of construction.  The carrying value of the assets held for sale are stated at the lower of carrying value or fair market value less costs to sell.  The impairment loss for long-lived assets held for sale is the difference between their carrying value and their fair value less cost to sell.  Real estate taxes, insurance, utilities and any related interest are expensed upon completion of construction.  Also included in long-lived assets held for sale at October 31, 2012 is 376 acres of land under agreement of sale to the Conservation Fund.  If the sale closes as expected, we anticipate closing will be held in July of 2013.

Investment in Direct Financing Leases:

   The Companies’ have capitalized as the net investment in direct financing leases, the portion of the leased premises pertaining to Jack Frost Mountain and Big Boulder ski areas, which meets the criteria for accounting for these lease transactions as direct financing leases.  The accounting was based on estimates and assumptions about the fair values and estimated useful lives of the leased properties, as well as the collectibility of lease payments and recoverability of the unguaranteed residual value of the leased properties.  Management had periodically reviewed the net investment in direct financing leases for events or changes in circumstances that could impact collectibility, and recoverability of the unguaranteed residual value of leased properties and on October 31, 2011 wrote down the net investment in direct financing lease to the amount expected to be recoverable.  On December 15, 2011 the ski areas were sold.

Accounts and Mortgages Receivable:

   Accounts receivable are reported at net realizable value.  Accounts or a portion thereof are written off when they are determined to be uncollectible based upon management’s assessment of individual accounts.  An allowance for doubtful accounts, if deemed necessary, is estimated based upon a review of individual accounts.  The allowance amount was $40 at October 31, 2012 and $1,222 at October 31, 2011.

   The Companies account for mortgages receivable on a cost basis.  Interest income is recorded on a monthly basis.  Late payment fees are charged on overdue payments.  Mortgages receivable are evaluated at origination and monitored on an ongoing basis for credit worthiness.  Mortgages receivable are considered fully collectible by management and accordingly no allowance for losses is considered necessary.  Any mortgage 90 days past due is reviewed by management for collectibility.  Mortgages receivable were $0 and $2,920 at October 31, 2012 and 2011, respectively.

Impairment:

   The Companies review their long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, which is primarily due to the state of the industry and the economy.  In that event, the Companies calculate the expected future net cash flows to be generated by the asset.  If those net future cash flows are less than the carrying value of the asset, an impairment loss is recognized in operating (loss) profit.  The impairment loss is the difference between the carrying value and the fair value of the asset.  The impairment loss is recognized in the period incurred.

Deferred Income:

   Deferred income includes dues, rents and deposits on land or home sales. Rents that are not yet earned relate to the Companies’ commercial properties that have been paid in advance, and dues are related to memberships in the Companies’ hunting and fishing clubs and golf club memberships paid in advance. The Companies recognize revenue related to the hunting and fishing clubs and golf course memberships over the period that the dues cover.  The Companies’ recognize revenue related to the fishing club over a five month period, May through September, and the golf course over a seven month period, April through October.  Deposits are required on land and home sales.

   Also included in deferred income is a reimbursement from the Pennsylvania Department of Transportation for the cost of a sewer line.  Income will be recognized over the depreciation period.  This sewer line has not yet been placed in service.

Comprehensive Income (Loss):

   The Companies’ comprehensive income (loss) differs from net income (loss) due to changes in the funded status of the Companies’ defined benefit pension plan (see Note 8).  The Companies have elected to disclose comprehensive income and loss in its Combined Statements of Changes in Shareholders’ Equity.

Income Taxes:

   The Companies account for income taxes utilizing the asset and liability method of recognizing the tax consequence of transactions that have been recognized for financial reporting or income tax purposes.  Among other things, this method requires current recognition of the effect of changes in statutory tax rates on previously provided deferred taxes.  For federal income tax purposes, Blue Ridge and its subsidiaries and Big Boulder and its subsidiaries each file as consolidated entities. State income taxes are reported on a separate company basis. Valuation allowances are established, when necessary to reduce tax assets to the amount expected to be realized.

   The Companies policies for Accounting for Uncertainty in Income Taxes in an enterprise’s financial statements, requires a review of all tax positions and applies a “more-likely-than-not” recognition threshold to determine whether any part of an individual tax position should be recognized in an enterprise’s financial statements. A tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon the ultimate settlement with the taxing authority that has full knowledge of all relevant information.

Advertising Costs:

   Advertising costs are primarily related to real estate development and golf course operation.  Advertising costs are expensed when incurred and the advertising expense for Fiscal 2012, Fiscal 2011 and Fiscal 2010 was $22,821, $25,739, and $43,441, respectively.

Use of Estimates and Assumptions:

   The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the combined financial statements in the period in which the revisions are determined.

Statement of Cash Flows:

   For purposes of reporting cash flows, the Companies consider cash equivalents to be all highly liquid investments with maturities of three months or less when acquired.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Companies to concentration of credit risk consist principally of temporary cash investments. The Companies’ temporary cash investments are held by financial institutions. The Companies have not experienced any losses related to these investments.  At October 31, 2012, the Companies had no cash in excess of the FDIC limits.

Earnings Per Share:

   Basic earnings per share is calculated based on the weighted-average number of shares outstanding.  Diluted earnings per share includes the dilutive effect of stock options, if applicable.

Business Segments:

   The Companies currently operate in two business segments, which consist of the Real Estate Management/Rental Operations and Land Resource Management segments.  Financial information about our segments can be found in Note 15.

Stock Compensation:

   The Companies recognize as compensation expense an amount equal to the grant date fair value of the stock options issued over the required service period.  Compensation cost is measured using the modified prospective approach.

   The fair value of each option award is estimated at the date of grant using an option pricing model.  Expected volatilities are based upon historical volatilities of the Companies’ stock.  The Companies use historical data to estimate option exercises and employee terminations with the valuation model.  The expected term of options granted is derived from the output of the valuation model and represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Discontinued Operations:

   A component of the Companies is classified as a discontinued operation when (i) the operations and cash flows of the component of the Companies can be clearly distinguished and have been or will be eliminated from our ongoing operations; (ii) the component has either been disposed of or is classified as held for sale; and (iii) we will not have any significant continuing involvement in the operations of the component of the Companies after the disposal transactions.  Significant judgments are involved in determining whether a component meets the criteria for discontinued operations reporting and the period in which these criteria are met.

   If a component of the Companies is reported as a discontinued operation, the results of operations through the date of sale, including any gain or loss recognized on the disposition, are presented on a separate line of the statements of operations.

Reclassification:

   The Companies report the results of discontinued operations as a separate component of income on the combined statements of operations under the caption discontinued operations.  This reporting presentation resulted in certain reclassifications of the 2011 and 2010 financial statement amounts.

   Certain amounts in the Fiscal 2011 and Fiscal 2010 combined financial statements have been reclassified to conform to the Fiscal 2012 presentation.

New Accounting Pronouncements:

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (“Topic 820”): Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”). ASU 2010-06 requires certain new disclosures and clarifies some existing disclosure requirements regarding fair value measurement as set forth in Accounting Standards Codification (“ASC”) Subtopic 820-10. ASU 2010-06 amends ASC Subtopic 820-10 to now require that (1) a reporting entity disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity present separately information about purchases, sales, issuances, and settlements, and (3) a reporting entity provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of ASU No. 2010-06 did not have a material impact on the Companies’ combined financial statements.

In December 2009, the FASB issued ASU No. 2009-16, “Accounting for Transfers of Financial Assets” (“ASU 2009-16”), which is an amendment of ASC 860, “Transfers and Servicing.”  ASU 2009-16 requires more information about the transfers of financial assets.  More specifically, ASU 2009-16 eliminates the concept of a “qualified special purpose entity”, changes the requirements for derecognizing financial assets, and enhances the information reported to users of financial statements.  ASU 2009-16 is effective for fiscal years beginning on or after November 15, 2009. ASU 2009-16 is effective for the Companies’ financial statements for fiscal years beginning November 1, 2010. The adoption of ASU 2009-16 did not have a material impact on the Companies’ combined financial statements.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. The new standard will require a number of new disclosures, including additional disclosures about the reporting entity’s involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU 2009-17 is effective for fiscal years beginning after November 15, 2009. The adoption of ASU 2009-17 did not have a material impact on the Companies’ combined financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Statement of Comprehensive Income” (“ASU 2011-05”), which requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income.  The adoption of this guidance, which relates to presentation only, is not expected to have a material impact on the Companies’ combined financial statements.  ASU 2011-05 will be effective for the Companies’ fiscal year beginning November 1, 2012.  In December 2011, the FASB issued Accounting Standards Update No. 2011-12 (ASU 2011-12) which is a deferral of the effective date for the amendments to the presentation of reclassifications of items out of accumulated other comprehensive income in Accounting Standards Update No. 2011-05 effective for fiscal years and interim periods within those years beginning after December 1, 2011.

2.  DISCONTINUED OPERATIONS:

   On September 30, 2011, the Applebee’s located in Fort Collins, Colorado was sold and as a result the operating activity for the years ending October 31, 2011 and 2010 is being reported as a discontinued operation.  The operating results of Applebee’s were previously reported in the Rental Operations of the combined statements of operations.  At October 31, 2012 and 2011, there were no remaining assets or liabilities related to Applebee’s.

   On November 30, 2011, the Jack in the Box located in Wallisville, Texas was sold and as a result the operating activity for the years ending October 31, 2012, 2011 and 2010 is being reported as a discontinued operation.  The operating results of Jack in the Box were previously reported in the Rental Operations of the combined statements of operations.  At October 31, 2012, there were no remaining assets or liabilities related to Jack in the Box.  At October 31, 2011, there was $1,814,573 of assets related to Jack in the Box included in assets of discontinued operation and $1,010,384 of debt included in liabilities of discontinued operations on the Companies’ combined balance sheet.

   On December 15, 2011, the Jack Frost Mountain and Big Boulder ski areas were sold and as a result the operating activity for the years ending October 31, 2012, 2011 and 2010 is being reported as a discontinued operation.  The ski areas had been leased to an operator and a portion of the leased premises had been capitalized as net investment in direct financing leases. Therefore a portion of the operating results were previously reported in the Rental Operations and a portion of the operating results were previously reported in the Interest and Other Income line of the combined statements of operations.  At October 31, 2012, there were no remaining assets or liabilities related to the Jack Frost Mountain and Big Boulder ski areas.  At October 31, 2011, there was $8,955,649 of assets related to the two ski areas included in assets of discontinued operations on the Companies’ combined balance sheet and there were no liabilities.

   On September 17, 2012, the Companies signed an agreement of sale on Lot 5 Maple Terrace located in Saylorsburg, PA.  A deposit was received and the transaction is expected to close October 1, 2013.  As a result operating activity for the property is being reported as discontinued operations for the years ending October 31, 2012, 2011 and 2010.  At October 31, 2012 and 2011, there were assets related to the Maple Terrace property totaling $166,682 and $232,048 respectively, included in assets of discontinued operations and there were no liabilities.

   The combined assets and liabilities as of October 31, 2012 and 2011, and the results of operations of the properties classified as discontinued operations for the years ended October 31, 2012, 2011 and 2010, are summarized as follows:

BALANCE SHEET	10/31/12	10/31/11

ASSETS
Land improvements, buildings & equipment, net	$124,790	$443,156
Land held for investment, principally unimproved	41,892	94,886
Long-lived assets held for sale	0	1,780,155
Net investment in direct financing leases	0	7,788,195
Prepaid expenses and other assets	0	895,878
Total assets of discontinued operations	$166,682	$11,002,270

LIABILITIES
Debt	$0	$1,010,384
Total liabilities of discontinued operations	$0	$1,010,384

STATEMENT OF OPERATIONS	2012	2011	2010
Revenues:
Applebee’s	$0	$106,011	$78,714
Jack in the Box	10,971	133,335	132,984
Jack Frost Mountain Ski Area	5,097	163,143	158,639
Big Boulder Ski Area	5,097	89,119	84,614
Maple Terrace	5,750	18,000	18,000
Total Revenue	26,915	509,608	472,951

Expenses (excluding interest):
Applebee’s	0	4,665	5,342
Jack in the Box	136	44,478	51,336
Jack Frost Mountain Ski Area	7,730	10,279	1,018
Big Boulder Ski Area	472	3,983	7,671
Maple Terrace	77,995	9,032	6,759
Total Expenses	86,333	72,437	72,126

Interest and other income (interest income related to ski area net investment in direct financing lease):
Applebee’s	0	0	0
Jack in the Box	0	0	0
Jack Frost Mountain Ski Area	0	126,672	126,092
Big Boulder Ski Area	0	194,997	192,865
Maple Terrace	0	0	0
Total Interest and Other Income	0	321,669	318,957

Interest expense(calculated on debt related to the property):
Applebee’s	0	42,992	31,781
Jack in the Box	7,386	69,794	71,322
Jack Frost Mountain Ski Area	0	0	0
Big Boulder Ski Area	0	0	0
Maple Terrace	0	0	0
Total Interest	7,386	112,786	103,103

Gain (Loss) on Disposal:
Applebee’s	0	25,721	0
Jack in the Box	9,402	0	0
Jack Frost Mountain Ski Area	(4,803)	(387,000)	0
Big Boulder Ski Area	(4,517)	(115,000)	0
Maple Terrace	0	0	0
Total Gain (loss) on Disposal	82	(476,279)	0

Income (loss) from discontinued operations before income taxes	($66,722)	$169,775	$616,679

3.  CONDENSED FINANCIAL INFORMATION:

Condensed financial information of Blue Ridge and its subsidiaries and Big Boulder and its subsidiaries, at October 31, 2012, 2011 and 2010 and for each of the years then ended is as follows:

	Blue Ridge and Subsidiaries
	10/31/12	10/31/11	10/31/10
FINANCIAL POSITION:
Total assets	$40,725,247	$51,526,111	$54,244,597
Total liabilities	24,077,895	33,108,155	33,548,251
Shareholders' equity	16,647,352	18,417,956	20,696,346
OPERATIONS:
Revenues	3,988,091	3,409,638	3,805,407
Loss from continuing operations before taxes	(2,194,921)	(2,589,152)	(5,363,189)
Credit for income taxes from continuing operations	(1,143,000)	(876,000)	(1,982,000)
Net loss	($1,095,751)	($1,709,510)	($3,156,971)

	Big Boulder and Subsidiaries
	10/31/12	10/31/11	10/31/10
FINANCIAL POSITION:
Total assets	$9,846,245	$13,579,598	$16,012,793
Total liabilities (includes deferred tax asset which on combined balance sheets nets to a liability)	(1,326,848)	2,243,617	3,911,556
Shareholders' equity	11,173,093	11,335,981	12,101,237
OPERATIONS:
Revenues	3,141,617	2,269,508	1,608,872
Loss from continuing operations before taxes	(291,991)	(1,325,388)	(635,570)
Credit for income taxes from continuing operations	(129,000)	(451,000)	(201,000)
Net loss	($162,883)	($765,255)	($252,109)

4.  LAND AND LAND DEVELOPMENT COSTS:

Land and land development costs as of October 31, 2012 and 2011 consist of the following:

	10/31/2012	10/31/2011
Land unimproved designated for development	$10,593,519	$10,901,859
Residential development	5,084,262	5,084,262
Infrastructure development	4,674,285	4,656,666
Total land and land development costs	$20,352,066	$20,642,787

     The decrease in land improvements designated for development ($308,340) was due to a reclassification of $263,718 to assets held for sale and a land sale ($73,498).  The carrying value of land improvements designated for development reflects an impairment expense of $7,000 in Fiscal 2012 and $0 in Fiscal 2011.  The increase in infrastructure development cost of $17,619 was primarily related to the costs associated with the Big Boulder wastewater treatment plan upgrade.

5.  LAND HELD FOR INVESTMENT:

	10/31/2012	10/31/2011
Land held for investment
Land – Unimproved	$2,245,214	$2,245,312
Land – Commercial rental properties	4,603,176	4,603,176
Total land held for investment	$6,848,390	$6,848,488

6.  DEBT AND LETTER OF CREDIT:

Debt as of October 31, 2012 and 2011 consists of the following:

	10/31/12	10/31/11
Mortgage notes payable to bank, interest fixed at 6.90% payable in monthly installments of $61,769 including interest through Fiscal 2031.	$7,802,416	$7,997,897
Mortgage notes payable to bank, interest at the bank’s prime rate payable in monthly installments of $3,198 through January 2014. Paid in full in Fiscal 2012.	0	118,320
Mortgage note payable to bank, interest fixed at 5.59% payable in monthly installments of $44,156 including interest through October 2014.	6,759,338	6,900,665
Construction and site development line of credit mortgage note payable to bank, interest at the greater of LIBOR plus 3.5% or 5.5% payable in installments due at the closing of each unit within the development through September 2012 or on demand. Paid in full in Fiscal 2012.	0	6,156,652
Revolving line of credit payable to bank, interest at the greater of LIBOR plus 3.5% or 5.5% (5.5% at October 31, 2012) payable on demand.	2,221,237	1,197,131
Term note payable to bank, interest at one-month LIBOR plus 3.0%. Interest only payments due monthly through December 2011 at which time principal balance is due in full. Paid in full in Fiscal 2012.	0	4,600,000
Capital lease obligation payable to bank, interest fixed at 5.23%, payable in 24 installments of $8,682 due April 2011 through September 2014.	97,425	142,455
	16,880,416	27,113,120
Discontinued operations debt:
Mortgage note payable to bank, interest fixed at 6.75% payable in monthly installments of $7,255 including interest through May 2014. (Included in liabilities of discontinued operations.) Paid in full in fiscal 2012.	0	1,010,384
	$16,880,416	$28,123,504

   The Companies have a revolving line of credit with Manufacturers and Traders Trust Company (the “Bank”) totaling $3,100,000 at October 31, 2012.  The line is used for general operations.

   At October 31, 2012, Blue Ridge had utilized $2,221,237 of its $3,100,000 general line of credit, which is an on demand, revolving line with no maturity date. The general line of credit bears interest at the greater of the overnight LIBOR plus 3.5% or the daily 30-day LIBOR plus 3.5%, with in all cases a minimum interest rate of 5.5% (such interest rate was 5.5% at October 31, 2012). The interest reserve account included in cash held in escrow, which was established in 2009 as security for the payment of interest, has a balance of $107,761 at October 31, 2012.

   The Companies had a $9,000,000 line of credit mortgage with a site-development sublimit of $4,600,000 and a construction sublimit of $4,400,000.  During Fiscal 2012, the Companies utilized proceeds from the sale of one unit to pay $36, 210 on the site development sublimit.  On December 15, 2011, the Companies utilized proceeds from the sale of the ski areas to pay $2,881,311 – the balance outstanding on the $4,600,000 site-development sublimit and $181,500 on the construction sublimit.  Throughout Fiscal 2012 proceeds from the sale of 11 units were utilized to pay $2,403,667 on the construction sublimit. The remaining balance outstanding of $653,964 was transferred to the general line of credit in an effort to consolidate the debt.  At October 31, 2012, the Companies had $0 outstanding on the $9,000,000 line of credit and the facility has expired.  During Fiscal 2012, the line bore interest at the greater of overnight LIBOR plus 3.5% or the daily 30-day LIBOR plus 3.5%, in all cases at a minimum interest rate of 5.5%.

     The weighted average short term borrowings and interest rate for the year ended October 31, 2012 were $2,453,000 and 5.50%, respectively.  The weighted average interest rate at fiscal year ended October 31, 2012 was 5.50%.  The loan agreement requires, among other things, that the Companies comply with consolidated debt to worth, debt service coverage and tangible net worth ratios.  The Companies have not met the required debt service coverage ratio at October 31, 2012 and 2011 and have obtained waivers from the Bank for this covenant.

     The site development sublimit agreement had enabled the Companies to issue letters of credit in amounts up to $4,600,000.  During the fiscal year ended October 31, 2005, or Fiscal 2005, the Bank agreed to issue, on the Companies’ behalf, an irrevocable standby Letter of Credit to Kidder Township for the purpose of guaranteeing, as required by Kidder Township, completion of the infrastructure improvements to the Boulder Lake Village premises.  On September 12, 2005, the letter of credit was issued in the amount of $3,831,594.  As of October 31, 2011, the Companies have utilized $2,628,657 of the site development sublimit and the net balance of the letter of credit was $1,202,937.  On August 22, 2012, the original letter of credit was returned to the Bank and the final amount of $1,202,937 was released by Kidder Township.

     On May 22, 2009, the Companies entered into a Deed of Trust and Security Agreement and Real Estate Lien Note with Barbers Hill Bank totaling $1,050,000.  The agreement encumbered certain real property located in Chambers County, Texas.  The property was leased to Jack in the Box Eastern Division, L.P. during Fiscal Year 2011 and was subsequently sold.  The note, which had a maturity date of May 22, 2014 and bore interest at a fixed rate of 6.75%, had an outstanding balance of $1,010,384 as of October 31, 2011.  On November 30, 2011, the Companies sold the property in Chambers County, Texas and subsequently repaid in full the outstanding balance under the note of $1,009,002 to Barbers Hill Bank.

     On July 29, 2010 the Companies entered into a Loan Agreement and Term Note with the Bank in the amount of $2,600,000.  The agreement encumbered, among other things, certain real property at Jack Frost Mountain Ski Area and Big Boulder Ski Area and all non-real estate assets of the Companies and was secured by the guaranty of Kimco Realty Corporation, the Companies’ majority shareholder.  The principal amount of the Loan was to be paid in full on July 29, 2011.  Effective as of July 29, 2011, the Companies entered into the Amended and Restated Note with the Bank, which increased the loan by an aggregate of $2,000,000 to $4,600,000 and extended the maturity date of the note from July 29, 2011 to December 31, 2011.  The note bore interest at a rate of one-month LIBOR plus 3.0%. On December 15, 2011, the note was paid in full with the proceeds from the sale of the ski areas.

     The Companies have a capital lease agreement with the Bank for maintenance equipment at Jack Frost National Golf Course.  The capital lease is payable in 24 installments of $8,682 and bears interest at a fixed rate of 5.23%.  The capital lease is due in full in September 2014.

     All properties have been pledged as collateral for debt.

     The aggregate amount of long-term debt maturing in each of the next five years and thereafter ending subsequent to October 31, 2012, is as follows: 2013 - $2,628,731; 2014 - $6,882,990; 2015 - $240,295; 2016 - $257,410; 2017 - $275,744; thereafter $6,595,246.

7.  INCOME TAXES:

   The credit for income taxes from continuing operations is as follows:

	10/31/12	10/31/11	10/31/10
Currently payable:
Federal	$65,000	$0	($5,000)
State	2,000	2,000	2,000
	67,000	2,000	(3,000)
Deferred:
Federal	(680,000)	(1,331,000)	(1,995,000)
State	(659,000)	2,000	(185,000)
	(1,339,000)	(1,329,000)	(2,180,000)
Total	($1,272,000)	($1,327,000)	($2,183,000)

   A reconciliation between the amount computed using the statutory federal income tax rate of 34% and the actual credit for income taxes is as follows:

	10/31/12	10/31/11	10/31/10
Computed at statutory rate	($845,000)	($1,330,000)	($2,039,000)
State income taxes, net of federal income tax	(433,000)	2,000	(121,000)
Nondeductible expenses	1,000	1,000	(24,000)
Other	5,000	0	1,000
(Credit) provision for income taxes from continuing operations	($1,272,000)	($1,327,000)	($2,183,000)

   The components of the deferred tax assets and liabilities as of October 31, 2012 and 2011 are as follows:

	10/31/12	10/31/11
Deferred tax assets:
Accrued expenses	27,000	$27,000
Deferred income	158,000	147,000
Defined benefit pension	2,014,000	1,553,000
Asset impairment	1,408,000	2,132,000
AMT credit carryforward	424,000	364,000
Net operating losses	4,662,000	6,287,000
Valuation allowance	(2,528,000)	(2,778,000)
Contribution carryforward	32,000	32,000
Stock options	164,000	164,000
Deferred tax asset	6,361,000	7,928,000

	10/31/12	10/31/11
Deferred tax liability:
Depreciation	6,777,000	9,398,000
Land basis	66,000	834,000
	6,843,000	10,232,000

Deferred income tax liability, net	$482,000	$2,304,000

   At October 31, 2012, the Companies have approximately $424,000 of Alternative Minimum Tax (AMT) credit carryforward available to reduce future income taxes.  The AMT credit has no expiration date.

   At October 31, 2012, the Companies had available approximately $6,276,000 of federal net operating loss carryforwards which will expire from 2025 to 2032. The Companies also have state net operating loss carryforwards of approximately $25,305,000 that will expire from 2020 to 2032.  The Companies have recorded a valuation allowance against state net operating losses, which are not expected to be utilized.

   The Companies recognize interest and/or penalties related to income tax matters in income tax expense.

   At October 31, 2012, the Companies had unsettled federal tax returns for Fiscal 2009, 2010 and 2011 and unsettled state tax returns for Fiscal 2009, 2010 and 2011 for the states of Louisiana, Minnesota, New Jersey, Pennsylvania, South Carolina, Texas and Colorado.

8.  PENSION BENEFITS:

   Effective July 15, 2010 the Companies’ sponsored defined benefit pension plan was amended such that future benefit accruals ceased effective as of August 31, 2010.  Benefits under the plan were based on average compensation and years of service.  The Companies’ funding policy is to contribute annually at least the minimum amounts required under the Employee Retirement Income Security Act of 1974.

Weighted Average Assumptions	10/31/12	10/31/11	10/31/10
Discount Rates used to determine net periodic pension cost as of October 31, 2012, 2011 and 2010	4.48%	5.26%	5.67%
Expected long-term rates of return on assets	7.50%	7.50%	7.50%
Rates of increase in compensation levels	N/A	N/A	N/A

Change in Benefit Obligation	10/31/12	10/31/11
Benefit obligation at beginning of year	$8,765,206	$7,583,064
Service cost (net of expenses)	49,106	55,788
Interest cost	384,941	391,258
Curtailment	0	0
Actuarial loss	1,347,138	1,010,136
Benefits paid	(344,797)	(275,040)
Benefit obligation at end of year	$10,201,594	$8,765,206

Change in Plan Assets	10/31/12	10/31/11
Fair value of plan assets at beginning of year	$5,452,890	$4,869,192
Actual return on plan assets	359,371	267,951
Employer contributions	564,358	637,600
Benefits paid	(344,797)	(275,040)
Administrative expenses	(71,192)	(46,813)
Fair value of plan assets at end of year	$5,960,630	$5,452,890

Reconciliation of Funded Status of the Plan	10/31/12	10/31/11
Funded status at end of year	($4,240,964)	($3,312,316)
Unrecognized transition obligation	0	0
Unrecognized net prior service cost	0	0
Unrecognized net actuarial loss	4,960,745	3,824,812
Net amount recognized at end of year	$719,781	$512,496

Amounts Recognized in the Combined Balance Sheet	10/31/12	10/31/11
Accrued pension expense	($4,240,964)	($3,312,316)
Accumulated other comprehensive loss (pre-tax)	4,960,745	3,824,812
Net amount recognized	$719,781	$512,496

Additional Year-End Information for Pension Plan with Accumulated Benefit Obligation in Excess of Plan Assets	10/31/12	10/31/11
Projected benefit obligation	$10,201,594	$8,765,206
Accumulated benefit obligation	$10,201,594	$8,765,206
Fair value of plan assets	$5,960,630	$5,452,890

Amounts Recognized in Accumulated Other Comprehensive Loss	10/31/12	10/31/11
Net actuarial loss	$4,960,745	$3,824,812
Prior service cost	0	0
Unrecognized net initial obligation	0	0
Total (before tax effects)	$4,960,745	$3,824,812

Components of Net Periodic Benefit Cost	10/31/12	10/31/11	10/31/10
Service cost	$49,106	$55,788	$186,427
Interest cost	384,941	391,258	415,441
Expected return on plan assets	(411,247)	(369,382)	(316,795)
Amortization of transition obligation	0	0	2,868
Amortization of prior service cost	0	0	274
Amortization of accumulated loss	334,273	200,829	268,919
Total net periodic benefit expense	$357,073	$278,493	$557,134

Other changes in plan assets and benefit obligationsrecognized in other comprehensive loss	10/31/12	10/31/11
Net loss	$1,470,206	$1,111,567
Recognized net actuarial loss	(334,273)	(200,829)
Prior service cost (credit)	0	0
Recognized prior service (cost) credit	0	0
Recognized net transition (obligation) asset	0	0
Total recognized in other comprehensive loss (before tax effects)	$1,135,933	$910,738

Total recognized in net periodic benefit cost and other comprehensive income (before tax effects)	$1,493,006	$1,189,231

Amounts expected to be recognized into net periodic cost in the coming year	10/31/12	10/31/11
Loss recognition	$511,101	$334,273
Prior service cost recognition	$0	$0
Net initial obligation/(asset) recognition	$0	$0

Estimated Future Benefits Payments	Fiscal Year	Benefits
	2013	$366,113
	2014	$376,461
	2015	$396,040
	2016	$479,580
	2017	$530,877
	2018-2022	$2,772,082

   The Companies expect to contribute $278,913 to the pension plan in fiscal 2013.

   Measurement Date   October 31

Weighted Average Assumptions	For Determination of:
	Benefit Obligations as of October 31, 2012	Benefit Obligations as of October 31, 2011
Discount rate	3.50%	4.48%
Rate of compensation increase	N/A	N/A

Weighted-Average Asset Allocations	10/31/12	10/31/11
Asset Category
Equity	49.77%	62.86%
Fixed Income	46.93%	35.92%
Cash Equivalents	3.30%	1.22%
Total	100.00%	100.00%

   The Companies’ goal is to conservatively invest the plan assets in high-grade securities with a minimum risk of market fluctuation.  Based on the allocation of our assets between equity, fixed income and money market funds, we estimate our long term rate of return to be approximately 7.5%.

   Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction value hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value.

   The standard describes three levels of inputs that may be used to measure fair value:

   Level 1 – Fair value is based on unadjusted quoted prices in active markets that are accessible to the Plan for identical assets.  These generally provide the most reliable evidence and are used to measure fair value whenever available.

   Level 2 – Fair value is based on significant inputs, other than level 1 inputs, that are observable either directly or indirectly for substantially the full term of the asset through corroboration with observable market data.  Level 2 inputs include quoted market prices in active markets for similar assets, quoted market prices in markets that are not active for identical or similar assets, and other observable inputs.

   Level 3 – Fair value would be based on significant unobservable inputs.  Examples of valuation methodologies that would result in level 3 classification include option pricing models, discounted cash flows, and other similar techniques.

   Information about the Plan’s fair value levels follows as at October 31, 2012:

	Level 1	Level 2	Level 3	Total
Money Market Fund	$196,903			$196,903
Common Collective Trust Funds:
Aggressive Growth Portfolio		$871,332		$871,332
Long Duration Portfolio		748,353		748,353
Strategic Bond Portfolio		702,525		702,525
Intermediate Fixed Income Portfolio		677,165		677,165
Short Duration Portfolio		669,261		669,261
Large Company Value Portfolio		499,757		499,757
Fundamental Value Portfolio		481,368		481,368
International Core Portfolio		266,037		266,037
International Value Portfolio		257,014		257,014
Small Company Growth Portfolio		153,363		153,363
Small Company Value Portfolio		147,235		147,235
Mid-Cap Growth Portfolio		146,285		146,285
Mid-Cap Fundamental Value Portfolio		144,032		144,032
Guaranteed Investment Contract			$0	0
Total	$196,903	$5,763,727	$0	$5,960,630

	GIC Portfolio	Assets at Fair Value
Balance, beginning of year	$172,894	$172,894
Purchases, sales, issuances and settlements, net	(172,894)	(172,894)
Balance, end of year	$0	$0

Information about the Plan’s fair value levels follows as at October 31, 2011:

	Level 1	Level 2	Level 3	Total
Money Market Fund	$66,594			$66,594
Common Collective Trust Funds:
Strategic Bond Portfolio		$614,794		614,794
Long Duration Portfolio		610,900		610,900
Intermediate Fixed Income Portfolio		559,924		559,924
Strategic Growth Portfolio		429,711		429,711
Large Company Domestic Growth Portfolio		428,527		428,527
Fundamental Value Portfolio		426,977		426,977
Large Company Value Portfolio		431,316		431,316
International Core Portfolio		344,025		344,025
International Value Portfolio		335,582		335,582
Small Company Growth Portfolio		259,632		259,632
Mid-Cap Growth Portfolio		252,851		252,851
Mid-Cap Fundamental Value Portfolio		260,101		260,101
Small Company Value Portfolio		259,062		259,062
Guaranteed Investment Contract			$172,894	172,894
Total	$66,594	$5,213,402	$172,894	$5,452,890

	GIC Portfolio	Fair Value
Balance, beginning of year	$173,652	$173,652
Purchases, sales, issuances and settlements, net	(758)	(758)
Balance, end of year	$172,894	$172,894

   The following is a description of the valuation methodologies used for assets measured at fair value.  There have been no changes in the methodologies used at October 31, 2012 and 2011.

   Money market fund is valued at cost, which approximates fair value.

   Common collective trust funds are valued based upon the unit values of such collective trust funds held by the Plan at year end.  Unit values are based on the fair value of the underlying assets of the fund.  The fair value of the level 2 funds are derived from inputs principally from or corroborated by observable market data by correlation or other means.  Included in the common collective trust funds is a level 3 GIC Portfolio which includes both traditional and separate account guaranteed investment contracts (GICs) as well as synthetic GICs.  The traditional and separate account GICs are valued by calculating the sum of the present values of all projected future cash flows of each investment.  The synthetic GIC wrapper contracts are valued by determining the replacement cost of the wrapper contract and the present value of the contractually obligated payments in the original wrapper contract.  Debt securities underlying synthetic GICs are traded primarily in the over-the-counter (“OTC”) markets and are valued at the latest available price in the OTC market or on the basis of values obtained by an independent pricing service.

   The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

9.  LAND IMPROVEMENTS, BUILDING AND EQUIPMENT, NET:

   These assets consist of the following at October 31, 2012 and 2011.

	10/31/2012	10/31/2011
Land improvements	$11,210,436	$10,198,986
Corporate buildings	554,873	579,175
Buildings leased to others	22,298,025	23,089,886
Equipment and furnishings	1,494,081	2,452,412
	35,557,415	36,320,459
Less accumulated depreciation and amortization	14,514,347	13,882,206
	$21,043,068	$22,438,253

10.  ACCRUED LIABILITIES:

   Accrued liabilities consist of the following at October 31, 2012 and 2011.

	10/31/12	10/31/11
Payroll	$58,431	$62,555
Security and Other Deposits	42,322	39,267
Professional Fees	58,891	45,682
Real Estate Taxes	79,020	78,124
Other	72,433	190,307
Total	$311,097	$415,935

11.  OPERATING LEASES:

   The Companies lease land, land improvements and investment properties each of which are accounted for as operating leases. Rents are reported as income over the terms of the leases as they are earned.  Our shopping center is leased to various tenants for renewable terms averaging 2.96 years with options for renewal.  Information concerning rental properties and minimum future rentals under current leases as of October 31, 2012 is as follows:

		Properties Subject to Lease
		Cost	Accumulated Depreciation
Investment properties leased to others		$22,298,022	$6,202,712
Land and land improvements		$16,522,618	$5,702,624
Minimum future rentals:
Fiscal years ending October 31:	2013	$1,590,711
	2014	1,402,759
	2015	1,338,250
	2016	1,331,583
	2017	1,312,431
	Thereafter	18,171,003
		$25,146,737

   Minimum future rentals subsequent to 2017 include $1,158,500 under a land lease expiring in 2072; $2,654,025 under a net lease for a store expiring in 2024; $6,594,500 and $7,345,000 under net leases for two stores expiring in December 2035 and August 2036. There were no contingent rentals included in income for Fiscal 2012, 2011 and 2010.  The above information includes rental escalations recognized using straight-line basis.

12.  INVESTMENT IN DIRECT FINANCING LEASES (Included in assets of discontinued operations at October 31, 2011):

   During Fiscal Year 2011, the Companies leased the Jack Frost and Big Boulder ski areas to a third party under direct financing leases that extended through 2034.

The Companies net investment in direct financing leases consisted of the following as of October 31, 2011:

10/31/11
Minimum future lease payments	$7,426,946
Unguaranteed residual value of lease properties	8,430,879
Gross investment in lease	15,857,825
Unearned income	(7,567,630)
Valuation allowance	(502,000)
Net investment in direct financing leases	$7,788,195

   On December 15, 2011, the Jack Frost and Big Boulder ski areas were sold to the previous third party lessee, therefore the operating activity for the Fiscal years ending October 31, 2012, 2011 and 2010 is being reported as discontinued operations.  The sale transaction resulted in a loss of approximately ($502,000) primarily related to the reversal of the accrued rent receivable based on the straight line amortization of the lease.   The impairment was recorded as a portion of the loss on disposal in discontinued operations at October 31, 2011. The interest income which resulted from the direct financing lease is reported as a portion of the discontinued operations.

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS AND IMPAIRMENT:

   The estimated fair values of the Companies' financial instruments at October 31, 2012 and 2011 are as follows:

	10/31/12		10/31/11
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
ASSETS:
Cash and cash equivalents	$702,902	$702,902	$589,039	$589,039
Accounts and mortgages receivable	143,382	143,382	160,290	160,290

LIABILITIES:
Accounts payable	140,956	140,956	437,783	437,783
Accrued liabilities	311,097	311,097	415,935	415,935
Amounts due to related parties	0	0	24,792	0
Debt (Discontinued operations and other)	$16,880,416	$16,988,594	$28,123,504	$27,794,385

   Fair Values were determined as follows:

   Cash and cash equivalents, accounts and mortgages receivable, accounts payable and accrued liabilities:  The carrying amounts approximate fair value because of the short-term maturity of these instruments.

   Amounts due to related parties: Estimating the fair value of these instruments is not practicable because the terms of these transactions could not be duplicated in the market.

   Debt: The fair value of debt is estimated using discounted cash flows based on current borrowing rates available to the Companies for similar types of borrowing arrangements.

   As of October 31, 2012, the carrying amount net of prior period impairments for land and land development costs are $20,359,066 less impairment expense of $7,000 in Fiscal 2012 for a revised carrying value of $20,352,066.  A certain lot included in the land and land development costs had a carrying value of $37,394 which was written down by an impairment charge of $7,000 in Fiscal 2012 to its fair value of $30,394.  Prior period impairments on land and land development costs were $1,973,000 in Fiscal 2010.  The carrying amount net of prior period impairments for land improvements, buildings and equipment, net are $21,043,068.  There was no impairment expense for land improvements, buildings and equipment, net in Fiscal 2012.  The carrying amount net of prior period impairments for land held for investment is $6,848,390.  There was no impairment on land held for investment in Fiscal 2012, and prior period impairments were $403,000 in Fiscal 2010.  The carrying amount net of prior period impairments for long-lived assets held for sale as of October 31, 2012 was $846,174.  There was no impairment expense on long-lived assets held for sale in

Fiscal 2012.  The prior period impairments on long-lived assets held for sale were $676,652 in Fiscal 2011.  The assets of discontinued operations as of October 31, 2012 have a carrying value net of prior period adjustments for impairment of $230,382 less $63,700 impairment expense in Fiscal 2012 for a fair value of $166,682.  There were $502,000 of prior period impairments on assets of discontinued operations in Fiscal 2011.  The overall total impairment in Fiscal 2012 was $70,700.  The impairment for long-lived assets held for sale, land and land development costs, land held for investment and assets of discontinued operations was determined using level 2 criteria wherein fair value is determined using significant observable inputs, generally either quoted prices in an active market for similar assets or liabilities or quoted prices in markets that are not active.

   As of October 31, 2011, the carrying amount net of prior period impairments for land and land development costs are $20,642,787.  There was no impairment expense on land and land development costs in Fiscal 2011.  Prior period impairments on land and land development costs were $1,973,000 in Fiscal 2010.  The carrying amount net of prior period impairments for land improvements, buildings and equipment, net are $22,438,253.  There was no impairment expense on land improvements, buildings and equipment, net in Fiscal 2011.   The carrying amount net of prior period impairments for land held for investment is $6,848,488 as of October 31, 2011.  There was no impairment on land held for investment in Fiscal 2011, and prior period impairments were $403,000 in Fiscal 2010.  The carrying amount net of prior period impairments for long-lived assets held for sale as of October 31, 2011 was $3,617,799 less impairment expense of $676,651 in Fiscal 2011 for a revised carrying value of $2,941,148.  Certain condominium and duplex units included in the long-lived assets held for sale had a carrying value of $3,678,164 which was written down by an impairment charge of $676,651 in Fiscal 2011 to their fair value of $3,001,513.  The assets of discontinued operations as of October 31, 2011 have a carrying value net of prior period adjustments for impairment of $11,504,270 less $502,000 impairment expense in Fiscal 2011 for a revised carrying value of $11,002,270.  The two ski areas included in the assets of discontinued operations had a carrying value of $9,457,650 which was written down by an impairment charge of $502,000 in Fiscal 2011 to their fair value of $8,955,650.  The overall total impairment in Fiscal 2011 was $1,178,651.  The impairment for long-lived assets held for sale, land and land development costs, land held for investment and assets of discontinued operations was determined using level 2 criteria wherein fair value is determined using significant observable inputs, generally either quoted prices in an active market for similar assets or liabilities or quoted prices in markets that are not active. The impairment in the net investment in direct financing leases was determined with the calculation of the loss generated on the sale of the ski areas on December 15, 2011.

14.  QUARTERLY FINANCIAL INFORMATION (Unaudited):

   The results of operations for each of the quarters in Fiscal 2012 and Fiscal 2011 years are presented below.

	1st	2nd	3rd	4th	Total
Year ended 10/31/12
Operating revenues	$1,613,600	$1,735,118	$1,933,407	$1,847,583	$7,129,708
Operating loss	(455,298)	(478,787)	(301,754)	(126,301)	(1,362,140)
Net income (loss) from discontinued operations	8,422	(4,916)	(173)	(47,055)	(43,722)
Net income (loss)	(503,429)	(503,419)	(372,362)	120,576	(1,258,634)
Net income (loss) before discontinued operations per weighted average combined share	($0.21)	($0.20)	($0.15)	$0.07	($0.49)
Net income (loss) per weighted average combined share	($0.21)	($0.20)	($0.15)	$0.05	($0.51)

	1st	2nd	3rd	4th	Total
Year ended 10/31/11
Operating revenues	$1,339,411	$880,262	$2,400,125	$1,059,348	$5,679,146
Operating loss	(507,014)	(552,632)	(375,108)	(1,076,014)	(2,510,768)
Net income (loss) from discontinued operations	104,018	106,564	107,884	(205,691)	112,775
Net loss	(460,652)	(488,563)	(377,474)	(1,148,076)	(2,474,765)
Net loss before discontinued operations per weighted average combined share	($0.23)	($0.24)	($0.21)	($0.38)	($1.06)
Net loss per weighted average combined share	($.19)	($.20)	($.15)	($0.47)	($1.01)

   The quarterly results of operations for Fiscal 2012 and 2011 reflect the impact of land dispositions and other assets that occur from time to time during the period and do not follow any pattern during the fiscal year.

15.  BUSINESS SEGMENT INFORMATION:

   The following information is presented in accordance with the accounting pronouncement regarding disclosures about segments of an enterprise and related information".  The Companies' business segments were determined from the Companies' internal organization and management reporting, which are based primarily on differences in services.

   Real Estate Management/Rental Operations

   Real Estate Management/Rental Operations consists of: investment properties leased to others located in Eastern Pennsylvania, New Jersey, Minnesota, Louisiana and Colorado; recreational club activities; services to the trusts that operate resort residential communities; sales of investment properties; and rental of land and land improvements.

   Land Resource Management

   Land Resource Management consists of: land sales; land purchases; timbering operations; the Jack Frost National Golf Course; and a real estate development division.  Timbering operations consist of selective timbering on our land holdings.  Contracts are entered into for parcels that have had the timber selectively marked.  We rely on the advice of our forester, who is engaged on a consulting basis and who receives a commission on each stumpage contract, for the timing and selection of certain parcels of land for timbering.  Our forester gives significant attention to protecting the environment and retaining the value of these parcels for future timber harvests.  The Jack Frost National Golf Course is managed by Billy Casper Golf, LLC, an unaffiliated third party.  The real estate development division is responsible for the residential land development activities which include overseeing the construction of single and multi-family homes and development of infrastructure.

   Funds expended to date for real estate development have been primarily for infrastructure improvements and home construction in the Laurelwoods II and Boulder Lake Village communities.  Construction of 22 single family homes and four duplex homes in Laurelwoods II has been completed at October 31, 2012.  The construction of 18 condominium units within Building J at Boulder Lake Village on Big Boulder Lake has been completed as well at October 31, 2012.  Other expenditures for our development projects in the planning phases include fees for architects, engineers, consultants, studies and permits.

   Information by business segment is as follows:

	10/31/12	10/31/11	10/31/10
Revenues from continuing operations:
Real estate management/rental operations	$2,787,941	$2,806,476	$2,857,266
Land resource management	4,341,767	2,872,670	2,557,013
Total revenues from operations	$7,129,708	$5,679,146	$5,414,279

Operating profit (loss) from continuing operations, excluding general and administrative expenses:
Real estate management/rental operations	$843,515	$825,152	$734,681
Land resource management	(323,964)	(1,544,539)	(3,055,472)
Total operating profit, excluding general and administrative expenses	$519,551	($719,387)	($2,320,791)

General and administrative expenses:
Real estate management/rental operations	$735,801	$885,251	$1,286,717
Land resource management	1,145,890	906,130	1,151,503
Total general and administrative expenses	1,881,691	$1,791,381	$2,438,220

Interest and other income, net:
Real estate management/rental operations	$2,099	$9,277	$9,739
Land resource management	1,216	1,982	11,852
Total interest and other income, net	$3,315	$11,259	$21,591

	10/31/12	10/31/11	10/31/10
Interest expense:
Real estate management/rental operations	$955,531	$1,085,769	$1,042,795
Land resource management	172,556	329,262	218,544
Total Interest expense	$1,128,087	$1,415,031	$1,261,339

Income (loss) from continuing operations before income taxes	($2,486,912)	($3,914,540)	($5,998,759)

  For the fiscal year ended October 31, 2012, we sold the Jack Frost Mountain and Big Boulder ski areas for a total of $9,000,000 and the Jack in the Box property for $1,911,419. For fiscal year ended October 31, 2011, we sold the Applebee’s property for $1,450,000.  For the fiscal year ended October 31, 2010, there were no concentration of sales.

   Identifiable assets, net of accumulated depreciation at October 31, 2012, 2011, and 2010 and depreciation expense and capital expenditures for the years then ended by business segment are as follows:

	Identifiable Assets	Depreciation and Amortization Expense	Capital Expenditures
October 31, 2012
Real estate management/rental operations	$26,125,839	$804,900	$24,579
Land resource management	23,990,608	342,580	9,617
Other corporate	288,363	77,856	59,285
Discontinued operations	166,682	1,666	0
Total Assets	$50,571,492	$1,227,002	$93,481

October 31, 2011
Real estate management/rental operations	$20,629,423	$623,470	$761
Land resource management	33,251,319	382,559	225,105
Other corporate	222,697	109,991	203,691
Discontinued operations	11,002,270	238,810	0
Total Assets	$65,105,709	$1,354,830	$429,557

October 31, 2010
Real estate management/rental operations	$24,216,702	$676,042	$1,462,552
Land resource management	33,186,415	381,607	73,084
Other corporate	322,144	89,714	7,363
Discontinued operations	12,532,129	194,411	0
Total Assets	$70,257,390	$1,341,774	$1,542,999

   All asset impairments in Fiscal 2012, 2011 and 2010 relate to the Land Resource Management segment.

16.  CONTINGENT LIABILITIES:

The Companies are party to various legal proceedings incidental to their business. Certain claims, suits, and complaints arising in the ordinary course of business have been filed or are possible of assertion against the Companies.  In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, which are not expected to have a material effect on the combined financial position or results of operations of the Companies.

17.  RELATED PARTY TRANSACTIONS:

   Kimco Realty Services, Inc., or Kimco, is our controlling shareholder and Kimco Realty Corporation, the parent company of Kimco, is presently providing consulting services to us.  The services are focused on land development, acquisitions and disposals.  Kimco was paid $0 in consulting fees in Fiscal 2012, $75,000 in consulting fees in Fiscal 2011, and $100,000 in consulting fees in Fiscal 2010.

   Kimco Realty Corporation has served as the management company for the Coursey Commons Shopping Center in Baton Rouge, Louisiana since June 2004.  A wholly owned subsidiary of Kimco Realty Corporation, KRC Property Management I, Inc., receives a fixed monthly fee of 4.5% of rental income on store leases in this shopping center.  During Fiscal 2012, 2011 and 2010, that subsidiary received $39,812, $41,272, and $40,465, respectively for management fees earned on the shopping center.

   Mr. Frederick N. Kurz, Jr., the Chairman of our Board of Directors, is also Vice President and General Manager of Kimco Realty Corporation.  Mr. Michael J. Flynn, who served as Chairman of our board of directors until April 2012, was also President, Chief Operating Officer and Vice Chairman of the board of directors of Kimco Realty Corporation until his retirement on December 31, 2008.  In addition, Mr. Patrick M. Flynn, who served as one of our directors and was our President and Chief Executive Officer until his resignation on August 12, 2011, was also a Managing Director of Real Estate at Kimco Realty Corporation.  Finally, Mr. Milton Cooper, who served as one of our directors until April 2012, also serves as Executive Chairman of the board of directors of Kimco Realty Corporation.

   Amounts due to the above related parties total $0 at October 31, 2012, $24,792 at October 31, 2011 and $7,292 at October 31, 2010.

18.  STOCK OPTIONS and CAPITAL STOCK:

During Fiscal 2012, Fiscal 2011 and Fiscal 2010, no stock options were issued or exercised.

Option activity during Fiscal 2012, 2011 and 2010 is as follows:

	10/31/12		10/31/11		10/31/10
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year:	14,000	$39.00	43,000	$38.40	64,600	$36.93
Granted			0		0
Exercised			0		0
Expired	14,000	$39.00	29,000	$38.11	21,600	$34.00
Outstanding at year-end	0		14,000	$39.00	43,000	$38.40

Options exercisable at year-end	0		14,000		43,000	$38.40
Option price range	$0.00		$39.00		$37.80-$39.00
Weighted average fair value of options granted during year	0		0		0
Weighted average grant date fair value of options granted during year	0		0		0
Weighted average remaining contractual life (in years)	0		0.42		0.88

   Activity related to non-vested options for the year ended October 31, 2012 is as follows:

	Shares	Weighted Average Grant Date Fair Value Price
Non-vested at beginning of year:	0	-
Granted	0
Vested	0	-
Non-vested at year-end	0

The Companies do not expect to recognize any compensation expense related to non-vested awards over the next year.

The Companies’ policy regarding the exercise of options requires that optionees utilize an independent broker to manage the transaction, whereby the broker sells the exercised shares on the open market.

19.  PER SHARE DATA:

   Earnings per share (“EPS”) is based on the weighted average number of common shares outstanding during the period.  The calculation of diluted EPS assumes weighted average options have been exercised to purchase shares of common stock in the relevant period, net of assumed repurchases using the treasury stock method. For Fiscal 2012, 2011 and 2010, all outstanding unexercised stock options would be excluded from the calculation of diluted EPS because the exercise price of all such options exceeded the market price of the Companies’ common stock.  As a result, the calculation of diluted EPS has been excluded from the table below since diluted EPS for these periods is equal to EPS.

    Weighted average basic shares, taking into consideration shares issued, weighted average options used in calculating EPS and treasury shares repurchased, for Fiscal 2012, 2011 and 2010 are as follows:

	10/31/12	10/31/11	10/31/10
Weighted average combined shares of common stock outstanding used to compute basic earnings per combined share	2,450,424	2,450,424	2,450,424

Basic (loss) earnings per weighted average combined share is computed as follows:

	10/31/12	10/31/11	10/31/10
Net loss before discontinued operations	($1,214,912)	($2,587,540)	($3,815,759)
Weighted average combined shares of common stock outstanding	2,450,424	2,450,424	2,450,424
Basic loss per weighted average combined share	($0.49)	($1.06)	($1.56)

Net income (loss) from discontinued operations	($43,722)	$112,775	$406,679
Weighted average combined shares of common stock outstanding	2,450,424	2,450,424	2,450,424
Basic earnings (loss) per weighted average combined share	($0.02)	$0.05	$0.17

Net loss	($1,258,634)	($2,474,765)	($3,409,080)
Weighted average combined shares of common stock outstanding	2,450,424	2,450,424	2,450,424
Basic loss per weighted average combined share	($0.51)	($1.01)	($1.39)

20.  SUPPLEMENTAL DISCLOSURE TO STATEMENTS OF CASH FLOWS

Supplemental disclosures of cash flow information:

	10/31/12	10/31/11	10/31/10
Cash:
Interest paid	$1,155,460	$1,713,780	$1,677,388
Income taxes paid	$75,840	$36,591	$209,727

Non cash:
Reclassification of assets from land and land development costs to land improvements, buildings and equipment, net	$0	$0	$460,966
Reclassification of assets from land held for investment to land and land development costs	$0	$0	$127,808
Reclassification of assets from land and land development costs to long-lived assets held for sale	$263,718	$675,490	$1,475,283
Reclassification of assets from land improvements, buildings and equipment, net to long-lived assets held for sale	$262,839	$0	$0

   Pension liability and accumulated other comprehensive loss was increased (decreased) by $674,858 and ($674,858) in 2012, by $568,881 and ($568,881) in 2011 and by ($369,444) and $369,444 in 2010 resulting from the changes in the funded status, the prior service cost and the net actuarial loss.

21.  SUBSEQUENT EVENTS:

The Companies have evaluated subsequent events thru the issuance of the financial statements.

QUARTERLY FINANCIAL INFORMATION (Unaudited):

   The results of operations for each of the quarters in Fiscal 2012 and Fiscal 2011 years are presented below.

	1st	2nd	3rd	4th	Total
Year ended 10/31/12
Operating revenues	$1,613,600	$1,735,118	$1,933,407	$1,847,583	$7,129,708
Operating loss	(455,298)	(478,787)	(301,754)	(126,301)	(1,362,140)
Net income (loss) from discontinued operations	8,422	(4,916)	(173)	(47,055)	(43,722)
Net income (loss)	(503,429)	(503,419)	(372,362)	120,576	(1,258,634)
Net income (loss) before discontinued operations per weighted average combined share	($0.21)	($0.20)	($0.15)	$0.07	($0.49)
Net income (loss) per weighted average combined share	($0.21)	($0.20)	($0.15)	$0.05	($0.51)

	1st	2nd	3rd	4th	Total
Year ended 10/31/11
Operating revenues	$1,339,411	$880,262	$2,400,125	$1,059,348	$5,679,146
Operating loss	(507,014)	(552,632)	(375,108)	(1,076,014)	(2,510,768)
Net income (loss) from discontinued operations	104,018	106,564	107,884	(205,691)	112,775
Net loss	(460,652)	(488,563)	(377,474)	(1,148,076)	(2,474,765)
Net loss before discontinued operations per weighted average combined share	($0.23)	($0.24)	($0.21)	($0.38)	($1.06)
Net loss per weighted average combined share	($.19)	($.20)	($.15)	($0.47)	($1.01)

   The quarterly results of operations for Fiscal 2012 and 2011 reflect the impact of land dispositions and other sales that occur from time to time during the period and do not follow any pattern during the fiscal year.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION OCTOBER 31, 2012

	Initial Cost							Total Cost Net
		Buildings &	Subsequent		Building and		Accumulated	of Accumulated		Date of
Description	Land	Improvements	to Acquisition	Land	Improvements	Total	Depreciation	Depreciation	Encumbrances	Acquisition

Land located in Northeast. PA	$3,276,233		$906,342	$4,182,575		$4,182,575		$4,182,575		Various
Various improvements
Sewage Plants, wells and access roads at Jack Frost & Big Boulder Ski Areas		6,093,877	566,350		6,660,227	6,660,227	4,489,783	2,170,444		Various / 1982 on
Jack Frost National Golf Course	8,656,154	3,048,817	8,684	8,656,154	3,057,501	11,713,655	1,212,841	10,500,814		2007

Corporate Building		282,918	271,955		554,873	554,873	504,842	50,031		1982

Building Leased to Others
Asset-Shopping Center-Baton Rouge Louisiana	2,208,165	8,894,908	59,315	2,208,165	8,954,223	11,162,388	1,972,850	9,189,538	7,700,000	2004
Asset-Walgreens-Toms River New Jersey	948,181	4,877,731	483,028	948,181	5,360,759	6,308,940	870,248	5,438,692	4,038,000	2006
Asset-Walgreens-White Bear Lake-Minnesota	1,446,831	4,615,442	380,783	1,446,831	4,996,225	6,443,056	811,124	5,631,932	4,340,000	2006
Asset-Boulder View Tavern-Eastern PA		1,072,000	576,145		1,648,145	1,648,145	1,460,800	187,345		1986
Asset-Company owned rental properties-Eastern PA		575,513	3,135		578,648	578,648	330,873	247,775	372,000	2004 thru 2005
Asset-Leased Lake Club Program-Eastern PA		571,151			571,151	571,151	567,945	3,206		Various / 1980 on
Asset-Leased Rental Program -Eastern PA		188,872			188,872	188,872	188,872	0		Various / 1982 on

Total	$16,535,564	$30,221,229	$3,255,737	$17,441,906	$32,570,624	$50,012,530	$12,410,178	$37,602,352	$16,450,000

Depreciation and Amortization are provided on a straight-line half year method over the estimated useful lives of the assets as follows:

Land improvements

10 to 30 years

Corporate building

10 to 30 years

Properties leased to others

10 to 30 years

The aggregate cost for federal income tax purposes is approximately $30,500,000 at October 31, 2012.

The changes in total real estate assets for the years ended October 31, 2012, 2011 and 2010 are as follows:

	2012	2011	2010
Balance at beginning of period	51,413,704	$54,908,935	$51,343,167
Additions to Land	0	0	781,766
Additions to Land Improvements	0	0	560,455
Additions to Leased Buildings	22,535	761	181,559
Additions to Corporate Building	0	0	0
Sale of Real Property	(984,830)	(3,495,992)	(50,557)
Transfers	(438,879)	0	2,092,545
Balance at end of year	50,012,530	$51,413,704	$54,908,935

The changes in accumulated depreciation for the years ended October 31, 2012, 2011 and 2010 are as follows:

	2012	2011	2010
Balance at beginning of year	11,986,044	$11,113,491	$9,966,619
Addition during year: reclass	0	0	0
Current year depreciation	974,568	1,106,816	1,146,872
Less retirements	(550,434)	(234,263)	0
Balance at end of year	12,410,178	$11,986,044	$11,113,491

UNAUDITED COMBINED FINANCIAL STATEMENTS

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED BALANCE SHEETS
	(UNAUDITED)
ASSETS	04/30/13	10/31/12
Land and land development costs (1,433 and 3,012 acres per land ledger, respectively)	$15,904,071	$20,352,066
Land improvements, buildings and equipment, net	19,859,880	21,043,068
Land held for investment, (8,289 and 10,404 acres per land ledger, respectively)	6,399,468	6,848,390
Long-lived assets held for sale (4,068 and 377 acres per land ledger, respectively)	1,660,757	846,174
Cash and cash equivalents	376,073	497,409
Cash held in escrow	142,903	205,493
Prepaid expenses and other assets	275,286	468,828
Accumulated deferred tax asset	1,321,367	0
Accounts receivable and mortgages receivable	120,319	143,382
Assets of discontinued operations (1 acre per land ledger)	166,682	166,682
Total assets	$46,226,806	$50,571,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Debt	$16,775,403	$16,880,416
Accounts payable	217,919	140,956
Accrued liabilities	223,586	311,097
Deferred income	301,889	695,981
Accumulated deferred income taxes	0	481,633
Accrued pension expense	4,387,612	4,240,964
Total liabilities	21,906,409	22,751,047

COMBINED SHAREHOLDERS’ EQUITY:
Capital stock, without par value, stated value $0.30 per combined share, Blue Ridge and Big Boulder each authorized 3,000,000 shares, each issued 2,732,442 shares	819,731	819,731
Capital in excess of stated value	19,829,475	19,829,475
Earnings retained in the business	8,703,777	12,203,825
Accumulated other comprehensive loss, defined benefit pension plan	(2,947,179)	(2,947,179)
Shareholders’ equity before capital stock in treasury	26,405,804	29,905,852
Less cost of 282,018 shares of capital stock in treasury	2,085,407	2,085,407
Total shareholders’ equity	24,320,397	27,820,445
Total liabilities and shareholders’ equity	$46,226,806	$50,571,492

See accompanying notes to unaudited combined financial statements.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2013 and 2012
(UNAUDITED)	Three Months Ended		Six Months Ended
	04/30/13	04/30/12	04/30/13	04/30/12
Revenues:
Real estate management revenue	$241,854	$247,491	$470,915	$454,534
Land resource management revenue	298,195	1,037,506	752,869	1,990,091
Rental income revenue	451,090	450,121	888,015	898,343
Total revenues	991,139	1,735,118	2,111,799	3,342,968
Costs and expenses:
Real estate management costs	244,730	233,736	521,795	509,314
Land resource management costs	4,258,009	1,306,234	4,967,624	2,318,383
Rental income costs	216,853	239,316	441,947	471,723
General and administrative expense	462,125	434,619	975,322	969,088
Gain on sale of assets	(3,100)	0	(3,100)	0
Total costs and expenses	5,178,617	2,213,905	6,903,588	4,268,508
Operating loss from continuing operations	(4,187,478)	(478,787)	(4,791,789)	(925,540)

Other income and expense:
Interest and other income	57	203	2,286	2,941
Interest expense	(255,468)	(274,919)	(515,966)	(599,210)
Total other income and expense	(255,411)	(274,716)	(513,680)	(596,269)

Loss from continuing operations before income taxes	(4,442,889)	(753,503)	(5,305,469)	(1,521,809)

Credit for income taxes	(1,511,000)	(255,000)	(1,804,000)	(517,000)

Net loss before discontinued operations	(2,931,889)	(498,503)	(3,501,469)	(1,004,809)

Discontinued operations (including $82 gain on disposals in 2012)	2,425	(7,916)	2,421	(3,039)

(Credit) provision for income taxes on discontinued operations	1,000	(3,000)	1,000	(1,000)

Net income (loss) from discontinued operations	1,425	(4,916)	1,421	(2,039)

Net loss	($2,930,464)	($503,419)	($3,500,048)	($1,006,848)

Earnings (loss) per combined share:
Net loss before discontinued operations	($1.20)	($0.20)	($1.43)	($0.41)
Income (loss) from discontinued operations, net of tax	0.00	0.00	0.00	0.00
Basic loss per weighted average combined share	($1.20)	($0.20)	($1.43)	($0.41)

See accompanying notes to unaudited combined financial statements.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF COMPREHENSIVE LOSS FOR THE SIX MONTHS ENDED APRIL 30, 2013 and 2012 (UNAUDITED)
	2013	2012

Net loss	($3,500,048)	($1,006,848)

Other comprehensive loss, net of tax
Defined benefit pension
Deferred actuarial loss, net of deferred tax expense	0	0

Other comprehensive loss	0	0

Total comprehensive loss	($3,500,048)	($1,006,848)

See accompanying notes to unaudited combined financial statements.

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITYFOR THE SIX MONTHS ENDED APRIL 30, 2013(UNAUDITED)
	Capital Stock (1)		Capital inExcess of	EarningsRetained in	AccumulatedOtherComprehensive	CapitalStock in
	Shares	Amount	Stated Par	the Business	Loss	Treasury (2)	Total
Balance, October 31, 2012	2,732,442	$819,731	$19,829,475	$12,203,825	($2,947,179)	($2,085,407)	$27,820,445

Net loss				(3,500,048)			(3,500,048)

Balance, April 30, 2013	2,732,442	$819,731	$19,829,475	$8,703,777	($2,947,179)	($2,085,407)	24,320,397

(1) Capital stock, at stated value of $0.30 per combined share

(2) 282,018 combined shares held in treasury, at cost

See accompanying notes to unaudited combined financial statements

BLUE RIDGE REAL ESTATE COMPANY and SUBSIDIARIES

BIG BOULDER CORPORATION and SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED APRIL 30, 2013 and 2012 (UNAUDITED)
	Six Months Ended
	04/30/13	04/30/12
Cash Flows Provided By (Used In) Operating Activities:
Net loss	($3,500,048)	($1,006,848)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	581,522	629,669
Impairment	3,700,000	70,700
Deferred income taxes	(1,803,000)	(518,000)
Gain on sale of assets	(3,100)	(9,402)
Changes in operating assets and liabilities:
Cash held in escrow	62,590	(99,720)
Accounts receivable and mortgages receivable	23,063	(333,744)
Prepaid expenses and other current assets	193,542	1,147,169
Land and land development costs	(9,630)	31,085
Long-lived assets held for sale	612,851	1,196,872
Accounts payable and accrued liabilities	136,100	(567,579)
Deferred income	121,539	144,366
Net cash provided by operating activities	115,429	684,568

Cash Flows Provided By (Used In) Investing Activities:
Proceeds from disposition of assets	3,100	2,287,187
Additions to properties	(134,852)	(58,199)
Payments received under direct financing lease arrangements	0	7,788,195
Net cash provided by (used in) investing activities	(131,752)	10,017,183

Cash Flows Provided By (Used In) Financing Activities:
Proceeds from debt	1,202,761	1,782,909
Payment of debt	(1,307,774)	(12,600,587)
Net cash used in financing activities	(105,013)	(10,817,678)
Net decrease in cash and cash equivalents	(121,336)	(115,927)
Cash and cash equivalents, beginning of period	497,409	377,158
Cash and cash equivalents, end of period	$376,073	$261,231

See accompanying notes to unaudited combined financial statements.

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. Basis of Combination

The accompanying unaudited combined financial  statements  include the accounts of Blue Ridge Real Estate Company and its wholly-owned  subsidiaries  (Northeast Land Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc., Blue Ridge Acquisition Company, BRRE Holdings, Inc., Coursey Commons Shopping Center, LLC, Coursey Creek, LLC, Cobble Creek, LLC, Flower Fields Motel, LLC, Blue Ridge WNJ, LLC and Blue Ridge WMN, LLC) (collectively “Blue Ridge”) and Big Boulder Corporation and its  wholly-owned  subsidiaries  (Lake  Mountain  Company and BBC  Holdings, Inc.) (collectively “Big Boulder” and, together with Blue Ridge, the “Companies”).

The combined balance sheet as of October 31, 2012, which has been derived from audited financial statements, and the combined financial statements as of and for the three and six month periods ended April 30, 2013 and 2012, which are unaudited, are presented pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, these combined financial statements should be read in conjunction with the combined financial statements and notes thereto contained in the Companies’ 2012 Annual Report on Form 10-K. In the opinion of management, the accompanying combined financial statements reflect all adjustments (which are of a normal recurring nature) necessary for a fair statement of the results for the interim periods.  All significant intercompany accounts and transactions are eliminated.

Due to intermittent revenues from land resource management, the results of operations for any interim period are not necessarily indicative of the results expected for the full fiscal year.

2. Significant Accounting Policies

Use of estimates and assumptions:

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  For example, unexpected changes in market conditions or a continued or further downturn in the economy could adversely affect actual results.  Estimates are used in accounting for, among other things, land development costs, asset fair value calculations, accounts and mortgages receivables, legal liability, insurance liability, depreciation, employee benefits, taxes, and contingencies.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the combined financial statements in the period in which the revisions are made.

Management believes that its accounting policies regarding revenue recognition, land development costs, long lived assets, deferred income and income taxes among others, affect its more significant judgments and estimates used in the preparation of its combined financial statements.  For a description of these critical accounting policies and estimates, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. There were no significant changes in the Companies’ critical accounting policies or estimates since the Companies’ fiscal year ended October 31, 2012 (“Fiscal 2012”).  Material subsequent events are evaluated and disclosed through the issuance date of this Quarterly Report on Form 10-Q.

Cash held in escrow:

Cash held in escrow consists of deposits held by the Companies for interest payments on lines of credit, golf course memberships and real estate transactions and other funds placed into escrow with a third party intermediary for the purpose of a tax deferred exchange under section 1031 of the Internal Revenue Code of 1986, as amended (the “IRC”).

Discontinued operations:

A component of the Companies is classified as a discontinued operation when (i) the operations and cash flows of the component of the Companies can be clearly distinguished and have been or will be eliminated from our ongoing operations; (ii) the component has either been disposed of or is classified as held for sale; and (iii) we will not have any significant continuing involvement in the operations of the component of the Companies after the disposal transactions.  Significant judgments are involved in determining whether a component meets the criteria for discontinued operations reporting and the period in which these criteria are met.

   If a component of the Companies is reported as a discontinued operation, the results of operations through the date of sale, including any gain or loss recognized on the disposition, are presented on a separate line of the statement of operations.

Reclassification

   The Companies report the results of discontinued operations as a separate component of income on the combined statements of operations under the caption discontinued operations.  As previously disclosed, this reporting presentation resulted in certain reclassifications of the 2012 financial statement amounts.  Accordingly, certain amounts in the Fiscal 2012 combined financial statements have been reclassified to conform to the reclassified presentation.

New Accounting Pronouncements:

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (“Topic 820”): Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”). ASU 2010-06 requires certain new disclosures and clarifies some existing disclosure requirements regarding fair value measurement as set forth in Accounting Standards Codification (“ASC”) Subtopic 820-10. ASU 2010-06 amends ASC Subtopic 820-10 to now require that (1) a reporting entity disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity present separately information about purchases, sales, issuances, and settlements, and (3) a reporting entity provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of ASU No. 2010-06 did not have a material impact on the Companies’ combined financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, which clarifies several aspects of the guidance in ASU No. 2010-06 “Fair Value Measurements and Disclosures”.  ASU 2011-04 is effective for interim and annual reporting periods beginning after December 15, 2011.  The adoption of ASU No. 2011-04 did not have a material impact on the Companies combined financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Statement of Comprehensive Income” (“ASU 2011-05”), which requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income.  ASU 2011-05 was effective for the Companies’ fiscal year beginning November 1, 2012.  In December 2011, the FASB issued Accounting Standards Update No. 2011-12 (ASU 2011-12) which is a deferral of the effective date for the amendments to the presentation of reclassifications of items out of accumulated other comprehensive income in Accounting Standards Update No. 2011-05 effective for fiscal years and interim periods within those years beginning after December 1, 2011.  The adoption of this guidance, which relates to presentation only, did not have a material impact on the Companies’ combined financial statements.

In February 2013, the FASB issued ASU No. 2013-02, “Reporting of Amounts Reclassified  Out of Accumulated Other Comprehensive Income” (ASU 2013-02), requires entities to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.  For other amounts an entity is required to cross reference to other disclosures required under U.S. GAAP that provide additional details about these amounts.  ASU 2013-02 is effective for fiscal years beginning after December 15, 2012.

3.  Discontinued operations

On November 30, 2011, the Jack in the Box located in Wallisville, Texas was sold and as a result the operating activity for the three and six months ended April 30, 2012 is being reported as a discontinued operation.  The operating results of Jack in the Box were previously reported in the Rental Operations of the combined statements of operations.  At October 31, 2012, there were no remaining assets or liabilities related to Jack in the Box.

On December 15, 2011, the Jack Frost Mountain and Big Boulder ski areas were sold and as a result the operating activity for the three and six months ended April 30, 2012 is being reported as a discontinued operation.  The operating results of the ski areas were previously reported in the Rental Operations of the combined statements of operations.  At October 31, 2012, there were no remaining assets or liabilities related to the Jack Frost Mountain and Big Boulder ski areas.

On September 17, 2012, the Companies signed an agreement of sale regarding Lot 5 Maple Terrace located in Saylorsburg, PA.  A deposit was received and the transaction is expected to close October 1, 2013.  As a result operating activity for the property is being reported as discontinued operations for the three and six month periods ending April 30, 2013 and 2012.  At April 30, 2013 and October 31, 2012, there were assets related to the Maple Terrace property totaling $166,682 included in assets of discontinued operations and there were no liabilities.

The combined assets included in discontinued operations as of April 30, 2013 and October 31, 2012 are summarized as follows:

BALANCE SHEET	4/30/13	10/31/12
ASSETS
Land improvements, buildings & equipment, net	$124,790	$124,790
Land held for investment, principally unimproved	41,892	41,892
Total assets of discontinued operations	$166,682	$166,682

Operating results, including interest expense incurred, of the discontinued operations in three and six months ending April 30, 2013 and 2012 are as follows:

	Three months ended		Six months ended
	4/30/13	4/30/12	4/30/13	4/30/12
Revenues:
Jack in the Box	$0	$0	$0	$10,971
Jack Frost Mountain Ski Area	0	0	0	5,097
Big Boulder Ski Area	0	0	0	5,097
Maple Terrace	3,750	0	7,500	5,750
Total Revenue	3,750	0	7,500	26,915

Expenses (excluding interest):
Jack in the Box	0	0	0	136
Jack Frost Mountain Ski Area	0	7,730	0	7,730
Big Boulder Ski Area	0	186	0	489
Maple Terrace	1,325	0	5,079	14,295
Total Expenses	1,325	7,916	5,079	22,650

Interest expense(calculated on debt related to the property):
Jack in the Box	0	0	0	7,386
Jack Frost Mountain Ski Area	0	0	0	0
Big Boulder Ski Area	0	0	0	0
Maple Terrace	0	0	0	0
Total Interest	0	0	0	7,386

Gain (Loss) on Disposal:
Jack in the Box	0	0	0	9,402
Jack Frost Mountain Ski Area	0	0	0	(4,803)
Big Boulder Ski Area	0	0	0	(4,517)
Maple Terrace	0	0	0	0
Total Gain on Disposal	0	0	0	82

Income (loss) from discontinued operations before income taxes	$2,425	($7,916)	$2,421	($3,039)

4. Segment Reporting

   The Companies currently operate in two business segments, which consist of Real Estate Management/Rental Operations and Land Resource Management.

5. Income Taxes

   The benefit for income taxes for the three and six months ended April 30, 2013 and 2012 is estimated using the estimated annual effective tax rate for the fiscal years ending October 31, 2013 and 2012.  The effective income tax rate for the first six months of the Companies’ fiscal year ending October 31, 2013 (such fiscal year “Fiscal 2013”) and Fiscal 2012 was estimated at 34%.

   The Companies’ practice is to recognize interest and/or penalties related to income tax matters as income tax expense in its combined financial statements. As of and for the six months ended April 30, 2013, no interest and penalties have been accrued in the combined balance sheet and no expense is reflected in the combined statement of operations.  At April 30, 2013, federal and state tax returns for fiscal years ending October 31, 2009 and later are subject to future examination by the respective tax authorities.

6.  Land and Land Development Costs

     Land and improvements in progress held for development consist of the following:

	04/30/2013	10/31/2012
Land unimproved designated for development	$9,635,834	$10,593,519
Residential development	5,084,521	5,084,262
Infrastructure development	1,183,716	4,674,285
	$15,904,071	$20,352,066

     The decrease in land unimproved designated for development was the result of the reclassification of 1,577 acres of raw land on River Road, Buck Township Pennsylvania to an asset held for sale. The decrease in infrastructure development was related to an impairment expense taken against the remaining 126 units of the Boulder Lake Village condominium project.

7.  Land Held for Investment

	04/30/2013	10/31/2012
Land held for investment
Land – Unimproved	$1,796,292	$2,245,214
Land – Commercial rental properties	4,603,176	4,603,176
	$6,399,468	$6,848,390

     A portion of the decrease in land-unimproved was the result of a reclassification of 2,114 acres of raw land in Bear Creek and Buck Townships, Pennsylvania, to an asset held for sale.  The remaining portion of the decrease was related to an impairment expense taken on 2.9 acres of land known as the Flower Field parcel.

8.  Pension Benefits

     Components of Net Periodic Pension Cost:

	Three Months Ended		Six Months Ended
	04/30/13	04/30/12	04/30/13	04/30/12

Service Cost	$14,231	$12,276	$28,462	$24,552
Interest Cost	87,653	96,235	175,306	192,470
Expected return on plan assets	(109,836)	(102,812)	(219,672)	(205,624)

Net amortization and deferral:
Amortization of accumulated loss	127,775	83,568	255,551	167,136
Net amortization and deferral	127,775	83,568	255,551	167,136
Total net periodic pension cost	$119,823	$89,267	$239,647	$178,534

The Companies expect to contribute $279,000 to their pension plan in the fiscal year ending October 31, 2013 (“Fiscal 2013”).  As of April 30, 2013, the Companies made contributions totaling $93,000 and anticipate contributing an additional $186,000 to fund their pension plan in Fiscal 2013.

9.  Accumulated Other Comprehensive Loss

The following table presents the changes in the accumulated other comprehensive loss for the six months ended April 30, 2013 and the twelve months ended October 31, 2012:

	4/30/13		10/31/12
	Defined Benefit Pension Plan	Accumulated Other Comprehensive Loss	Defined Benefit Pension Plan	Accumulated Other Comprehensive Loss
Beginning balance	$2,947,179	$2,947,179	$2,272,321	$2,272,321
Current period other comprehensive loss	0	0	674,858	674,858
Ending balance	$2,947,179	$2,947,179	$2,947,179	$2,947,179

The other comprehensive loss is reported net of tax.

10.  Fair Value of Financial Instruments and Impairment

   The Companies use ASC 820, “Fair Value Measurements” (“ASC 820”), to measure the fair value of certain assets and liabilities.  ASC 820 provides a framework for measuring fair value in accordance with GAAP, establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value and requires certain disclosures about fair value measurements.

The fair value hierarchy is summarized below:

Level 1:

Fair value determined based on quoted prices in active markets for identical assets or liabilities.

Level 2:

Fair value determined using significant observable inputs, generally either quoted prices in active markets for similar assets or liabilities or quoted prices in markets that are not active.

Level 3:

Fair value determined using significant unobservable inputs, such as pricing models, discounted cash flows, or similar techniques.

The estimated recurring fair values of the Companies' financial instruments at April 30, 2013 and October 31, 2012 are as follows:

	4/30/13		10/31/12
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
ASSETS:
Cash and cash equivalents	$518,976	$518,976	$702,902	$702,902
Accounts and mortgages receivable	120,319	120,319	143,382	143,382

LIABILITIES:
Accounts payable	217,919	217,919	140,956	140,956
Accrued liabilities	223,586	223,586	311,097	311,097
Debt	$16,775,403	$16,898,378	$16,880,416	$16,988,594

   Fair Values were determined as follows:

   Cash and cash equivalents, accounts and mortgages receivable, accounts payable and accrued liabilities:  The carrying amounts approximate fair value because of the short-term maturity of these instruments.

   Debt: The fair value of debt is estimated using discounted cash flows based on current borrowing rates available to the Companies for similar types of borrowing arrangements - Level 2 hierarchy.

   As of April 30, 2013, the carrying amount net of prior period impairments for land and land development costs is $19,404,071, less impairment expense of $3,500,000, recorded in the six months ended April 30, 2013 for a revised carrying value of $15,904,071.  A 126 unit development project had a carrying value of $4,610,965 which was written down by an impairment charge of $3,500,000.  Management reassessed the carrying value of the project following its evaluation of trends in the local real estate market, which management determined were not reflecting the recovery recently experienced nationally.  In determining the amount of the impairment, management performed a discounted cash flow analysis based on reduced estimates regarding the timing of unit sales and the prices to be realized.  Certain quantitative inputs utilized in the analysis for this impairment are detailed below.  The carrying amount net of prior period impairments for land improvements, buildings and equipment is $19,859,880.  A reclassification of $515,631 was recorded to both land improvements, buildings and equipment and deferred income due to notification received from the PA Department of Transportation stating the proposed safety rest area project along Interstate 80 has been abandoned.  This reclassification had $0 impact on the Combined Statement of Operations.  The carrying amount net of prior period impairments for land held for investment is $6,599,468 less impairment expense of $200,000 recorded in the six months ended April 30, 2013 for a revised carrying value of $6,399,468.  A certain lot included in land held for investment had a carrying value of $500,431 which was written down by an impairment charge of $200,000.  The quoted listing price less selling and closing costs provided by the broker for this 2.9 acre parcel of land was the input used in determining the fair value of this property (Level 2).  The carrying amount net of prior period impairments for long-lived assets held for sale as of April 30, 2013 is $1,660,757.  The assets of discontinued operations as of April 30, 2013 had a carrying value net of prior period adjustments for impairment of $166,682.  There was a total of $3,700,000 impairment expense in the six months ended April 30, 2013.

   As part of its ongoing methodology to review the carrying value of certain of its properties, management reviewed the carrying values of the Jack Frost National Golf Course and adjacent land approved for use as a planned residential development.  Based on, among other factors, trends in the local real estate market, management has determined it is likely that the carrying value of the properties has been impaired.  However, management is currently unable to estimate the amount of the impairment, and is undertaking additional measures to provide such an estimate. Management anticipates that it will complete this process, and that the Company will recognize the applicable impairment loss, if any, during the quarter ended July 31, 2013.

   As of October 31, 2012, the carrying amount net of prior period impairments for land and land development costs were $20,359,066 less impairment expense of $7,000 in Fiscal 2012 for a revised carrying value of $20,352,066.  A certain lot included in the land and land development costs had a carrying value of $37,394 which was written down in Fiscal 2012 by an impairment charge of $7,000 due to the sale of a similar lot in Fiscal 2012, to its fair value of $30,394.  The carrying amount net of prior period impairments for land improvements, buildings and equipment is $21,043,068.  There was no impairment expense for land improvements, buildings and equipment in Fiscal 2012.  The carrying amount net of prior period impairments for land held for investment is $6,848,390.  There was no impairment on land held for investment in Fiscal 2012.  The carrying amount net of prior period impairments for long-lived assets held for sale as of October 31, 2012 was $846,174.  There was no impairment expense on long-lived assets held for sale in Fiscal 2012.  The assets of discontinued operations as of October 31, 2012 had a carrying value net of prior period adjustments for impairment of $230,382 less $63,700 impairment expense in Fiscal 2012, due to a sales agreement signed in September 2012 for this property, for a fair value of $166,682.  The overall total impairment in Fiscal 2012 was $70,700.  The impairment for long-lived assets held for sale, land and land development costs, land held for investment and assets of discontinued operations was determined using level 2 criteria wherein fair value is determined using significant observable inputs, generally either quoted prices in an active market for similar assets or liabilities or quoted prices in markets that are not active.

   The table below summarizes the level of fair value hierarchy in which the fair value measurements resulting in impairment losses during the six month period ending April 30, 2013 are categorized:

		Non-Recurring Fair Value Measurements at the End of the Reporting Period Using ($ in thousands)
	4/30/2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses
Land and land development costs (a)	$1,111			$1,111	$3,500
Land held for investment (b)	300		300		200
Total nonrecurring fair value measurements	$1,411	$0	$300	$1,111	$3,700

(a) In accordance with Subtopic 360-10, land and land development costs with a carrying value of $4.6 million were written down to their fair value of approximately $1.1 million, resulting in impairment expense of $3.5 million, which was included in the loss for the period.

(b) In accordance with Subtopic 360-10, land held for investment with a carrying value of approximately $500,000 was written down to its fair value of approximately $300,000, resulting in impairment expense of $200,000, which was included in the loss for the period.

   The table below summarizes, for the periods indicated, the ranges of certain quantitative unobservable inputs (Level 3) utilized in determining the fair value of the impaired land and land development costs:

Fiscal Year Ending October 31,	Sales price per square ft.	Sales pace per year (in Units)	Discount rate
2015	$147 - $152	9	10%
2016	$153 - $164	25	10%
2017	$165 - $171	34	10%
2018	$172 - $178	32	10%
2019	$179 - $185	17	10%
2020	$186 - $192	3	10%

11.  Per Share Data

     Earnings per share (“EPS”) is based on the weighted average number of common shares outstanding during the period.  The calculation of diluted EPS assumes weighted average options have been exercised to purchase shares of common stock in the relevant period, net of assumed repurchases using the treasury stock method.   For the three and six months ended April 30, 2013 and 2012 all outstanding unexercised stock options would be excluded from the calculation of diluted EPS because the exercise price of all such options exceeded the market price of the Companies’ common stock.  As a result, the calculation of diluted EPS has been excluded from the table below since diluted EPS for these periods is equal to EPS.

     Weighted average basic shares, taking into consideration shares issued, weighted average options used in calculating EPS and treasury shares repurchased, and basic loss per weighted average combined share for the three and six months ended April 30, 2013 and April 30, 2012 are as follows:

	Three Months Ended		Six Months Ended
	04/30/13	04/30/12	04/30/13	04/30/12
Weighted average combined shares of common stock outstanding used to compute basic earnings per combined share	2,450,424	2,450,424	2,450,424	2,450,424
Basic loss per weighted average combined share is computed as follows:
Net loss before discontinued operations	($2,931,889)	($498,503)	($3,501,469)	($1,004,809)
Weighted average combined shares of common stock outstanding	2,450,424	2,450,424	2,450,424	2,450,424
Basic loss per weighted average combined share	($1.20)	($0.20)	($1.43)	($0.41)

Net (loss) income from discontinued operations	$1,425	($4,916)	$1,421	($2,039)
Weighted average combined shares of common stock outstanding	2,450,424	2,450,424	2,450,424	2,450,424
Basic earnings per weighted average combined share	$0.00	$0.00	$0.00	$0.00

Net loss	($2,930,464)	($503,419)	($3,500,048)	($1,006,848)
Weighted average combined shares of common stock outstanding	2,450,424	2,450,424	2,450,424	2,450,424
Basic loss per weighted average combined share	($1.20)	($0.20)	($1.43)	($0.41)

12.  Supplemental Disclosure to Statements of Cash Flows

The following are supplemental disclosures to the statements of cash flows for the six months ended April 30, 2013 and 2012:

	2013	2012
Cash paid during the period for:
Interest	$517,755	$625,059
Income taxes	$17,900	$5,300

Non cash operating activities:

Reclassification of assets from land improvements, buildings and equipment, net to long-lived assets held for sale	$220,887	$0

Reclassification of assets from land held for investment to long-lived assets held for sale	$248,922	$0

Reclassification of assets from long-lived assets held for sale to land improvements, buildings and equipment	$0	$388,526

Reclassification of assets from land and land development costs to long-lived assets held for sale	$957,625	$0

Reclassification to land improvements, buildings and equipment due to abandonment of sewer line	($515,631)	$0

Reclassification to deferred income due to abandonment of sewer line	$515,631	$0

13. Business Segment Information

     The following information is presented in accordance with the accounting pronouncement regarding disclosures about segments of an enterprise and related information.  The Companies’ business segments were determined from the Companies’ internal organization and management reporting, which are based primarily on differences in services.

   Real Estate Management/Rental Operations

     Real Estate Management/Rental Operations consists of: investment properties leased to others located in Eastern Pennsylvania, New Jersey, Minnesota and Louisiana; recreational club activities; services to the trusts that operate resort residential communities; sales of investment properties; and rental of land and land improvements.

   Land Resource Management

     Land Resource Management consists of: land sales; land purchases; timbering operations; the Jack Frost National Golf Course; and a real estate development division.  Timbering operations consist of selective timbering on our land holdings.  Contracts are entered into for parcels that have had the timber selectively marked.  We rely on the advice of our forester, who is engaged on a consulting basis and who receives a commission on each stumpage contract, for the timing and selection of certain parcels of land for timbering.  Our forester gives significant attention to protecting the environment and retaining the value of these parcels for future timber harvests.  The Jack Frost National Golf Course is managed by Billy Casper Golf, LLC, an unaffiliated third party.  The real estate development division is responsible for the residential land development activities which include overseeing the construction of single and multi-family homes and development of infrastructure.

     Funds expended to date for real estate development have been primarily for infrastructure improvements and home construction in the Laurelwoods II and Boulder Lake Village communities.  Construction of 22 single family homes, four duplex homes in Laurelwoods II and 18 condominium units within Building J at Boulder Lake Village on Big Boulder Lake have been completed at October 31, 2012.  Other expenditures for our development projects in the planning phases include fees for architects, engineers, consultants, studies and permits.  All of the homes had been sold as of February 1, 2013.

     Information by business segment is as follows:

	Three months ended		Six months ended
	4/30/13	4/30/12	4/30/13	4/30/12
Revenues from continuing operations:
Real estate management/rental operations	$692,944	$697,612	$1,358,930	$1,352,877
Land resource management	298,195	1,037,506	752,869	1,990,091
Total revenues from operations	$991,139	$1,735,118	$2,111,799	$3,342,968

Operating profit (loss) from continuing operations, excluding general and administrative expenses:
Real estate management/rental operations	$231,361	$224,560	$395,188	$371,840
Land resource management	(3,956,714)	(268,728)	(4,211,655)	(328,292)
Total operating profit (loss), excluding general and administrative expenses	($3,725,353)	($44,168)	($3,816,467)	$43,548

General and administrative expenses:
Real estate management/rental operations	$323,090	$174,741	$627,614	$392,183
Land resource management	139,035	259,878	347,708	576,905
Total general and administrative expenses	$462,125	$434,619	$975,322	$969,088

Interest and other income, net:
Real estate management/rental operations	$13	$58	$1,316	$1,149
Land resource management	44	145	970	1,792
Total interest and other income, net	$57	$203	$2,286	$2,941

Interest expense:
Real estate management/rental operations	$244,081	$273,045	$494,612	$588,457
Land resource management	11,387	1,874	21,354	10,753
Total Interest expense	$255,468	$274,919	$515,966	$599,210

Loss from continuing operations before income taxes	($4,442,889)	($753,503)	($5,305,469)	($1,521,809)

     Identifiable assets, net of accumulated depreciation at April 30, 2013 and October 31, 2012 and depreciation expense and capital expenditures for six months ended April 31, 2013 and the fiscal year ended October 31, 2012 by business segment are as follows:

April 30, 2013	Identifiable Assets	Depreciation and Amortization Expense	Capital Expenditures
Real estate management/rental operations	$24,441,239	$392,122	$5,028
Land resource management	20,519,803	168,928	0
Other corporate	99,082	20,472	129,824
Discontinued operations	166,682	0	0
Total Assets	$46,226,806	$581,522	$134,852

October 31, 2012	Identifiable Assets	Depreciation and Amortization Expense	Capital Expenditures
Real estate management/rental operations	$26,125,839	$804,900	$24,579
Land resource management	23,990,608	342,580	9,617
Other corporate	288,363	77,856	59,285
Discontinued operations	166,682	1,666	0
Total Assets	$50,571,492	$1,227,002	$93,481

During the six months ended April 30, 2012, the Companies had two material property sales, which totaled $10,911,419: one sale for $9,000,000 to JFBB Ski Areas, Inc. and one sale for $1,911,419 to Phyllis Enfield Trust.  During the six months ended April 30, 2013, there was no concentration of sales.

14. Subsequent Events

     The Companies have evaluated and disclosed subsequent events from April 30, 2013 through the issuance date of the Form 10-Q.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

OF

BIG BOULDER CORPORATION

(a Pennsylvania corporation)

WITH AND INTO

BLUE RIDGE REAL ESTATE COMPANY

(a Pennsylvania corporation)

This AGREEMENT AND PLAN OF MERGER (the “Plan of Merger”) is dated as of August 29, 2013 by and between Big Boulder Corporation, a Pennsylvania corporation (“BBC”), and Blue Ridge Real Estate Company, a Pennsylvania corporation (“Blue Ridge”).

RECITALS

WHEREAS, BBC is a Pennsylvania corporation whose authorized stock consists of 3,000,000 shares of common stock, without par value (the “BBC Common Stock”);

WHEREAS, Blue Ridge is a Pennsylvania corporation whose authorized stock consists of 3,000,000 shares of common stock, without par value (the “Blue Ridge Common Stock”);

WHEREAS, BBC Common Stock and Blue Ridge Common Stock are currently combined in accordance with a Security Combination Agreement, dated as of September 20, 1966, by and between BBC and Blue Ridge (the “Security Combination Agreement”), and the by-laws of each of BBC and Blue Ridge, pursuant to which, among other things, BBC Common Stock and Blue Ridge Common Stock may only be transferred and traded in combination;

WHEREAS, certain of the shares BBC Common Stock and Blue Ridge Common Stock are represented by joint unit certificates (the “Unit Certificates”), with each Unit Certificate representing an equal number of shares of BBC Common Stock and Blue Ridge Common Stock;

WHEREAS, certain other of the shares BBC Common Stock and Blue Ridge Common Stock are represented by standalone certificates of BBC and Blue Ridge (the “Standalone Certificates”, and, together with the Unit Certificates, the “Outstanding Certificates”);

WHEREAS, the Boards of Directors of each of BBC and Blue Ridge deem it advisable and in the best interests of the shareholders of BBC and Blue Ridge to consummate the business combination provided for herein; WHEREAS, in furtherance thereof, the Boards of Directors of each of BBC and Blue Ridge have approved this Agreement and the Plan of Merger in accordance with the Pennsylvania Business Corporation Law (the “PBCL”);

WHEREAS, the Boards of Directors of each of BBC and Blue Ridge have determined to recommend to the shareholders of BBC and Blue Ridge the adoption of this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”).

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

1.

Parties to Merger.  BBC and Blue Ridge (such parties being hereinafter sometimes together referred to as the “Constituent Entities”) shall effect a merger (the “Merger”) in accordance with and subject to the terms and conditions of the Plan of Merger.

2.

Merger; Governing Law.  At the Effective Time (as defined in Section 3 hereof), BBC shall be merged with and into Blue Ridge (which latter corporation shall be, and is hereinafter sometimes referred to as, the “Surviving Corporation”), and the separate corporate existence of BBC shall cease. The Surviving Corporation shall continue to be governed by the laws of the Commonwealth of Pennsylvania.  The name of the Surviving Corporation shall be “Blue Ridge Real Estate Company.”

3.

Closing; Filing and Effective Time.

(a)

Closing.  The closing of the Merger (the “Closing”) shall take place of the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, at 10:00 a.m. on a date to be specified by the parties which shall be no later than two business days after the satisfaction of the conditions set forth in Section 12 (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties.

(b)

Effective Time.  Subject to the provisions of this Agreement, as soon as practicable after the Closing Date, Articles of Merger complying with the PBCL shall be filed with the Department of State of the Commonwealth of Pennsylvania and such other documents and instruments as are required by, and complying in all respects with the PBCL, shall be delivered to the appropriate state officials for filing.  The Merger shall become effective at 11:59 p.m. United States Eastern Time (the “Effective Time”) on October 31, 2013 (the “Effective Date”). 4.

Certificate of Incorporation. At the Effective Time, the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A shall be and thereafter remain the Articles of Incorporation of the Surviving Corporation.

5.

Bylaws. At the Effective Time, the Bylaws in the form attached hereto as Exhibit B shall be and thereafter remain the Bylaws of the Surviving Corporation until altered, amended or repealed in the manner therein provided in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

6.

Directors and Officers. At the Effective Time, the directors and officers of Blue Ridge shall be the directors and officers of the Surviving Corporation. Each such director and officer shall hold office until his resignation or removal, in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

7.

Effect on Equity.

(a)

At the Effective Time and pursuant to the Merger, (i) each issued and outstanding share of capital stock of BBC, whether represented by a Unit Certificate or a Standalone Certificate of BBC, shall be canceled and converted automatically solely into the right to receive one fully paid and nonassessable share of common stock of the Surviving Corporation, and (ii) each issued and outstanding share of capital stock of Blue Ridge, whether represented by a Unit Certificate or a Standalone Certificate of Blue Ridge, shall be canceled and converted automatically solely into the right to receive one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)

Immediately following the Effective Time and the exchanges of capital stock made pursuant to the Merger described above in Section 7(a), as provided in the Amended and Restated Articles of Incorporation of the Surviving Corporation, every two outstanding shares of common stock of the Surviving Corporation shall be combined into and automatically become one share of common stock of the Surviving Corporation (the “Reverse Split”).

8.

Exchange of Shares and Surrender of Outstanding Certificates.

(a)

Exchange Procedure. Prior to the Effective Time, Blue Ridge shall enter into an agreement with IST Shareholder Services, or such other bank or trust company that is reasonably satisfactory to Blue Ridge (the “Exchange Agent”).  As promptly as reasonably practical after the Effective Time, Blue Ridge shall cause the Exchange Agent to mail to each holder of record of Outstanding Certificates a letter of transmittal and instructions (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Outstanding Certificates shall pass, only upon proper delivery of the Outstanding Certificates or transfer of uncertificated shares of BBC Common Stock or Blue Ridge Common Stock (“Uncertificated Shares”) to the Exchange Agent for use in exchanging Outstanding Certificates for shares of the Surviving Corporation.  Upon (x) surrender to the Exchange Agent of an Outstanding Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, or (y) receipt of an “agent’s message” by the Exchange Agent (or any other evidence that the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holder of such Outstanding Certificates shall be entitled to receive in exchange therefor that number of shares of common stock of the Surviving Corporation to which the holder thereof is entitled pursuant to Section 7 (which shall be in uncertificated book entry form), and the Outstanding Certificate or Uncertificated Shares so surrendered shall forthwith be canceled.

(b)

No Liability.  None of BBC, Blue Ridge, the Exchange Agent or any other person shall be liable to any former holder of shares of BBC Common Stock and Blue Ridge Common Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

(c)

Lost, Stolen or Destroyed Certificates.  If any Outstanding Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Outstanding Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Outstanding Certificate the amount of shares of common stock of the Surviving Corporation to which the holder thereof is entitled pursuant to Section 7, and if required by the

Exchange Agent, the Surviving Corporation shall post a bond, in such reasonable amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Outstanding Certificate and the Surviving Corporation shall also pay any fee charged by the Exchange Agent for such service.

(d)

Withholding Rights.  Each of the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law.  To the extent that such amounts are so withheld by the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the shareholder in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

9.

Security Combination Agreement.  At the Effective Time, the Security Combination Agreement shall be terminated and of no further force or effect.

10.

Tax-Free Reorganization Treatment.  Each of BBC and Blue Ridge shall use their reasonable best efforts to take or cause to be taken any action necessary for each of the Merger and the Reverse Split to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Neither BBC nor Blue Ridge shall (and following the Effective Time, Blue Ridge as the Surviving Corporation shall not) take any action that would cause either the Merger or the Reverse Split to fail to qualify for “reorganization” within the meaning of Section 368(a) of the Code.  This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-1(g) of the income tax regulations promulgated under the Code.  The Parties hereto shall prepare all books, records and filings in a manner consistent with this Section 10.  BBC and Blue Ridge shall deliver the Representation Letters to Counsel on the Effective Date so that Counsel can deliver to BBC and Blue Ridge the opinion described in Section 12(c).

11.

Proxy Statement and Meeting of Shareholders.

(a)

Proxy Statement.  As promptly as practicable after the execution of this Agreement, BBC and Blue Ridge shall prepare and file with the Securities Exchange Commission (the “Commission”) a joint proxy statement and forms of proxies under the Exchange Act (such joint proxy statement, together with any amendments or supplements thereto, the “Joint Proxy Statement”) relating to the adoption of this Agreement and the approval of the Merger.  BBC and Blue Ridge will each use reasonable efforts to: (i) cause the Joint Proxy Statement to comply as to form in all material respects with any applicable federal or state securities laws; (ii) to resolve the comments, if any, of the Commission and (iii) timely mail the Joint Proxy Statement to the shareholders.  The information provided by BBC and Blue Ridge for inclusion in the Joint Proxy Statement, at the time of mailing thereof and at the time of the Shareholders’ Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  BBC and Blue Ridge shall file the opinion described in Section 12(c) with the Commission by post-effective amendment to the registration statement on Form S-4 filed in connection with the transactions contemplated by this Agreement and in which the Joint Proxy Statement will be included as a prospectus.

(b)

Meeting of Shareholders.  As promptly as practicable following the date of this Agreement, each of BBC and Blue Ridge shall duly call, give notice of and take all action necessary in accordance with the PBCL and their respective articles of incorporation to convene and hold a meeting of the shareholders of BBC and Blue Ridge (the “Shareholders’ Meeting”) as promptly as practicable for the purpose of considering the adoption of this Agreement and the approval of the Merger.

12.

Conditions to the Merger.  The respective obligations of the Constituent Entities to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

(a)

This Agreement and the Merger shall have been duly approved by the requisite vote of the shareholders of the Constituent Entities; and

(b)

No temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of the Merger.

(c)

BBC and Blue Ridge shall have received an opinion from Morgan, Lewis & Bockius LLP, counsel to both BBC and Blue Ridge (“Counsel”), addressed to both BBC and Blue Ridge and dated the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Date, that each of the Merger and the Reverse Split should be treated as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BBC and Blue Ridge, reasonably satisfactory in form and substance to Counsel, and each of BBC and Blue Ridge shall cooperate with Counsel to deliver certificates of officers containing such representations and covenants prior to Counsel’s issuance of such opinion (the “Representation Letters”).

13.

Effect of Merger.  At the Effective Time, the Merger shall have the effect set forth in the PBCL.

14.

Further Assurances.  Each of the Constituent Entities shall use its best efforts to take all action and to do all things necessary in order to consummate and make effective the actions contemplated in the Plan of Merger.  If at any time the Surviving Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of BBC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of the Plan of Merger, BBC and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of BBC or otherwise to take any and all such action.

15.

Amendment or Termination.  The Plan of Merger may be amended or terminated at any time on or before the Effective Time by agreement of the Board of Directors and shareholders of BBC and the Board of Directors and shareholders of Blue Ridge, notwithstanding the approval of the Plan of Merger by the Boards of Directors and shareholders of the Constituent Entities.

16.

Counterparts.  The Plan of Merger may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.  The parties agree that a facsimile may be executed as an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have duly executed this Plan of Merger as of the day and year first written above.

BIG BOULDER CORPORATION

By:

/s/ Bruce Beaty

Name:  Bruce Beaty

Title:   President and CEO

BLUE RIDGE REAL ESTATE COMPANY

By:

/s/ Bruce Beaty

Name:  Bruce Beaty

Title:   President and CEO

[Signature page to Agreement and Plan of Merger]

Exhibit A

Surviving Corporation Articles of Incorporation

(See attached)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BLUE RIDGE REAL ESTATE COMPANY

Blue Ridge Real Estate Company (the “Corporation”), a corporation existing under the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), in compliance with Section 1915 of the BCL, does hereby certify as follows:

I.

The original Articles of Incorporation of the Corporation (the “Initial Articles”) were filed with the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) on August 8, 1911 under the name Blue Ridge Real Estate Corporation.

II.

Amendments to the Initial Articles were filed with the Department of State on the September 9, 1943, September 29, 1955, August 1, 1960, September 23, 1966, September 15, 1967, January 26, 1968, November 13, 1968, September 24, 1976, June 15, 1982, October 15, 1987 and August 15, 1987.

III.

Restated Articles of Incorporation were filed with the Department of State on February 10, 2005.

IV.

The Corporation was incorporated under the Act of April 29, 1874, entitled “An act to provide for the incorporation and regulations of certain corporations,” as supplemented.

V.

These Amended and Restated Articles of Incorporation shall be effective as of 11:59 p.m. United States Easter Time on October 31, 2013.

VI.

In accordance with Section 1914(a) of the BCL, the following Amended and Restated Articles of Incorporation of the Corporation were approved by the Board of Directors of the Corporation, by unanimous consent dated August29, 2013, and adopted by the shareholders of the Corporation at a special meeting held on [_____], 2013.

VII.

The Restated Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

FIRST:

Corporate Name.  The name of the corporation is Blue Ridge Real Estate Company (the “Corporation”).

SECOND:

Registered Office.  The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is Moseywood Road at PA Route 940, Star Route, White Haven, Kidder Township, Carbon County, Pennsylvania 18661.

THIRD:

Corporate Purpose.  The purpose of the Corporation shall be to own, buy, sell, lease, manage and deal in real estate and real property or any interest therein; to survey, subdivide, plot, improve and develop lands for purposes of retention, sale or lease; to buy, erect construct and maintain houses, buildings, structures for retention, sale or lease; to engage generally in the real estate business and such activities as are incident thereto; to furnish non-professional services incident to the handling of injury and damage claims; to engage in the business of contracting and engineering and of providing contracting and engineering services for others; to operate and manage hotels, resorts, recreational areas, houses, buildings and structures, and appurtenant and incidental facilities.

FOURTH:

Corporate Existence.  The term of existence of the Corporation shall be perpetual.

FIFTH:

Capital Stock.  The authorized capital stock of the Corporation shall consist of 6,000,000 shares of common stock, without par value, which shares shall be uncertificated.

Effective immediately following the effective time of the these Amended and Restated Articles of Incorporation, every two outstanding shares of common stock of the Corporation shall, without further action by the Corporation or the holder thereof, be combined into and automatically become one share of common stock of the Corporation.

SIXTH:

Directors. The number of directors of the Corporation shall be as provided in the Bylaws of the Corporation.

Section 1.  Directors and Officers as Fiduciaries.  A director or officer of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.  In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person or a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the Corporation or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 2.  Personal Liability of Directors.  A director of the Corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 3.  Personal Liability of Officers.  An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 4.  Interpretation of Article 6.  The provisions of Sections 2 and 3 of this Article 6 shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this Article 6 have been adopted pursuant to the authority of sections 204A(10) and 801 of the Pennsylvania Business Corporation Law, shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while this Article is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.  Each person who serves as a director or officer of the Corporation while this Article 6 is in effect shall be deemed to be doing so in reliance on the provisions of this Article.  No amendment to or repeal of this Article 6, nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article 6, shall apply to or have any effect on, the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision.  In any action, suit or proceeding involving the application of the provisions of this Article 6, the party or parties challenging the right of a director or officer to the benefits of this Article 6 shall have the burden of proof.

SEVENTH:

Control Transactions.  Subchapter E of Chapter 25 of the BCL, as codified at 15 Pa. C.S. Sections 2541-2548, shall not be applicable to the Corporation.

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been signed by the Chief Executive Officer of the Corporation this ____ day of __________, 2013.

BLUE RIDGE REAL ESTATE COMPANY

By:  _________________________________

Name:  Bruce Beaty

Title:

President and CEO

Exhibit B

Surviving Corporation Bylaws

(See attached)

AMENDED AND RESTATED BYLAWS

OF

BLUE RIDGE REAL ESTATE COMPANY

(a Pennsylvania corporation)

ARTICLE I

OFFICES AND FISCAL YEAR

Section 1.01

Registered Office.  The registered office of the corporation in the Commonwealth of Pennsylvania shall be fixed in the articles of incorporation (the "articles") or by the board of directors, provided that a record of such change is filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State") in the manner provided by the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

Section 1.02

Other Offices.  The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.03

Fiscal Year.  Except as may be otherwise determined by the board of directors, the fiscal year of the corporation shall begin on the first day of November and end on the last day of October of each year.

ARTICLE II

NOTICE AND WAIVERS

Section 2.01

Manner of Giving Notice.

(a)

General Rule.  Any notice required to be given to any person under the provisions of the PBCL, the articles or these bylaws shall be given to the person:

(1)

By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for notice purposes.  Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; or

(2)

By facsimile transmission, e-mail or other electronic communication to the person's facsimile number or e-mail address or other electronic communications supplied by the person to the corporation for notice purposes.  Notice given pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.

(b)

Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken; provided, however, if the board of directors fixes a new record date for the adjourned meeting, notice shall be given in accordance with Section 2.03.

Section 2.02

Notice of Meetings of Board of Directors.  Notice of a regular meeting of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication), 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.  Every such notice shall state the time and place, if any, of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of the meeting.

Section 2.03

Notice of Meetings of Shareholders.

(a)

General Rule.  Written notice of every meeting of shareholders shall be given by, or at the direction of, the secretary of the corporation or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in the case of a meeting that will consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) that will consider a fundamental change under the PBCL, or (2) five days prior to the day named for the meeting in any other case.  If the secretary of the corporation or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.  A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the PBCL, the articles or these bylaws.  In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)

Notice of Action by Shareholders on Bylaws.  In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these bylaws.  There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

Section 2.04

Waiver of Notice.

(a)

Written Waiver.  Whenever any written notice is required to be given under the provisions of the PBCL, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.  Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)

Waiver by Attendance.  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05

Modification of Proposal Contained in Notice.  Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the PBCL, the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06

Exception to Requirement of Notice.

(a)

General Rule.  Whenever any notice or communication is required to be given to any person under the provisions of the PBCL, the articles, these bylaws, or the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)

Shareholders Without Forwarding Addresses.  Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address.  Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE III

SHAREHOLDERS

Section 3.01

Place of Meeting.  Except as otherwise provided in this section, all meetings of shareholders of the corporation shall be held at the executive office of the corporation or such other geographic location, if any, as may be designated by the board of directors in the notice of a meeting.  A meeting of shareholders may be held by means of the Internet or other electronic technology, provided that the shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.

Section 3.02

Annual Meeting.  The board of directors may fix and designate the date and time of the annual meeting of shareholders.  At the annual meeting, shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.  If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

Section 3.03

Special Meetings.

(a)

Call of Special Meetings.  Special meetings of the shareholders may be called at any time by the (i) board of directors or (ii) shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular special meeting.

(b)

Fixing of Time for Meeting.  At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary of the corporation to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request.  If the secretary of the corporation neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 3.04

Quorum and Adjournment.

(a)

General Rule.  A meeting of shareholders shall not be organized for the transaction of business unless a quorum is present.  The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)

Withdrawal of a Quorum.  The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)

Adjournments Generally.  Any meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized for lack of a quorum, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

(d)

Electing Directors at Adjourned Meeting.  Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e)

Other Action in Absence of Quorum.  Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

(f)

Effect of Proxy on Quorum.  If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

Section 3.05

Action by Shareholders.  Except as otherwise provided in the PBCL, the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 3.06

Conduct of Shareholders Meeting.  At every meeting of the shareholders, the chairman of the board, if there is one, or, if none, one of the following persons present in the order stated:  the vice chairman of the board, the president of the corporation, the vice presidents of the corporation in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as the presiding officer of the meeting.  The secretary of the corporation or, in the absence of the secretary, an assistant secretary of the corporation, or, in the absence of both the secretary and assistant secretary, a person appointed by the presiding officer of the meeting, shall act as secretary of the meeting.  Except as otherwise provided by prior action of the board of directors, the presiding officer of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

Section 3.07

Voting Rights of Shareholders.  Unless otherwise provided in the articles, every shareholder shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08

Voting and Other Action by Proxy.

(a)

General.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.  The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.  Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)

Execution and Filing.  Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney in fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent.  A shareholder or such shareholder's duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy.  A telegram, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this subsection if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)

Revocation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission.  An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.

(d)

Expenses.  The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board of directors, including solicitation by professional proxy solicitors and otherwise.

Section 3.09

Voting by Corporations.

(a)

Voting by Corporate Shareholders.  Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of the corporation (or express consent in lieu of a meeting) by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b)

Controlled Shares.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.10

Determination of Shareholders of Record.

(a)

Fixing Record Date.  The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection.  The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)

Determination When a Record Date is Not Fixed.  If a record date is not fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  The record date for determining shareholders entitled to express consent or dissent to corporate action without a meeting, when prior action by the board of directors is not necessary, to call a special meeting of the shareholders, or to propose an amendment of the articles, shall be the close of business on the day on which the first consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 3.11

Voting Lists.

(a)

General Rule.  The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.

(b)

Effect of List.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.  The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.12

Judges of Election.

(a)

Appointment.  In advance of any meeting of shareholders of the corporation, the board of directors may appoint one or three judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof.  If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.  In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.  A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b)

Duties.  The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.  On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.13

Consent of Shareholders in Lieu of Meeting.  Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.  If action by written notice is by less than unanimous consent of the shareholders entitled to vote on the matter, the action shall not become effective until after at least 10 days' notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto.  The secretary of the corporation shall give notice of such action to each shareholder entitled to vote thereon, including those shareholders who consented thereto, within five days following the secretary's receipt of such written consent or consents.

Section 3.14

Use of Conference Telephone or Other Technology.  The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the PBCL, the articles and these bylaws.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01

Powers; Personal Liability.

(a)

General Rule.  All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b)

Personal Liability of Directors.  A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless  the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the PBCL (or any successor provision), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The foregoing shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or for the payment of taxes pursuant to local, state or federal law.

(c)

Notation of Dissent.  A director who is present at a meeting of the board of directors, or of a committee thereof, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a director who voted in favor of the action.  Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02

Qualifications and Selection of Directors.

(a)

Qualifications.  Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

(b)

Power to Select Directors.  Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders.

(c)

Election of Directors.  In elections of directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins.  The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.  If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 4.03

Number and Term of Office.

(a)

Number.  The board of directors shall consist of such number of directors, not less than four nor more than eight, as may be determined from time to time by resolution of the board of directors.

(b)

Term of Office.  Each director shall hold office for one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)

Resignation.    Any director may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 4.04

Vacancies.

(a)

General Rule.  Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)

Action by Resigned Directors.  When one or more directors resign from the board of directors effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05

Removal of Directors.

(a)

Removal by the Shareholders.    The entire board of directors, any class of the board of directors, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause.  In case the board of directors or a class of the board of directors or any one or more directors are so removed, new directors may be elected at the same meeting.

(b)

Removal by the Board.    The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

(c)

Removal in the Case of Cumulative Voting.  An individual director shall not be removed (unless the entire board of directors or class of the board of directors is removed) from the board of directors if the shareholders are entitled to vote cumulatively for the board of directors or a class of the board of directors if sufficient votes are cast against the resolution for removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the board or to the class.

Section 4.06

Place of Meetings.  Meetings of the board of directors may be held at such place, if any, within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07

Organization of Meetings.  At every meeting of the board of directors, the chairman of the board, if there is one, or, if none, a person chosen by a majority of the directors present, shall act as chairman of the meeting.  The secretary of the corporation or, in the absence of the secretary of the corporation, an assistant secretary, or, in the absence of the secretary of the corporation and the assistant secretary, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08

Regular Meetings.  Regular meetings of the board of directors shall be held at such time and place, if any, as shall be designated from time to time by resolution of the board of directors.

Section 4.09

Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman of the board by two or more of the directors.

Section 4.10

Quorum of and Action by Directors; Consent.

(a)

General Rule.    A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)

Action by Consent.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 4.11

Executive and Other Committees.

(a)

Establishment and Powers.  The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation.  Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

(1)

The submission to shareholders of any action requiring approval of shareholders under the PBCL;

(2)

The creation or filling of vacancies in the board of directors;

(3)

The adoption, amendment or repeal of these bylaws;

(4)

The amendment or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board; and

(5)

Action on matters committed by a resolution of the board exclusively to another committee of the board of directors.

(b)

Alternate Committee Members.  The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)

Term.  Each committee of the board of directors shall serve at the pleasure of the board of directors.

(d)

Committee Procedures.  The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee thereof.

Section 4.12

Compensation.  The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

Section 4.13

Use of Conference Telephone or Other Technology.  Any director may participate in any meeting of the board of directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 5.01

Officers Generally.

(a)

Number, Qualifications and Designation.  The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03.  Officers may but need not be directors or shareholders of the corporation.  The president and secretary shall be natural persons of full age.  The board of directors may elect from among the members of the board of directors a chairman of the board and a vice chairman of the board who shall be officers of the corporation.  Any number of offices may be held by the same person.

(b)

Bonding.  The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(c)

Standard of Care.  In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.  An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self dealing, willful misconduct or recklessness.  The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.02

Election, Term of Office and Resignations.

(a)

Election and Term of Office.  The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  Election or appointment of an officer or agent shall not of itself create contract rights.

(b)

Resignations.  Any officer may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

Section 5.03

Subordinate Officers, Committees and Agents.  The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require or the board of directors deems advisable, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine.  The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04

Removal of Officers and Agents.  Any officer or agent of the corporation may be removed by the board of directors with or without cause.  The removal shall be without prejudice to the contract rights, if any, of any person so removed.

Section 5.05

Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06

Authority.

(a)

General Rule.  All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

(b)

Chief Executive Officer.  The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation.

Section 5.07

Chairman and Vice Chairman of the Board.  The chairman of the board or in the absence of the chairman, the vice chairman of the board, or in the absence of a chairman or vice chairman of the Board, a chairman appointed at the meeting, shall preside at meetings of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

Section 5.08

President.  The president of the corporation shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors and, if the chairman of the board is the chief executive officer of the corporation, the chairman of the board.  The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer of the corporation, the chairman of the board.

Section 5.09

Vice Presidents.  The vice presidents of the corporation shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

Section 5.10

Secretary.  The secretary or an assistant secretary of the corporation shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and prepare the minutes of the meetings of the shareholders and of the board of directors and of committees thereof in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.11

Treasurer.  The treasurer or an assistant treasurer of the corporation shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.12

Compensation.  The compensation of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board of directors.  The compensation of any other officers, employees and other agents shall be fixed from time to time by the board of directors or by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03.  No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 6.01

Share Certificates.

(a)

Form of Certificates.  Unless the articles provide for uncertificated shares, shares of the corporation shall be represented by certificates.  Certificates representing shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.  If the corporation is authorized to issue shares of more than one class or series, certificates representing shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized  to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

(b)

Share Register.  The share register or transfer books and blank share certificates shall be kept by the secretary of the corporation or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 6.02

Issuance.  Any share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued.  They shall be executed in such manner as the board of directors shall determine.

Section 6.03

Transfer.  Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.  No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.

Section 6.04

Record Holder of Shares.  The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05

Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS

AND OTHER AUTHORIZED REPRESENTATIVES

Section 7.01

Scope of Indemnification.

(a)

General Rule.  The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except to the extent prohibited by applicable law.

(b)

Partial Payment.    If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c)

Presumption.  The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d)

Definitions.  For purposes of this Article:

(1)

"indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

(2)

"indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture , trust, employee benefit plan or other entity or enterprise);

(3)

"liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

(4)

"proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

Section 7.02

Proceedings Initiated by Indemnified Representatives.  Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.  This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.03

Advancing Expenses.  The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 or otherwise that such person is not entitled to be indemnified by the corporation pursuant to this Article.  Neither action by the board of directors nor confirmation of the financial ability of an indemnified representative to repay an advance shall be a prerequisite to the making of such advance.

Section 7.04

Securing of Indemnification Obligations.  To further effect, satisfy or secure  the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate.  Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.05

Payment of Indemnification.  An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

Section 7.06

Contribution.  If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.07

Mandatory Indemnification of Directors, Officers, etc.  To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in PBCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 7.08

Contract Rights, Amendment or Repeal.  All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound.  Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.09

Scope of Article.  The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity.  The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7.10

Reliance on Provisions.  Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 7.11

Interpretation.  The provisions of this Article are intended to constitute bylaws authorized by the PBCL.

ARTICLE VIII

MISCELLANEOUS

Section 8.01

Corporate Seal.  The corporation may have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

Section 8.02

Checks.  All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

Section 8.03

Contracts.

(a)

General Rule.  Except as otherwise provided in the PBCL in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contact or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

(b)

Statutory Form of Execution of Instruments.  Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 8.04

Interested Directors or Officers; Quorum.

(a)

General Rule.  A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (i)  the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b)

Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

Section 8.05

Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

Section 8.06

Corporate Records.

(a)

Required Records.  The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each.  The share register shall be kept at the registered office of the corporation in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, at any actual business office of the corporation, or at the office of its registrar or transfer agent.  Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)

Right of Inspection by Shareholders.  Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.  In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, or in care of the person in charge of an actual business office of the corporation.

(c)

Examination by Directors.  Any director shall have the right to examine the corporation's share register, a list of its shareholders and its other books and records for a purpose reasonably related to the person's position as a director.

(d)

Examination Subject to Confidentiality.  Any examination of the corporation's share register, list of shareholders, books and records of account, and other records in accordance with subsections (b) and (c) above shall be subject to such reasonable conditions of confidentiality and other safeguards as shall be necessary or appropriate, in the judgment of the board of directors of the corporation, to protect the corporation's proprietary, trade secret and other legally protectable information.

Section 8.07

Amendment of Bylaws.  These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders or by consent in lieu thereof, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors in office at any regular or special meeting of directors or by consent in lieu thereof.  Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 1741 of the Pennsylvania Business Corporation Law empowers a corporation to indemnify any officer or director acting in his or her capacity as a representative of the corporation who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the corporation. The Pennsylvania Business Corporation Law limits the ability of a corporation to indemnify its officers and directors for conduct constituting willful misconduct or recklessness, or acts in violation of criminal statute.

The Registrant’s articles of incorporation provide that its directors and officers shall not be personally liable for monetary damages (including, without limitations, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitations, attorneys’ fees and disbursement)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office under the Registrant’s articles, bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Further, the articles provide that indemnification shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or for the payment of taxes.

The Registrant’s bylaws provide for the indemnification of any director or officer made part of any action, suit or proceeding against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceed, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for negligence or misconduct in the performance of his duties. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his duties if such officer, director or employee was acting in good faith in what he considered to be the Registrant’s best interests and with no reasonable cause to believe that the action was illegal. Further, the bylaws provide that the board of directors may authorize the Registrant to purchase and maintain directors’ and officers’ liability insurance, insuring against any liability asserted against him and incurred by him in his capacity or arising out of his status as a director and/or officer to the extent authorized by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable..

Item 21.  Exhibits and Financial Statements

(a)

Exhibits

The exhibits listed in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial Statement Schedules

See page F-32 in the joint proxy statement/prospectus for Schedule III - Real Estate and Accumulated Depreciation as of October 31, 2012.

All other schedules are omitted because they are either not required or the required information is shown in our financial statements or notes thereto.

Item 22.  Undertakings

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blakeslee, Commonwealth of Pennsylvania, on August 30, 2013.

BLUE RIDGE REAL ESTATE COMPANY(Registrant)

By:	/s/ Bruce Beaty
Bruce Beaty President and Chief Executive Officer(Principal Executive Officer)

By:	/s/ Cynthia A. Van Horn
Cynthia A. Van Horn Chief Financial Officer and Treasurer(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Beaty and Cynthia A. Van Horn, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frederick N. Kurz, Jr.		August 30, 2013
Frederick N. Kurz, Jr.	Chairman of the Board
/s/ Bruce Beaty		August 30, 2013
Bruce Beaty	President, Chief Executive Officer and Director
/s/ Paul A. Biddelman		August 30, 2013
Paul A. Biddelman	Director
/s/ Mark Dawejko		August 30, 2013
Mark Dawejko	Director

/s/ Cynthia A. Van Horn		August 30, 2013
Cynthia A. Van Horn	Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Document

2.1*	Agreement and Plan of Merger dated August 29, 2013 (Included as Appendix A to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

3.1	Restated Articles of Incorporation of Blue Ridge Real Estate Company (filed February 11, 2005 as Exhibit 3.1 to Form 10-K and incorporated herein by reference)
3.2	Restated Articles of Incorporation of Big Boulder Corporation (filed February 11, 2005 as Exhibit 3.2 to Form 10-K and incorporated herein by reference)
3.3	Bylaws of Blue Ridge Real Estate Company, as amended through August 12, 1997 (filed January 5, 2005 as Exhibit 3.3 to Form S-1 (File No. 333-121855) and incorporated herein by reference)
3.4	Bylaws of Big Boulder Corporation, as amended through August 12, 1997 (filed January 5, 2005 as Exhibit 3.4 to Form S-1 (File No. 333-121855) and incorporated herein by reference)
4.1	Revised Specimen Unit Certificate Evidencing Shares of Registrants’ Common Stock (filed August 28, 1990 as an Exhibit to Form 10-K and incorporated herein by reference)
4.2	Security Combination Agreement between Blue Ridge Real Estate Company and Big Boulder Corporation (filed September 23, 1967 as Exhibit b-3 to Form 10 and incorporated herein by reference)
5.1*	Opinion of Morgan, Lewis & Bockius LLP regarding validity of the securities being registered
8.1*	Opinion of Morgan, Lewis & Bockius LLP regarding certain tax matters
10.1	Mortgage, JP Morgan Chase Bank, Coursey Commons Shopping Center, Baton Rouge, Louisiana (filed February 11, 2005 as Exhibit 10.17 to Form 10-K and incorporated herein by reference)
10.2

Credit Agreement, dated March 1, 2006, between Blue Ridge Real Estate Company, Big Boulder Corporation, Northeast Land Co., Lake Mountain Company and Jack Frost Mountain Company and Manufacturers and Traders Trust Company. (filed March 7, 2006 as Exhibit 10.1 to Form 8-K and incorporated herein by reference)

10.3

$3,000,000 Line of Credit Grid Note, dated March 1, 2006, between Blue Ridge Real Estate Company, Big Boulder Corporation, Northeast Land Co., Lake Mountain Company and Jack Frost Mountain Company and Manufacturers and Traders Trust Company. (filed March 7, 2006 as Exhibit 10.2 to Form 8-K and incorporated herein by reference)

10.4

Loan Agreement, dated April 20, 2006, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company. (filed April 25, 2006 as Exhibit 10.1 to Form 8-K and incorporated herein by reference)

10.5

$10,000,000 Line of Credit Mortgage Note, dated April 20, 2006, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company. (filed April 25, 2006 as Exhibit 10.2 to Form 8-K and incorporated herein by reference)

10.6

Loan Modification Agreement, dated June 15, 2007, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed June 21, 2007 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)

10.7

$25,000,000 Line of Credit Mortgage Note, dated June 15, 2007, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed June 21, 2007 as Exhibit 10.2 to Form 8-K and incorporated herein by reference.).

10.8

Third Loan Modification Agreement, dated September 16, 2008, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company. (filed September 22, 2008 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)

10.9

Fourth Loan Modification Agreement, dated February 27, 2009, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company. (filed on March 3, 2009 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.10

Deed of Trust and Security Agreement, dated May 22, 2009, between Blue Ridge Real Estate Company and Kenneth D. Moore, Trustee. (filed on September 14, 2009 as exhibit 10.1 to Form 10-Q and incorporated herein by reference.)

10.11

$1,050,000 Real Estate Lien Note, dated May 22, 2009, between Blue Ridge Real Estate Company and Barbers Hill Banking Center, a branch of Anahuac National Bank. (filed on September 14, 2009 as exhibit 10.2 to Form 10-Q and incorporated herein by reference.)

10.12

Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, dated August 28, 2009, between Blue Ridge WMN, LLC and Wells Fargo Bank Northwest, N.A. as Trustee (filed on September 3, 2009 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.12

$4,340,000 6.90% Senior Secured Note, dated August 28, 2009, between Blue Ridge WMN, LLC and Wells Fargo Bank Northwest, N.A. as Trustee (filed on September 3, 2009 as exhibit 10.2 to Form 8-K and incorporated by reference herein.)

10.14

Note Purchase Agreement, dated August 28, 2009, between Blue Ridge WMN, LLC and Wells Fargo Bank Northwest, N.A. as Trustee (filed on September 3, 2009 as exhibit 10.3 to Form 8-K and incorporated by reference herein.)

10.15

Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee (filed on September 3, 2009 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.16

$4,038,000 6.90% Senior Secured Note, dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee (filed on September 3, 2009 as exhibit 10.2 to Form 8-K and incorporated by reference herein.)

10.17

Note Purchase Agreement, dated August 28, 2009, between Blue Ridge WNJ, LLC and Wells Fargo Bank Northwest, N.A. as Trustee (filed on September 3, 2009 as exhibit 10.3 to Form 8-K and incorporated by reference herein.)

10.18

Fifth Loan Modification Agreement, dated October 19, 2009, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on October 22, 2009 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.19

April 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated April 6, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on April 9, 2010 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.20

June 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated June 30, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on June 6, 2010 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.21

Loan Agreement, dated July 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on August 3, 2010 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.22

$2,600,000 Term Note, dated July 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on August 3, 2010 as exhibit 10.2 to Form 8-K and incorporated by reference herein.)

10.23

$2,600,000 Open-end Mortgage, dated July 29, 2010, between Blue Ridge Real Estate Company and Manufacturers and Traders Trust Company (filed on August 3, 2010 as exhibit 10.3 to Form 8-K and incorporated by reference herein.)

10.24

$2,600,000 Open-end Mortgage, dated July 29, 2010, between Big Boulder Corporation and Manufacturers and Traders Trust Company (filed on August 3, 2010 as exhibit 10.4 to Form 8-K and incorporated by reference herein.)

10.25

August 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated August 23, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on August 26, 2010 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.26

September 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated September 29, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on October 1, 2010 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.27

Sixth Loan Modification Agreement, to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated October 22, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on October 27, 2010 as exhibit 10.1 to Form 8-K and incorporated by reference herein.)

10.28

October 2010 Allonge to the Amended and Restated Construction and Site Development Line of Credit Mortgage Note, dated October 22, 2010, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company (filed on October 27, 2010 as exhibit 10.2 to Form 8-K and incorporated by reference herein.)

10.29

Agreement of Sale, Phase 3, dated February 17, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania. (filed February 18, 2011 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)

10.30

$4,600,000 Amended and Restated Term Note, dated July 29, 2011, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Company, Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company, Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company. (filed August 12, 2011 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)

10.31

$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Blue Ridge Real Estate Company and Manufacturers and Traders Trust Company (filed August 12, 2011 as Exhibit 10.2 to Form 8-K and incorporated herein by reference.)

10.32

$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Big Boulder Corporation and Manufacturers and Traders Trust Company (filed August 12, 2011 as Exhibit 10.3 to Form 8-K and incorporated herein by reference.)

10.33

$4,600,000 Amended and Restated Open-End Mortgage, dated July 29, 2011, between Northeast Land Company and Manufacturers and Traders Trust Company (filed August 12, 2011 as Exhibit 10.4 to Form 8-K and incorporated herein by reference.)

10.34

First Amendment to Agreement of Sale, Phase 3, dated August 15, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania. (filed August 18, 2011 as Exhibit 10.2 to Form 8-K and incorporated herein by reference.)

10.35

Purchase and Sale Agreement, dated August 17, 2011, between Blue Ridge Real Estate Company and Scott Family Trust and Ross Family Trust (filed August 23, 2011 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)

10.36

Purchase and Sale Agreement, dated October 1, 2011, between Blue Ridge Real Estate Company and Phyllis Enfield Trust (filed on October 3, 2011 as Exhibit 10.2 to Form 8-K and incorporated herein by reference.)

10.37

Purchase and Sale Agreement, dated October 31, 2011, between Blue Ridge Real Estate Company and JFBB Ski Areas, Inc. (filed on November 4, 2011 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)

10.38

Purchase and Sale Agreement, dated October 31, 2011, between Big Boulder Corporation and JFBB Ski Areas, Inc. (filed on November 4, 2011 as Exhibit 10.2 to Form 8-K and incorporated herein by reference.)

10.39	Employment Agreement effective January 1, 2012 between Blue Ridge Real Estate Company and Bruce Beaty (filed February 14, 2012 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)
10.40

Second Amendment to Agreement of Sale, Phase 3, dated February 20, 2012 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed as exhibit 10.3 to Form 8-K filed on February 24, 2012 and incorporated herein by reference.)

10.41

Third Amendment to Agreement of Sale, Phase 3, dated September 6, 2012 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed as exhibit 10.4 to Form 8-K filed on September 7, 2012 and incorporated herein by reference.)

10.42	Employment Agreement effective January 1, 2013 between Blue Ridge Real Estate Company and Bruce Beaty (filed November 28, 2012 as Exhibit 10.1 to Form 8-K and incorporated herein by reference.)
10.43

Fourth Amendment to Agreement of Sale, Phase 3, dated February 21, 2013, between Blue Ridge Real Estate Company and Hanson Aggregated BMC, Inc., Assignee of The Conservation Fund, for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania (filed February 25, 2013 as Exhibit 10.5 to Form 8-K and incorporated herein by reference)

10.44

Land Purchase Option, dated March 21, 2013 between Blue Ridge Real Estate Company and Pennsylvania Game Commission for the purchase of approximately 3,663 acres of land located in Buck and Bear Creek Townships, Luzerne County, Pennsylvania (filed March 25, 2013 as Exhibit 10.1 to Form 8-K and incorporated herein by reference)

10.45

Backstop Agreement, dated March 21, 2013 between Blue Ridge Real Estate Company and PPL Electric Utilities Corporation for the contingent purchase of approximately 1,557 acres of land located in Buck Township, Luzerne County, Pennsylvania (filed March 25, 2013 as Exhibit 10.2 to Form 8-K and incorporated herein by reference).

21.1	List of all subsidiaries of the Registrants (filed on January 29, 2013 as Exhibit 21.1 to Form 10-K and incorporated herein by reference)
23.1*	Consent of Kronick Kalada Berdy & Co., P.C.
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.1 and 8.1)
24*	Power of Attorney (included on signature page to Registration Statement)
99.1*	Form of Proxy for Special Meetings of Shareholders of Blue Ridge Real Estate Company and Big Boulder Corporation
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*    Filed herewith.

**  Furnished herewith.

Copies of Exhibits are available to Shareholders by contacting the Corporate Secretary, Blue Ridge Real Estate Company, Blakeslee, PA 18610. A charge of $0.25 per page to cover the Registrants’ expenses will be made.

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